UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________________________________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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BLUCORA, INC.
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6333 North State Highway 161, 4th Floor
Irving, Texas 75038

Dear Fellow Stockholder:

At Blucora, a strong culture and sound corporate governance are the foundations of our financial and operational performance, based upon our vision of providing tax-smart financial solutions that empower people’s goals. This year’s proxy statement reflects our continued focus on performance and growth, an engaged and effective Board, and the culture upon which we continue to build.
Over the last year, the Board’s efforts have included overseeing the following:

•
Smooth transitions in our senior management, including the appointment of Christopher W. Walters as our President and CEO in January 2020. The Board selected Chris for this role given his extensive knowledge of our business from his service on our Board, along with his technological and marketing expertise and demonstrated leadership experience. We are confident Chris will drive the successful achievement of Blucora’s strategy.

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Continued refreshment of the Board following an extensive search to identify qualified and diverse candidates, resulting in the appointment of two new independent and highly qualified directors, Mark A. Ernst and Jana R. Schreuder, each of whom has previously served as a director on a public company board and has decades of relevant industry experience.

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Blucora's diversity and inclusion efforts, as reflected by the diverse composition of our Board, with four of our eight directors being female (with three of these four serving in leadership roles), and across our executive leadership team and the rest of our business, with overall workforce diversity increasing to 38% in 2019.

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The acquisition and integration of 1st Global, further enhancing our tax-focused wealth management platform and enabling our advisors to minimize taxes and enable better long-term outcomes for their clients.

On behalf of our Board, I want to thank you for your ongoing support of both our Board and the Company. We are cognizant of the challenges and uncertainty posed by the spread of coronavirus (or COVID-19) for the Company, our people, our stockholders, our advisors, and other stakeholders, and our Board remains diligent and focused on its work. In light of the emerging public health impact of the COVID-19 outbreak and taking into account the recent federal, state and local guidance that has been issued, we have determined that the 2020 Annual Meeting will be held in a virtual meeting format with no physical in-person meeting. We look forward to your attendance virtually via the Internet, or by proxy, at our 2020 Annual Meeting.

We encourage you to read more about your Board, our strong corporate governance practices, and our executive compensation programs in this Proxy Statement. We are grateful for your support of our Company and our Board and thank you in advance for voting promptly.

Sincerely,

Georganne C. Proctor
Chair of the Board of Directors

6333 North State Highway 161, 4th Floor
Irving, Texas 75038

To My Fellow Stockholders:

As I write this, our country is working through a turbulent time. An unprecedented pandemic has necessitated remote working, social distancing and other measures to ensure we’re keeping ourselves, our families and our colleagues safe and healthy. I want to express my thanks to the entire Blucora team for their swift actions to help us manage the business through this time and I want to thank all of you for your patience as we sort out the “new normal.”

These are not the circumstances under which I expected to write my first shareholder letter to you in my new role as President and CEO of Blucora. I’ve had the pleasure of being a part of Blucora since 2014, having served on the Board of Directors. I also had the opportunity to play a leadership role in overseeing our current strategy, including driving our tax-centric vision and championing our acquisitions of HD Vest and 1st Global. From my position on the Board, I’ve also had the benefit of gaining deep insights into the business, its successes, growth opportunities, challenges and how we’ve been able to position Blucora well for the future.

It’s for these reasons, along with the dedicated employees, that I jumped at the opportunity to expand my role with the Company and assume the CEO position. I believe we have the potential to accelerate organic growth with a cash engine that can be a great enabler. I’m also genuinely excited about the purpose of the Company, including maximizing value for consumers and enabling them to live better financial lives. In short, even with all of the challenges in the world and economy, I couldn’t be more pleased to be here today and spearhead the next phase of our growth.

2019 In Review

2019 was a year filled with significant accomplishments at Blucora. Our team delivered solid results while positioning the Company for strong future growth. A few things in particular stood out to me:

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Growing total revenue by 28%, including an increase in wealth management revenue of 36%, reflecting the addition of 1st Global in May 2019, which added significant scale, complementary capabilities and high recurring revenue;

•	Generating Net Income Attributable to Blucora, Inc. of $48 million, a (5)% change from 2018, and increased non-GAAP Adjusted EBITDA to $137 million, up 15% from 2018;*

•	Increasing Increased net income per diluted share attributable to Blucora, Inc. ("Diluted EPS") by 9% to $0.98 and non-GAAP earnings by 11%, crossing the $2.00 mark at $2.11 non-GAAP EPS;*

•	Achieving record net flows including approximately $1 billion into advisory;

•	Achieving $6.5 million in synergies related to 1st Global, which was more than double our original estimate at the time of acquisition;

•	Achieving our 22nd consecutive year of revenue growth at TaxAct, growing 12% and maintaining the stability in our monetized units;

•	Completed $28.3 million of a $100.0 million share repurchase program, supported by strong cash flow generation; and

•	Last, but not least, bringing great new talent into the organization.

Wealth Management

Our wealth management business seeks to build long-term value by driving increased total client assets and increased monetization of those assets through the adoption of advisory services and maximizing the capture of the economics of client cash. Our approach is straightforward: adopt best practices, provide the best tools and services that enable advisors to maximize their productivity, deliver on our value proposition around the creation of tax alpha and expand our advisor base. In 2019, we made solid progress in advancing our goals and positioning ourselves for future growth.

Acquisition of 1st Global. Perhaps the biggest news of the year in wealth management, was completing the acquisition of 1st Global. The acquisition added significant scale to our business, increasing total client assets by 50% and our nationwide community of tax-focused financial advisors by 25%. The increased scale has positioned us to drive substantial revenue and cost synergies, and by the end of 2019 we were able to announce that we had already achieved $6.5 million in synergies from the acquisition.
In addition to scale, the acquisitions complementary nature enhanced our business with a strong position in large accounting firms, a large proportion of advisory assets and strong capabilities in key areas such as onboarding, advisor development and in-house portfolio management. In the end, it expanded our established tax-optimized investing footprint by creating the largest and most capable tax-focused wealth manager, positioned to provide better service and capabilities to our advisors, and ultimately better outcomes for their clients.
Introducing Avantax. A major step for us in 2019-and another change-was unifying our wealth management businesses (HD Vest and 1st Global, the #1 and #2 tax-focused independent broker-dealers in the industry) under a new brand name-Avantax Wealth Management. The combination of 'avant', which means original and innovative, with 'tax' reflects our unique position in the industry. With the launch of Avantax Wealth Management we have created a powerful brand for our business as we work diligently to redefine what tax-smart wealth management means and provide superior results for our clients.
Recruiting. In 2019 we recruited close to $500 million in total new client assets. This included about 80 tax professionals that we trained as new wealth managers and about 90 that transitioned over as established advisors.
Advisory Growth. We achieved record net flows into advisory of approximately $1 billion. This, along with the 1st Global acquisition, helped advisory assets as a percentage of total client assets end the year at a new record high of 39%, as compared to about 30% in 2018. This higher proportion of advisory is important, as advisory, along with trailing commissions and sweep revenue, are more dependable recurring revenue streams that further reduce our dependence on transactions.
Tax Smart Innovation. Finally, we officially launched our proprietary tax-smart investing software platform, or TSI, which helps advisors systematically capture tax-alpha for clients. In a world where investors give up one to two percentage points of performance each year due to taxes, the potential of this software is incredible. We began beta testing in 2018, officially launched in June to very strong demand, and we ended 2019 with about 900 advisors on the platform, which was nearly double our goal of 500. We now have our first three TSI modules in the market with advisors:

•	Tax-Loss Harvester™ – quickly identifies securities with unrealized losses for potential harvesting opportunities, potentially helping to turn losses into a client’s tax advantage.

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Capital Gains Analyzer™ – quickly collects, organizes and calculates available mutual fund capital gain distribution estimates as well as their potential tax impact before year end. This efficiency further enables our financial professionals to focus on planning and tax-optimized decisions as opposed to data gathering.

•	Social Security Planner™ – shows a client a comprehensive analysis of their Social Security benefit claiming options, enabling them to make an informed decision that supports their retirement goals.

With these three modules, we have now commercialized what could truly be considered disruptive technology that will help further fuel our growth. We are creating a far more useful set of capabilities than are currently available anywhere else in the marketplace, differentiating our advisors and giving them an incredible edge in driving incremental value for clients.

While we had a number of positives in 2019, there are also areas where we could have performed better. While we were able to capture cost synergies related to the acquisition, we still have work to do on harmonizing processes and technology. We also fell a bit short in terms of service to our advisors as we worked through the integration. Our advisors have trust-based relationships with their clients and we have a trust-based relationship with them. We need to truly delight our advisors with service quality, and enable them with technology so that they can not only give their clients a world-class service experience, but also enable them to grow their practices. I’ll touch more on this a bit later in my letter.

Summarizing the year for wealth management, we performed well in many areas and had a number of successes, while also having clear areas of opportunity. I’m pleased with our results and the hard work that everyone in this business put in was evident. Net flows have been good, the shift to advisory continues and we continued to put elements in place to drive future growth, including our next-generation tax-smart tools to maximize after-tax client returns.

Tax Preparation

In Tax preparation, we seek to provide simple, delightful (tax filing) experiences that unlock every tax advantage for our customers. We increasingly look to do this with a balanced growth profile across units and pricing, with competitive SKUs at a normalized, smaller discount to our largest competitor, and with a differentiated position in the marketplace.

In 2019, we reported a strong tax season in the early part of the calendar year (tax year 2018) and quickly got to work on product improvements for tax year 2019. A few of these highlights included:

Tax Year 2018 Performance. For tax year 2018, we made improvements to make the tax filing experience easier and more rewarding for customers. We introduced an upgraded mobile experience as well as innovations like 10-minute taxes-a streamlined process to guide certain filers with simple returns to complete their returns in just ten minutes or less. We also introduced refund marketplace which rewarded filers with a bonus amount on a gift card, when they allocated a portion of their refund to gift cards from an assortment of national retailers. And we updated our proprietary BluPrint analysis, which analyzes a tax return and uncovers real savings opportunities for our customers. Importantly, for the full year, TaxAct revenue grew 12%, achieving its 22nd consecutive year of revenue growth.
Preparing for Tax Year 2019. The moment one tax season ends we are hard at work preparing for the next. This off season the primary focus of the team has been the client experience. The team spent countless hours scouring every page and every word on the customer journey, making it much easier and more enjoyable while removing friction points for filers at every level of complexity. We believe this is reflected in a significantly improved customer experience for Tax Year 2019, which we believe will continue to drive increases in conversion in-season, with less leakage in the customer funnel, as well as better retention in subsequent seasons.
We have also prepared new or improved branded product features, which we believe will have strong appeal and differentiation. These include:

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My Tax Plan - this new feature creates a custom plan for TaxAct filers, to save more on taxes next year. Our technology personalizes each plan to the customer's unique tax situation, provides specific savings amounts, and includes a downloadable "checklist" of actions to save. We believe this feature will be a real and differentiated benefit to customers and help bring them back next year;

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Pro Tips - is a visually enticing way to reveal lesser-known tax advantages, customized for the individual filer, that help customers get a bigger refund this year and for years to come. This feature is expanded and greatly enhanced for this season; and

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Popular Features - we also brought back some more of our most popular features, including an enhanced and personalized Deduction Maximizer, which helps customers uncover additional deductions that in our experience are commonly overlooked, as well as our $100,000 accuracy guarantee.

We believe we’re the only online tax software company that offers this level of personalized insight and guidance into the financial health of our customers. This delivers a significant value to our customers who can save real money now and for years to come.
Additionally, for tax year 2019 we are also expanding our testing of an assisted offering, where tax pros offer live tax help. Our goal is to exit this season with a fully vetted plan to launch a more fulsome offering, profitably and at scale next season should our testing prove a viable economic model.
Similar to wealth management, while we had successes in 2019 in tax preparation, we also have areas for improvement. First, while we have done very well improving our consumer product recently, we have not kept pace in making similar marketing improvements, ensuring that we have the best tools, technology, data and partnerships in place to maximize cost effective customer acquisition and retention. Having marketing and product working in concert will be powerful, and can be improved for next season. Also, while we have been gaining share in our TaxAct Pro product, and have been making some upgrades, we have not kept pace making the product improvements there as fast as we could. We have also leaned heavily in to pricing in recent seasons, and had a product SKU that fell out of line with the market in terms of our Basic SKU. Both of these issues have put us in a more challenging position in the near-term.
Overall, the improvements we made to our product and capabilities in the off season were some of the largest we have made in many years. While we still have areas to improve, Curtis has done a great job in his first full off-season at the helm and the improvements are already showing results with higher conversion rates.

Looking Ahead
Our efforts in 2019 have certainly advanced the ball in terms of positioning us for future growth. We generated solid results with record performance in a number of categories, made a smart acquisition and invested in the business to drive returns. That said, and while I’ve only just begun my tenure as CEO, I already see a number of ways we could significantly further optimize to spur higher organic growth rates, and I’m excited to be getting those initiatives moving in 2020.
Wealth Management. As we navigate the currently unsteady markets, in wealth management we have made several strategic moves that have positioned us well. Over the past two years, the vast majority of this organization has been focused on the clearing conversion, and simultaneous roll-out of a new technology stack for advisors, as well as the subsequent acquisition and combination of the two firms. These moves will certainly serve us well as we move ahead, but have come at the cost of delaying our focus on spurring organic growth, which is a very large opportunity. In fact, you may have heard my predecessor say that we could theoretically grow to 7-8 times our current size without our advisors having to introduce themselves to a single person they don’t already do business with, and without us having to bring on a single new advisor. This is true, and this will be our top priority moving forward.
We are actively engaged to: (1) improve our service and operational performance to delight advisors and reduce bottlenecks to opening accounts or servicing clients, (2) align systems, processes and technology to improve efficiency and scalability, and (3) maximize advisor performance by providing tools and support to deliver increased value to clients, to efficiently prospect and process and to ultimately increase client penetration and wallet share.
This business has never had more potential; and the stage is now set to turn our attention to organic growth. We have a great deal of opportunity to accelerate growth, and an execution-focused team in place to start capturing it.
Tax Preparation. Having stabilized monetized units over the past two seasons while raising prices, going forward we are looking for more balanced growth across units and pricing, with competitive SKUs at a normalized, smaller discount and a differentiated position in the marketplace.
While we have made a giant leap in our product quality, we will continue to push it further and I believe the significant improvements we witnessed in customer enjoyment year over year, will continue. We will continue to make improvements in the experience, including differentiated features, to drive further gains in customer conversion. As impressive as the year-over-year gains have been in product quality, I believe we have an opportunity to make a similar leap in our marketing approach, utilizing innovative, data driven and cost-effective strategies to drive customer acquisition and retention. When we can come into next tax season with product and marketing both optimized and working in concert, it will be a powerful combination. And, as we attract these new customers and delight them with our improved product experience which is saving them money and identifying ways to improve their financial situation, we also have an opportunity to drive customer engagement beyond tax season to improve retention.
While we’re currently facing various challenges and opportunities in light of the extension to the federal tax filing deadline (from April 15 to July 15) due to the coronavirus outbreak, our team is working diligently to ensure that we continue to provide a seamless experience for our customers.
I see a great deal of opportunity for the business over the medium to long-term, and that’s perhaps one of the things that has been most exciting to me in terms of my initial observations. The product improvements will drive higher retention rates going forward and when combined with improved marketing efforts and additional engagement, we’ll be in stronger position to grow units in coming years.
Cross-Business Synergies. In addition to the opportunities within each business, which will be our core focus, we will explore a few opportunities across our businesses that haven’t really been thoroughly tested to-date. A couple examples I’d highlight include:

•
Prospecting within our TaxAct Pro user base to convert to Avantax advisors. We currently have more than 20,000 TaxAct Pro users and about 4,000 Avantax advisors. Even if only 5% were interested in converting, it would represent a 25% increase in our advisor base.

•
Leverage TaxAct Marketing Resources to Help Avantax Growth. Another example is in applying our marketing resources in TaxAct to help our Avantax advisors grow their businesses. Most advisor practices have limited marketing resources and experience, so if we can leverage the significant marketing capabilities within our organization to help them either drive new customer acquisition or increased wallet share, it could make a material impact.

Conclusion

As a company, we occupy an amazing position as we have the opportunity to support millions of Americans, every year in the pursuit of their financial goals. As a CEO, I feel incredibly fortunate to have two strong businesses that have significant potential and are well positioned to capture that upside.

I would like to thank all of our employees across the company for their hard work and dedication. 2019 brought a number of changes throughout Blucora and you rose to the challenge of each one.

I want all our shareholders to know that we are focused on realizing the full potential for Blucora. We will invest in the capabilities and talent we need to continue to create value for you - and all our stakeholders. Thank you for the trust and confidence you place in us.

And finally, thank you also to our advisors, customers, and clients. Whether you’re an old hand with us or new to Blucora, you play a major role in our success and we couldn’t be more pleased to be able to play a role in yours.

Sincerely,

Christopher W. Walters
President, Chief Executive Officer and Director

* Non-GAAP Financial Measures and Forward-Looking Statements

This letter includes references to certain non-GAAP financial measures. For reconciliations between our non-GAAP measures and the nearest GAAP measures, please refer to Appendix A. As non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures, you should carefully read the Form 10-K included in our 2019 Annual Report, which includes our consolidated financial statements prepared in accordance with GAAP. Additionally, this letter includes statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of federal securities laws, and are based on Blucora’s current expectations and assumptions. For a discussion identifying important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see Blucora’s filings with the Securities and Exchange Commission including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Form 10-K portion of our 2019 Annual Report.

6333 North State Highway 161, 4th Floor
Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 21, 2020
TO THE STOCKHOLDERS:
Notice is hereby given that the 2020 annual meeting of stockholders (the "2020 Annual Meeting") of Blucora, Inc., a Delaware corporation, on May 21, 2020 at 9:00 AM Central Daylight Time can be accessed virtually at www.proxydocs.com/BCOR for the following purposes:

1.	To elect the eight directors named in this Proxy Statement and nominated by the Board to serve on the Board until the 2021 annual meeting of stockholders (the "2021 Annual Meeting");

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers ("Named Executive Officers" or "NEOs"), as disclosed in this Proxy Statement;

4.	To approve an amendment to the Blucora, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to, among other things, increase the number of shares available for issuance to plan participants;

5.	To approve an amendment to the Blucora, Inc. 2016 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares available for issuance to plan participants; and

6.	To transact such other business as may properly come before the 2020 Annual Meeting or any adjournment, postponement or recess thereof.
The Board of Directors has fixed the close of business on March 23, 2020 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and the right to vote at the 2020 Annual Meeting.
We have elected to deliver a Notice of Internet Availability of Proxy Materials, rather than sending a full set of proxy materials in the mail, which we believe reduces the environmental impact of our annual meeting. The Notice of Internet Availability was first sent to stockholders on or about April 9, 2020, and the proxy materials were made available on www.proxydocs.com/BCOR on the same day. For specific instructions regarding voting online, by telephone, or by mail, please see the instructions in this Proxy Statement and on the Notice of Internet Availability of Proxy Materials. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the 2020 Annual Meeting. Please read it carefully.

By Order of the Board of Directors,

Ann J. Bruder Chief Legal Officer and Secretary April 9, 2020

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THIS MEETING, PLEASE VOTE ONLINE, BY TELEPHONE, OR SIGN, DATE, AND RETURN YOUR PROXY CARD (IF YOU RECEIVED ONE), OR VOTE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON YOUR VOTING INSTRUCTION CARD.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2020: THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND THE 2019 ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYDOCS.COM/BCOR.

PROXY STATEMENT
for
2020 ANNUAL MEETING OF STOCKHOLDERS OF BLUCORA, INC.
May 21, 2020

PROXY STATEMENT SUMMARY

This summary is included to provide an introduction and overview of the information contained in this Proxy Statement. This is a summary only and does not contain all of the information we have included in this Proxy Statement. You should refer to the full Proxy Statement for more information about us and the proposals you are being asked to consider. For more complete information regarding our 2019 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (the "SEC") on February 28, 2020.

Information About the Annual Meeting of Stockholders

The Board of Directors (the "Board" or "Board of Directors") of Blucora, Inc. (referred to throughout this Proxy Statement as “Blucora," the “Company, "we," "us" or "our") is soliciting proxies for the 2020 Annual Meeting and any adjournment, postponement or recess of such meeting. The Notice of Internet Availability was first sent to stockholders on or about April 9, 2020, and the proxy materials were made available on www.proxydocs.com/BCOR on the same day.

Time and Date	9:00 AM, Central Daylight Time, on May 21, 2020
Access*	Our 2020 Annual Meeting can be accessed virtually at: www.proxydocs.com/BCOR
Record Date	March 23, 2020
Voting	Each share of Common Stock is entitled to one vote at the 2020 Annual Meeting
* In light of the coronavirus (or COVID-19) outbreak, for the safety of all of our people, including our stockholders, and taking into account the recent federal, state and local guidance that has been issued, we have determined that the 2020 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see "Questions and Answers Regarding Voting Procedures." Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the Internet.

Proposals Included in this Proxy Statement and Recommendations for Voting

Management Proposals:	Board Recommendation:	For more detail, see page:
Proposal 1 - Election of Directors	"FOR" EACH NOMINEE	24
Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm for 2020	FOR	30
Proposal 3 - Advisory Vote to Approve the Compensation of the Company's Named Executive Officers	FOR	31
Proposal 4 - Amendment to Blucora, Inc. 2018 Long-Term Incentive Plan	FOR	32
Proposal 5 - Amendment to Blucora, Inc. 2016 Employee Stock Purchase Plan	FOR	41

Blucora, Inc. | 2020 Proxy Statement 1

Financial and Business Information

We are a leading provider of technology-enabled, tax-smart financial solutions to consumers, small business owners, tax professionals, financial advisors, and certified public accounting firms. We help people manage their financial lives and optimize their taxes through two primary businesses: (i) our wealth management business, which consists of Avantax Wealth Management, Inc. and its subsidiaries (collectively, “Avantax"), which operated under the HD Vest and 1st Global brands prior to the rebranding in September 2019, and (ii) our tax preparation business, TaxAct.

2019 Financial and Business Highlights
For the 2019 fiscal year we achieved growth in several key metrics we use to measure our financial performance and achieved several strategic milestones. In 2019, we:
•	Increased total revenue by 28% from 2018, including an increase in wealth management revenue of 36%; (1)(4)
•	Completed the acquisition of 1st Global (the "1st Global Acquisition"), adding significant scale and complementary capabilities to our Wealth Management business;
•	Generated Net Income Attributable to Blucora, Inc. of $48 million, a (5)% change from 2018, and increased non-GAAP Adjusted EBITDA to $137 million, up 15% from 2018; (3)(4)
•	Increased net income per diluted share attributable to Blucora, Inc. ("Diluted EPS") by 9% from 2018;
•	Increased non-GAAP EPS by 11% from 2018; (3)(5)
•	Achieved record advisory net flows of $1.0 billion in our Wealth Management business;
•	Recorded our 22nd consecutive year of revenue growth at TaxAct, growing 12% compared to 2018;
•	Completed $28.3 million of a $100.0 million share repurchase program, supported by strong cash flow generation; and
•	Achieved $6.5 million in synergies related to the 1st Global Acquisition, more than double our original estimate.

Blucora, Inc. | 2020 Proxy Statement 2

(1)
On May 6, 2019, we acquired 1st Global, a tax-focused wealth management company. The operations of 1st Global are included in our operating results as part of the Wealth Management segment from the date of the 1st Global Acquisition.

(2)	Represents the compound annual growth rate (“CAGR”) for each financial metric.

(3)	See Appendix A—Non-GAAP Reconciliation for a description of each non-GAAP financial measure and a reconciliation of each measure to the most directly comparable GAAP financial measure.

(4)	Financial measures used in our annual bonus plan. See “Annual Short-Term Incentive Plan/Bonus Payments" beginning on page 63 for additional information.

(5)	Financial measure used for our 2019 PRSUs. See “Long-Term Equity Grants" beginning on page 66 for additional information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information presented herein includes forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that are presented herein, that address activities, events or developments that may occur in the future (often, but not always, through the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” and “outlook”) are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in our most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, the Company will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

REFERENCES TO BLUCORA, COMMON STOCK, AND OUR SUBSIDIARIES

Unless otherwise indicated, references to “Blucora,” the “Company,” “we,” “our,” and “us” in the biographical and compensation information for directors and executive officers below refers to Board membership, employment and compensation with respect to Blucora, Inc.

Unless otherwise indicated, references to "Common Stock" refers to our common stock, par value $0.0001.

Unless otherwise indicated, references to:

•	"Wealth Management" or "Wealth Management business" consists of the operations of Avantax Wealth Management, which formerly operated under the HD Vest and 1st Global brands prior to the Rebranding;

•
"Rebranding" refers to the rebranding of our Wealth Management business in 2019 as "Avantax Wealth Management," which operated under the HD Vest and 1st Global brands prior to the Rebranding, by which HD Vest and 1st Global were renamed and converted;

•	“HD Vest” refers to H.D. Vest, Inc. and its subsidiaries;

•	“1st Global” refers to 1st Global, Inc. and its subsidiaries;

•	"Tax Preparation" or the "Tax Preparation business" consists of the operations of TaxAct; and

•	"TaxAct" refers to TaxAct, Inc.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933 (as amended, the “Securities Act”), or the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Information contained on or connected to our web site is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

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Proposal 1 - Election of Directors

We are asking you to elect a total of eight directors to each hold office for a one-year term expiring at the 2021 Annual Meeting: Steven Aldrich, Mark A. Ernst, E. Carol Hayles, John MacIlwaine, Georganne C. Proctor, Jana R. Schreuder, Christopher W. Walters, and Mary Zappone (collectively, the “Director Nominees”).

Information regarding our Director Nominees is set forth below. For additional information concerning this proposal and our Director Nominees, see “Proposal One—Election of Directors” on page 24, and for additional information regarding our directors, see "Information Regarding the Board of Directors" on page 11.

				Board Committees
Name (1)	Age	Director Since	Employment Description	Audit	Compensation	Nominating and Governance
Georganne C. Proctor Chair of the Board	63	2017	Former CFO of TIAA-CREF			x
Steven Aldrich	50	2017	Former Chief Product Officer, GoDaddy Inc.		x	Chair
Mark A. Ernst	61	2020	Managing Partner of Bellevue Capital	x
E. Carol Hayles	59	2018	Former CFO of CIT Group Inc.	x	Chair
John MacIlwaine	50	2018	Former VP, General Manager at Braintree	x
Jana R. Schreuder	61	2020	Former EVP and COO of Northern Trust		x
Christopher W. Walters	46	2014	President and CEO of Blucora
Mary S. Zappone	55	2015	CEO of Brace Industrial Group	Chair		x

(1)	All directors are independent in accordance with NASDAQ listing rules except Christopher W. Walters, the President and CEO of the Company.

Proposal 2 - Auditor Ratification

We are asking you to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020. Although a stockholder vote for this appointment is not required by law and is not binding on us, our Audit Committee will take your vote on this proposal into consideration when appointing or making changes to the Company's independent registered public accounting firm in the future.

For additional information concerning this proposal, see “Proposal Two—Ratification of Appointment of Independent Registered Public Accounting Firm for 2020” on page 30, and for information concerning the fees we paid to Ernst & Young LLP during 2019 and 2018, see “Fees Paid to Independent Registered Public Accounting Firm for 2019 and 2018” on page 47.

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Proposal 3 - Advisory Vote on Executive Compensation
We are asking you to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (NEOs) for 2019 as disclosed in “Compensation Discussion and Analysis” and the accompanying compensation tables and related narrative discussion beginning on page 53. We believe that our NEO compensation program described throughout our “Compensation Discussion and Analysis” reflects an overall pay-for-performance culture that aligns the interests of our executives with those of our stockholders. Our compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and to reward our NEOs for the achievement of short- and long-term strategic and operational goals and increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In addition, we have implemented a number of executive compensation best practices and policies over the last few years that we believe reflect sound governance and promote the long-term interests of our stockholders.
For additional information concerning this proposal, see “Proposal Three—Advisory Vote to Approve the Compensation of the Company's Named Executive Officers” beginning on page 31. In addition, please see the information set forth in "Compensation Discussion and Analysis” and the accompanying compensation tables and related narrative discussion beginning on page 53, including the highlights of our 2019 executive compensation information included under “Executive Summary.”

Proposal 4 - Approval of an Amendment to Our 2018 Long-Term Incentive Plan

We are asking you to approve an amendment (the “Plan Amendment”) to the Blucora, Inc. 2018 Long-Term Incentive Plan (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the Plan Amendment, the “2018 Plan”), which was recommended by the Compensation Committee and approved by the Board on March 31, 2020, subject to and effective upon stockholder approval at the 2020 Annual Meeting. To allow for the 2018 Plan to continue to be a significant part of our overall compensation strategy, the Board proposes that the 2018 Plan be amended to (i) increase the number of shares authorized thereunder by an additional 1,692,000 shares of Common Stock and (ii) convert to a non-fungible share pool, such that all equity awards count on a 1:1 basis against the number of shares authorized for issuance under the 2018 Plan.

The Company uses the 2018 Plan to grant equity awards to a substantial portion of eligible participants. Eligible participants currently include our approximately 680 employees, approximately 4,000+ advisors who use our wealth management platform, and our outside directors. The Board and Compensation Committee believe that the number of shares of Common Stock currently available under the 2018 Plan is insufficient to meet the Company’s future equity compensation needs. Further, the Board and the Compensation Committee believe that to enhance long-term stockholder value, the Company needs to maintain competitive employee compensation, incentive, and retention programs. Providing employees and other key contributors an equity stake in the Company’s success is a vital component of these programs. The purpose of the 2018 Plan is to attract and retain the services of key employees, key contractors, and outside directors of the Company and its related companies and to provide such persons with a proprietary interest in the Company through the granting of equity awards that will increase the interest of such persons in the Company’s welfare, furnish an incentive to such persons to continue their services for the Company or its related companies and provide a means through which the Company may attract and retain highly qualified persons as employees, contractors, and outside directors. In setting the number of shares authorized proposed for issuance under the Plan Amendment, the Compensation Committee and the Board considered the number of eligible plan participants, the number of outstanding equity awards and shares currently available for grant under the 2018 Plan, the Company’s historical granting practices and burn rate, the certain market and economic conditions that have impacted, and may continue to impact, the value of the Common Stock, and the level of potential dilution that will result from adoption of the Plan Amendment.

For a discussion of awards under the 2018 Plan as components of the Company’s executive compensation program, please refer to the “Compensation Discussion and Analysis” section beginning on page 53.

For additional information concerning this proposal, see “Proposal Four—Approval of an Amendment to the Blucora, Inc. 2018 Long-Term Incentive Plan” beginning on page 32. The complete text of the 2018 Plan and the Plan Amendment are each attached to this Proxy Statement as Appendix B.

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Proposal 5 - Approval of an Amendment to Our 2016 Employee Stock Purchase Plan

We are asking you to approve an amendment (the “ESPP Amendment”) to the Blucora, Inc. 2016 Employee Stock Purchase Plan (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the Amendment, the “ESPP”), which was recommended by the Compensation Committee and approved by the Board on March 31, 2020, subject to and effective upon stockholder approval at the 2020 Annual Meeting. The Board proposes that the ESPP be amended to increase the number of shares authorized thereunder by an additional 350,000 shares of Common Stock.

The Board recommends approval of the ESPP Amendment so the Company can continue to offer its eligible employees with an opportunity to increase their proprietary interest in the Company and participate in the success of the Company by purchasing shares of Common Stock through payroll deductions on favorable terms. The Board believes that the ESPP promotes the interests of the Company and our stockholders by encouraging employees of the Company to become stockholders, therefore aligning employee interest with our growth and success. The Board also believes that the opportunity to acquire a proprietary interest in the Company through the acquisition of shares of Common Stock pursuant to the ESPP is an important aspect of our ability to attract and retain highly qualified and motivated employees.

For additional information concerning this proposal, see “Proposal Five—Approval of an Amendment to the Blucora, Inc. 2016 Employee Stock Purchase Plan” beginning on page 41. The complete text of the ESPP and the ESPP Amendment are each attached to this Proxy Statement as Appendix C.

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Board and Corporate Governance Highlights
We are committed to sound corporate governance in order to promote the long-term interests of our stockholders, strengthen Board and management accountability and build public trust in our Company. Our governance framework is described throughout this Proxy Statement and includes the following highlights:

Board and Corporate Governance Highlights
•	7 of 8 Directors are Independent	•	Independent Directors on All Board Committees
•	Annual Director Elections	•	Risk Oversight by Full Board and Committees
•	50% Gender Diversity on Board	•	Three Female Directors in Board Leadership Positions
•	Majority Voting for Directors in Uncontested Elections With Resignation Policy	•	Stockholders can Call Special Meetings
•	Regular Board and Committee Meetings, Including Regularly Scheduled Executive Sessions	•	Rigorous Stock Ownership Requirements for Directors and Executive Officers
•	Regular Board and Committee Self-Evaluations	•	Disclosure of Board Skills Matrix
•	Separate Chair and Chief Executive Officer, with Independent Chair	•	Hedging and Pledging Prohibitions
•	Restrictive Insider Trading Policy	•	Code of Conduct Administered by the Board of Directors
In addition, we believe that many of our compensation practices reflect sound corporate governance. See “Executive Compensation Best Practices” on page 57 for additional information.
Board Skills, Background and Core Competencies
Our Nominating and Governance Committee regularly evaluates the skills, qualifications, and competencies identified as important for directors to provide effective oversight to our Company. The matrix below shows the areas of experience and expertise that our Nominating and Governance Committee have identified that our directors bring to the Board.

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Board Diversity and Inclusion
The Company is committed to fostering an environment of diversity and inclusion, including among its Board members. Therefore, in considering director nominees, the Nominating and Governance Committee considers candidates who represent a mix of backgrounds and a diversity of race, ethnicity, gender, age, skills and professional experiences that enhance the quality of the deliberations and decisions of the Board, in the context of the perceived needs of the structure of the Board at that point in time. Currently, four of our eight Board members are women, and the age of our Board members ranges from 46 to 63. Notably, three of our Board leadership positions, including the Chair of the Board, are currently held by female directors.

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Social and Environmental Responsibility
At Blucora, our mission is to provide products and services to help consumers manage their financial lives in a tax-smart manner. We also believe that we have a responsibility to the communities and the environment in which we operate, and we believe that operating our company in an environmentally and socially responsible manner will help drive the long-term growth of our business. Our social and environmental initiatives are an integral part of how we operate and are intended to foster a culture where our employees are proud of the company for which they work. We attempt to fulfill our social and environmental responsibilities in many ways, including by adhering to the beliefs set forth below.

Focus Area	What We Believe
Business
•
Demonstrating that we are a responsible and ethical business partner by conducting our business based on our Code of Ethics and Conduct, which emphasizes conducting all business relationships with honesty, integrity and respect.

People
•
Fostering an inclusive and diverse work environment that enables all of our employees to achieve and contribute. This is reflected in the composition of our board and executive leadership team, which each reflect diversity of race and/or gender. Notably, as of March 2020, women constituted 41% of our workforce and 35% of our senior leadership roles, while overall diversity of our employees increased to 38%.

•
For Avantax Wealth Management, we are launching a Women's and Diversity Initiative for our advisors to focus on recruitment and development of our female advisors. Additionally, members of our executive leadership team sponsor and participate in a women's senior leadership networking group.

•
Ensuring our employees have the opportunity to participate in an array of professional development opportunities and that our hiring and labor practices are fair. We are continuously evaluating ways to minimize human biases in all of our talent programs and processes.

•
We recognize the value and importance of an effective culture, and strive to provide an inclusive and open workplace, where opinions of all are welcomed and encouraged. Employee engagement has continued to climb, as reflected through the regular gathering of company culture and employee engagement surveys.

Community
•
Strengthening our communities by providing all employees with paid time off to volunteer at charitable organizations of their choosing and by matching certain charitable donations by employees. We are particularly proud of our efforts to help families dealing with the crisis of food insecurity, and we and our employees have participated in programs and food drives, including through partnerships with the North Texas Food Bank, to ensure families in need have access to meals during the holidays.

•
During 2019, we donated copies of our TaxAct software to lower income taxpayers through our participation in the Internal Revenue Service’s Free File Alliance. We also formed an alliance with Credible.com in 2018 to help educate millennial TaxAct customers about student loan repayments and assist them in exploring refinancing options to improve their financial lives. We also raised funds to help our advisors in areas impacted by hurricanes and other natural disasters in 2017, 2018 and 2019.

Environment
•
Minimizing our environmental impact and carbon emissions through minimizing the waste we send to landfills, purchasing environmentally responsible office products and encouraging our colleagues to adopt environmentally responsible habits such as reducing internal copy paper usage and document printing.

•
We have adopted eSignature capabilities across certain aspects of our business, including our Wealth Management segment, to allow our clients and employees to electronically review and sign documents and we have been furnishing our proxy statements to our stockholders electronically since 2017 in order to reduce the environmental impact of our annual meeting. In addition, all of the 3.7 million consumer tax returns and 1.8 million professionally prepared tax returns that our Tax Preparation segment filed in 2018 were completed electronically, eliminating the need to print and submit hard copies of lengthy tax returns to the Internal Revenue Service.

We take our social and environmental responsibilities seriously, and we are continuously exploring ways to strengthen our culture and corporate responsibility framework.

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Our commitment to the safety and health of our workforce also guides us as we address the unprecedented challenges of the global pandemic we are all now facing. Our focus from the outset has been to protect our people, and we have proactively implemented a company-wide work-from-home policy in all possible instances, while taking all necessary measures to protect our employees and ensuring that our employees have the necessary tools, resources and guidance to continue working effectively and efficiently in a remote capacity. Throughout the process, management has provided regular updates to the Board regarding the various business and personnel impacts of the COVID-19 outbreak, including the efforts and successes of the policies and processes implemented in response to this ongoing health situation. We believe our efforts have positioned the business to remain strong and healthy in this difficult time.

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INFORMATION REGARDING THE BOARD OF DIRECTORS
Director Information
Our Board of Directors is currently comprised of eight members, including seven independent directors and one executive director. The Board's committee structure currently consists of three principal committees that are all comprised of independent directors: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board may also convene other ad hoc or sub-committees, the composition, number and membership of which the Board of Directors may revise from time to time, as appropriate.

The following table lists each of our current directors and sets forth the information about each of the committees of the Board of Directors:

Directors and Board Committees as of April 9, 2020
(M = Committee Member; C = Committee Chair)

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Independent Directors
Georganne C. Proctor, Chair of the Board (1)			M
Steven Aldrich (2)		M	C
Mark Ernst (3)	M
E. Carol Hayles (4)	M	C
John MacIlwaine	M
Jana R. Schreuder (5)		M
Mary S. Zappone (6)	C		M
Executive Directors
Christopher W. Walters (7)

(1)
In June 2019, Ms. Proctor was appointed as the Chair of the Board following the retirement of William L. Atwell. In connection with her appointment as Chair of the Board, Ms. Proctor resigned as a member and Chair of the Audit Committee and member of the Compensation Committee. Additionally, since June 2019, Ms. Proctor has served as a member of the Nominating and Governance Committee. On January 30, 2020, in connection with his appointment as President and CEO, Mr. Walters resigned as a member and Chair of the Compensation Committee given his non-independent status. In connection with Mr. Walter's resignation from the Compensation Committee on January 30, 2020, Ms. Proctor was appointed as a member of the Compensation Committee, where she served until March 1, 2020.

(2)
Mr. Aldrich has served as a member of the Nominating and Governance Committee during 2019 and as Chair of the Nominating and Governance Committee since September 2019. He has also served as a member of the Compensation Committee since June 2019.

(3)	Mr. Ernst was appointed as a member of the Board and as a member of the Audit Committee, effective March 1, 2020.

(4)
Ms. Hayles has served as a member of the Compensation Committee and Audit Committee during 2019. On January 30, 2020, following the resignation of Mr. Walters as member and as Chair of the Compensation Committee, Ms. Hayles was appointed as the Chair of the Compensation Committee.

(5)	Ms. Schreuder was appointed as a member of the Board and as a member of the Compensation Committee, effective March 1, 2020.

(6)
Ms. Zappone currently serves as Chair of the Audit Committee, a role she has held since Ms. Proctor's appointment as Chair of the Board and related resignation as member and Chair of the Audit Committee, in June 2019. Ms. Zappone also currently serves as a member of the Nominating and Governance Committee. Ms. Zappone also served as a member of the Compensation Committee until June 2019.

(7)
Mr. Walters served as the Chair of the Compensation Committee during 2019. On January 30, 2020, Mr. Walters resigned as Chair and member of the Compensation Committee as a result of his appointment as President and CEO of the Company. Mr. Walters continues to serve as an executive director.

Board Skills, Background and Core Competencies
Our Nominating and Governance Committee regularly evaluates the skills, qualifications, and competencies identified as important for directors to provide effective oversight to our Company. See the section "Proxy Statement Summary—Board Skills, Background and Core Competencies" on page 7 for additional information.

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Board Diversity and Inclusion
The Company is committed to fostering an environment of diversity and inclusion, including among its Board members. See the section "Proxy Statement Summary—Board Diversity and Inclusion" on page 8 for additional information.
Board Oversight

Our Board is responsible for ensuring that our overall business strategy is designed to create long-term, sustainable value and growth for our stockholders. Our Board recognizes that we operate within industries that are highly competitive and rapidly evolving and that our business must be capable of quickly adapting to meet the needs of our customers and clients. As a result, the Board maintains an active oversight role in helping management formulate, plan and implement Blucora’s strategy. While our Board is not responsible for the day-to-day management of the Company, our Board recognizes the importance of ongoing engagement, and accordingly our Board regularly reviews the alignment of our performance with our strategy. See the section "Information Regarding the Board of Directors—Independence, Committee and Other Board Information—Risk Management" on page 16 for additional information.

Ongoing Board Refreshment

We believe that the Company benefits when there is a mix of experienced directors with a deep understanding of our businesses and directors with a fresh perspective. To this end, the Board maintains an ongoing refreshment program to seek out highly qualified candidates, particularly with diverse backgrounds, skills and experiences that align with our long-term strategy.

In April 2019, Lance G. Dunn announced his plans to retire from the Board effective as of the 2019 annual meeting of stockholders, and since the 2019 annual meeting two independent directors left the Board, including William L. Atwell and H. MacIntyre Gardner. In addition, John S. Clendening departed his role as President, CEO and director in January 2020.

On March 1, 2020, our Board appointed Mark A. Ernst and Jana R. Schreuder as independent directors. The Board determined that appointing Mr. Ernst and Ms. Schreuder would enhance the Board’s oversight function and assist the Board in complying with sound governance practices. Mr. Ernst and Ms. Schreuder’s industry experience enhance the Board's collective ability to provide valuable insight and strategic oversight. Mr. Ernst was appointed as a member of the Audit Committee and Ms. Schreuder was appointed as a member of the Compensation Committee.

The Board has determined a board of eight directors is appropriate for the Company at this time, providing for an appropriate and diverse mix of skills and experiences and a balance of new and experienced perspectives.

Leadership Changes

Effective January 30, 2020, the Board appointed Christopher W. Walters, who has served on the Company's Board since 2014, as President and CEO, with Mr. Walters continuing as an executive director.

Mr. Walters's knowledge of the Company and experience playing a key role in supporting the development of the Company's growth strategy since 2014, including the Company's divestiture of various non-core businesses and the completed acquisitions of HD Vest and 1st Global, will help drive the next phase of the Company's growth, while creating stockholder value and fostering a strong culture and work environment for our employees.

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Independence, Committee and Other Board Information
Independence
NASDAQ rules require that a majority of the members of the Board of Directors be independent directors. The Board of Directors recently undertook its annual review of director independence in accordance with the applicable NASDAQ rules. The independence rules include a series of objective tests, including that the director is not employed by the Company and has not engaged in various types of business dealings with the Company. In addition, the Board of Directors is required to make a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making such determinations, the Board of Directors considered transactions and relationships between each non-employee director and the Company, if any, that would require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act. The Board of Directors also considered other transactions or relationships, if any, that do not rise to the level of requiring disclosure.
The Board of Directors has affirmatively determined that each of our directors, excluding Mr. Walters, is independent under NASDAQ rules. Mr. Walters is not considered independent because he is an employee of the Company, although prior to his appointment as President and CEO on January 30, 2020, Mr. Walters was considered independent for the duration of his prior Board and committee service under NASDAQ rules.
Each of the members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee is independent under NASDAQ rules. The Board of Directors has also affirmatively determined that each of the members of the Audit Committee qualifies as independent under the audit committee independence rules established by the SEC and meets NASDAQ's financial knowledge requirements set forth in the NASDAQ rules. In addition, each member of the Compensation Committee qualifies as a “non-employee director” under SEC rules.
There are no family relationships between any of our directors, Director Nominees or executive officers.
Meeting Attendance and Executive Sessions
In 2019, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees thereof, if any, on which such director served during the period for which he or she was a director or committee member. During 2019, the Board held 22 meetings, and the independent members of the Board met regularly in executive session with the Chair of the Board, or the respective chair of such committee, presiding over these executive sessions. For additional information about the number of meetings held by each committee in 2019, see "Committees of the Board."
The Board has not adopted a formal policy regarding directors’ attendance at the annual meetings of stockholders. In 2019, all of the Company's Board members attended the 2019 annual meeting of stockholders.
Committees of the Board
The Board’s committee structure currently consists of three principal committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Our Board has adopted a written charter for each of its committees, and a brief description of the composition, the primary responsibilities of our committees is set forth in the following sections.

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Audit Committee		Duties and Responsibilities Meetings in 2019: 10
Mary S. Zappone (Chair) Mark A. Ernst * E. Carol Hayles John MacIlwaine	●	Providing independent and objective oversight and review of the Company's auditing, accounting and financial reporting processes;
	●	Reviewing and approving the appointment, compensation, oversight, and retention of the independent registered public accounting firm;
●
Selecting, overseeing, evaluating, funding (including pre-approval of all services, whether audit and non-audit), and promoting the continuing independence of independent registered public accounting firm;

	●	Monitoring the adequacy and effectiveness of accounting and financial controls, including internal control over financial reporting;
	●	Reviewing the audited financial statements and quarterly unaudited financial information and discussing them with management and the independent registered public accounting firm;
	●	Overseeing policies and processes relating to compliance, legal and regulatory risks that could have a significant impact on the Company's financial statements;
* Mr. Ernst was appointed as a director and as a member of the Audit Committee, in each case effective as of March 1, 2020.	●	Establishing procedures for receiving and reviewing accounting-related complaints and concerns by whistle blowers;
	●	Reviewing and monitoring compliance with risk management and investment policies;
	●	Reviewing and pre-approving related person transactions; and
	●	Reviewing and monitoring compliance with the Code of Conduct and recommending changes to the Code of Conduct to the Board as appropriate.
The Board of Directors has determined that each Audit Committee member has the necessary level of financial literacy required to enable him or her to serve effectively on the Audit Committee. The Board of Directors has further determined that Ms. Zappone, Ms. Hayles and Mr. Ernst each qualifies as an “audit committee financial expert” in accordance with SEC rules and satisfies the professional experience requirements under NASDAQ rules. The designation of an “audit committee financial expert” does not impose upon such person any duties, obligations, or liabilities that are greater than those that are generally imposed on him or her as a member of the Audit Committee and the Board of Directors, and such designation does not affect the duties, obligations, or liability of any other member of the Audit Committee or the Board of Directors. None of the members of the Audit Committee currently serve on the audit committees of more than two other public companies.
Under our Audit Committee Charter, the Audit Committee is authorized to engage independent advisors, at the Company’s expense, to advise the Audit Committee on any matters within the scope of the Audit Committee’s duties. The Audit Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.

Compensation Committee		Duties and Responsibilities Meetings in 2019: 13
E. Carol Hayles (Chair) Steven Aldrich Jana R. Schreuder *	●	Reviewing and overseeing the Company's overall compensation philosophy;
	●	Overseeing the development and implementation of our compensation programs, policies, and practices aligned with the Company's business strategy;
●
Overseeing and making recommendations to the Board with respect to the adoption, amendment or termination of incentive compensation, equity-based and other executive and director compensation and benefit plans, policies and practices;

	●	Evaluating the performance of, and reviewing and approving (or recommending to the Board) the compensation of, our CEO and other executive officers;
	●	Reviewing and making recommendations to management regarding general compensation goals and guidelines for employees and criteria by which employee bonuses are determined;
	●	Monitoring compensation trends and best practices;
	●	Selecting, overseeing, evaluating, funding and promoting the continuing independence of independent compensation consultant;
	●	Reviewing the Company’s compensation policies and practices for all employees;
	●	Reviewing and approving proposals regarding the advisory votes on executive compensation and the frequency of such votes to be included in the Company’s annual proxy statement;
* Ms. Schreuder was appointed as a director and as a member of the Compensation Committee, in each case effective as of March 1, 2020.	●
Reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and reviewing and discussing the relationship between risk management policies and practices and compensation; and

	●	Acting as administrator of our stock and cash incentive plans.

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Under the terms of the Compensation Committee Charter, the Compensation Committee is authorized to engage independent advisors, at the Company’s expense, to advise the Compensation Committee on any matters within the scope of the Committee’s duties. The Compensation Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate. A description of the considerations and determinations of the Compensation Committee regarding the compensation of our Named Executive Officers is contained in “Compensation Discussion and Analysis” below.

Nominating and Governance Committee		Duties and Responsibilities Meetings in 2019: 5
Steven Aldrich (Chair) Georganne C. Proctor Mary S. Zappone	●	Assisting the Board of Directors by identifying prospective director nominees to fill vacancies and recommending to the Board the director nominees for the next annual meeting of stockholders;
	●	Reviewing, and recommending to the Board, any appropriate changes to the Company's Corporate Governance Guidelines and Director Nomination Policy;
	●	Reviewing proposed changes to the Company’s Certificate of Incorporation and Bylaws and making recommendations for any such changes to the Board;
	●	Evaluating the performance and effectiveness of the committees and the Board;
	●	Evaluating Board and committee structure and recommending changes to the Board;
	●	Recommending to the Board any changes to non-employee director compensation;
	●	Administering and applying the stock ownership guidelines adopted by the Board that are applicable to all non-employee directors;
	●	Overseeing director orientation and education;
	●	Monitoring compliance with independence standards by the directors;
	●	Overseeing succession planning for the Board, the CEO and other senior management;
	●	Monitoring, and periodically reporting to the Board, any significant developments in the law and practice of corporate governance; and
	●	Considering stockholder nominees for election to the Board as described below under “Director Nomination Process and Qualification Overview of Directors.”
Under the terms of the Nominating and Governance Committee Charter, the Nominating and Governance Committee is authorized to engage independent advisors, at the Company’s expense, to advise the Committee on any matters within the scope of the Nominating and Governance Committee’s duties. The Nominating and Governance Committee may also form subcommittees and delegate its authority to those subcommittees as it deems appropriate.
Leadership Structure
The leadership structure of the Board consists of the independent Chair, Georganne C. Proctor, and the chairs of each of the principal committees of the Board. The Company’s Amended and Restated Bylaws require that the Chair position be held by an independent director. The Board of Directors believes that the current leadership structure is appropriate for the Company because it balances the operational and day-to-day management leadership of the Chief Executive Officer with the independent oversight provided by the independent Chair of the Board, who coordinates closely with the independent chairs of each of the principal committees. This structure ensures that oversight of risk management and the Company’s management is distributed among multiple independent directors. The Board of Directors currently believes that this distribution of oversight is the best method of ensuring optimal Company performance and risk management.

Board Evaluation Process

The Board recognizes that a rigorous evaluation process is an essential component of strong corporate governance practices and promoting ongoing Board effectiveness. Consistent with best practice, the Company’s Corporate Governance Guidelines and each of the committees’ charters, the Nominating and Governance Committee oversees the annual evaluation of the performance of the Board and the committees, with the independent Chair maintaining a substantial role in facilitating discussion among the Board and the committees.

As part of the Board evaluation process, the Board reviews the following:

•	Performance of the Board, including areas where the Board feels it functions effectively and areas where the Board believes it can improve;

•	Overall composition of the Board, including director tenure, board leadership, diversity and individual skill sets;

Blucora, Inc. | 2020 Proxy Statement 15

•	General board best practices, including oversight responsibilities;

•	Culture to promote candid discussion within the Board and with senior management;

•
Focus on risk management and strategic matters, including evaluation of transactions, emerging technologies and challengers, regulatory and legal developments, market factors, and other risks facing the Company; and

•	Ability to ensure the Company is positioned for future success and serves the best interests of our stockholders.

Additionally, the Board reviews its meeting schedule, the quality and depth of information presented at each meeting, and the composition, organization and operation of the Board and the committees. The committees are evaluated on their effectiveness in fulfilling delegated responsibilities, the appropriateness of committee materials, and the sufficiency of time to deliberate and for robust discussion. The Board and committee evaluation framework and process is conducted and reviewed annually, and provides valuable insight as the Board and Nominating and Governance Committee evaluate the director selection process and succession planning, including the identification and optimization of current directors' (or potential directors') skills and experiences that would enable the Board to enhance its effectiveness.

As part of the two-part annual evaluation process involving the full Board evaluation and committee evaluations, the Board responds to a comprehensive written questionnaire designed to provide a holistic evaluation of the performance of the Board and each committee in light of the current needs of the Board and the Company. To protect anonymity and the integrity of the evaluation process, responses to the Board and committee surveys are collected through a third-party platform on an anonymous basis, and the third-party platform compiles each completed evaluation into a report, which is then provided to the Chair of the Board and each committee chair. Each report, including evaluation results and specific areas of focus for each committee and the Board itself, is then presented to each committee, and then to the full Board, in executive session to encourage candid discussion and feedback, and specific areas are discussed where the Board and each committee would like to focus to enhance its effectiveness. After receiving feedback from the Chair on any action items resulting from the Board discussion, the Chair of the Board and the Nominating and Governance Committee utilize the results of the evaluations and discussions when developing workplans, formulating succession plans, and preparing board candidate evaluations for the upcoming year and thereafter.

In connection with its 2019 evaluation, the Board conducted an assessment of whether the Board had an appropriate committee composition and appropriate delegation to fulfill responsibilities efficiently, as well as an evaluation of the Board's interactions with and succession plans for certain executives. The 2019 evaluation process further informed the Board regarding succession planning and Board and committee composition, including enhancement of director skills, experience and qualifications through director education and Board and committee appointments to meet the current and anticipated needs of the business.
Communication with the Board of Directors
Stockholders who wish to communicate with the Board of Directors, or with any individual member of the Board of Directors, may do so by sending such communication in writing to the attention of the Corporate Secretary at the address of our principal executive office with a request to forward the communication to the intended recipient. The Corporate Secretary will generally forward such communication to the Board of Directors or the specific Board member. However, the Corporate Secretary reserves the right to not forward any material that is inappropriate. In addition, employees may communicate with the Board through, among other processes, the Company’s internal whistleblower hotline process administered under the Code of Conduct.
Risk Management
Our Board, directly and through its various committees, has oversight responsibility for managing risk and management is responsible for the Company's day-to-day enterprise risk management activities. The Board regularly receives reports from senior management on areas of our material risk, including our credit, liquidity, operational, cybersecurity, compliance and legal and regulatory risks, and regularly devotes time during its meetings to review and discuss our most significant risks, management’s responses to those risks and the mitigation of those risks. On a periodic basis, the status of various enterprise risks, along with their associated mitigation plans, is presented to the Board and/or Audit Committee. Recent risks that the Company have focused on include market impacts and other risks driven by the COVID-19 outbreak.
In fulfilling its oversight role, the Board generally focuses on the adequacy of the Company's risk management and mitigation processes. The Board engages with the Company's Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer, along other members of management, to determine the Company's risk tolerance and endeavors to ensure that management identifies, evaluates, and properly manages and mitigates the overall risk profile of the Company.

Blucora, Inc. | 2020 Proxy Statement 16

In addition to the discussion and oversight of risk at the Board level, the Board's standing committees also focus on risk exposure as part of their ongoing responsibilities:

Committee of the Board	Areas of Risk Oversight
Audit Committee
•
Oversees and discusses with management our policies and practices with respect to risk assessment and risk management, including management's process for the identification, evaluation and mitigation of enterprise risks.
•
Responsible for the oversight of the Company's policies and processes relating to compliance, legal and regulatory risks.
•
Reviews major financial risk exposures and the steps management has taken to monitor and control such exposures.

Compensation Committee
•
Oversees the management of risks relating to our executive and non-executive compensation plans and arrangements, including assessments of the relationship among the Company's risk management policies and practices, corporate strategy and compensation policies and practices.
•
Conducts an annual risk assessment related to our compensation programs.

Nominating and Governance Committee
•
Responsible for reviewing the Company's corporate governance policies and practices and making recommendations to the Board that take into account the management of governance-related risk.
•
Oversees the director nomination process, succession planning, and the Board and committee self-evaluation process.

While each committee oversees certain risks and the management of such risks, the entire Board of Directors is regularly informed through management reports about such risks as well as through committee reports, which include activities of the applicable committee, the significant issues it has discussed, and the actions taken by that committee. In addition, the Board believes that each of our Chair and Chief Executive Officer, respectively, provide the appropriate leadership to help ensure effective risk oversight along with the Board and its committees.
Complaint and Reporting Procedures for Accounting and Auditing Matters

Each of our Financial Information Integrity Policy (the "Financial Information Policy") and our Code of Ethics and Conduct ("Code of Conduct") provides for (1) the receipt, retention and treatment of complaints, reports and concerns regarding accounting and auditing matters, and (2) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters, in each case relating to the Company and its subsidiaries. Complaints may be made through the Company's internal whistleblower hotline or whistleblower website, each operated by an independent third party. Complaints received are logged and communicated to the Audit Committee, and then, under the direction and oversight of our Audit Committee, the review and investigation may be delegated to members of management, including the Chief Legal Officer, as appropriate. In accordance with applicable law, the Financial Information Policy, Code of Conduct and other procedures we use to address complaints prohibit us from taking adverse action against any person submitting a good faith complaint, report or concern. A copy of our Code of Conduct is available on the Company’s website at www.blucora.com/governance.
Corporate Website
The Company’s corporate website, located at www.blucora.com, contains information regarding the Company, including information regarding directors, executive officers, and corporate governance documents, such as our Restated Certificate of Incorporation, Amended and Restated Bylaws, Committee Charters, Director Nomination Policy, Code of Conduct (which is applicable to all employees, executive officers, and members of the Board of Directors), and Corporate Governance Guidelines. The Company uses the corporate website to provide current information to investors, including information on recent developments and upcoming events. You may also request copies of these documents and other corporate governance documents available on the website from the Company’s investor relations department at (972) 870-6400.

Blucora, Inc. | 2020 Proxy Statement 17

Director Nomination Process and Qualification Overview of Directors
The Nominating and Governance Committee is responsible for reviewing and recommending nominees to the Board for election at each annual meeting of stockholders and for reviewing and recommending director appointments to fill any vacancies on the Board. The Nominating and Governance Committee’s objective, pursuant to its charter, is to ensure that the Board is properly constituted to meet its fiduciary obligations to the Company and its stockholders.

Director Qualifications

In addition to each director’s individual qualifications, including his or her knowledge, skills and experience mentioned below, the Company believes that each of our directors possesses high ethical standards, acts with integrity, and exercises careful judgment. Collectively, our directors are knowledgeable and experienced in business, governmental, and civic endeavors, further qualifying them for service as members of the Board. Each director nominee is evaluated in accordance with the qualifications set forth in our Corporate Governance Guidelines, Director Nomination Policy and the other characteristics that we value as part of our corporate culture. We require that directors possess integrity and values and be committed to representing the long-term interests of our stockholders at large. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and sufficient personal resources such that any director compensation to be received from the Company would not be sufficiently meaningful to impact their judgment in reviewing matters coming before the Board. Finally, they must be able to work compatibly with the other members of the Board and otherwise have the experience and skills necessary to enable them to serve as productive members of the Board. Directors also must be willing to devote sufficient time to carrying out their fiduciary duties and other responsibilities effectively and should be committed to serve on the Board for an extended period of time.

In considering director candidates, the Nominating and Governance Committee seeks the following minimum qualifications, as set forth in the Company’s Corporate Governance Guidelines and Director Nomination Policy:

•	Commitment to our business success while maintaining the highest standards of responsibility and ethics;

•	Representation of the best interests of all of our stockholders and not any particular constituency;

•	Conscientious preparation for, attendance at, and participation in Board and applicable committee meetings;

•	No personal or professional commitments that would interfere or conflict with a director’s obligations to the Company and its stockholders;

•	An established record of professional accomplishment in the director’s chosen field; and

•	No material personal, financial, or professional interest in any of our competitors that would interfere or conflict with the director’s obligations to the Company and its stockholders.

In connection with the director nominations for the 2020 Annual Meeting, the Nominating and Governance Committee also considered, among other things, each director nominee's: (i) knowledge of corporate governance issues coupled with an appreciation of their practical application; (ii) service as a director or executive of a publicly traded company and other board experience; (iii) experience in the financial services or technology sectors; (iv) finance and accounting expertise, including audit, internal controls, risk management and cybersecurity experience; (v) experience in and knowledge of risk assessment and management; (vi) knowledge in the areas of laws and regulations related to regulatory and other key industry issues; (vii) strategic planning skills; and (viii) experience in transactional, strategic, financial or corporate matters.

We believe that each Director Nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including market expertise, marketing, technology, risk management, strategic planning, legal, corporate governance and board service, executive management, regulatory and policy development, accounting and finance, and operations. For information concerning each Director Nominee's various qualifications, attributes, skills and experience considered important by the Board in determining that such Director Nominee should serve as a director, as well as each Director Nominee’s principal occupation, directorships and additional biographical information, please read “Proposal 1—Election of Directors—Director Nominee Information and Qualifications” beginning on page 24.

Identification of Candidates and Diversity

The Nominating and Governance Committee annually reviews the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge,

Blucora, Inc. | 2020 Proxy Statement 18

experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. The Nominating and Governance Committee identifies director nominees in various ways. In identifying and evaluating director nominees, the Nominating and Governance Committee actively seeks individuals who satisfy its criteria for membership on the Board, and the Nominating and Governance Committee may solicit ideas regarding possible Board candidates from and consult with members of the Board, Company management, stockholders consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates, including through personal or professional relationships. The Nominating and Governance Committee also has the authority to retain a search firm, at the Company’s expense, to identify or evaluate director candidates at its discretion.

In making its recommendations, the Nominating and Governance Committee assesses the requisite skills and qualifications of director nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs. Such assessments will be consistent with the Board’s criteria for membership, including: (i) not less than a majority of directors shall satisfy the NASDAQ independence requirements; (ii) all directors shall possess strong judgment, character, expertise, skills and knowledge useful to the oversight of the Company; (iii) business, governmental, civic or other relevant experience; and (iv) consideration will be given to the extent to which the interplay of the director nominee’s qualifications and diversity of cultural background, gender, experience and viewpoints with those of other Board members will build a Board that is effective, in light of the Company’s business and structure. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. In accordance with the Director Nomination Policy, the Nominating and Governance Committee will consider diversity criteria in the context of the perceived needs of the Board as a whole and seek to achieve a diversity of backgrounds and perspectives on the Board, with diversity being broadly construed to mean a variety of personal and professional experiences, education, opinion, perspectives and background.

The Nominating and Governance Committee is committed to fostering an environment of diversity and inclusion, including among its Board members, and is asked to assess whether the Board is appropriately diverse as part of the annual evaluation of the Board. See the section "Board Skills, Background and Core Competencies" for additional information. In addition to the range of personal and professional experiences, education, opinion, perspectives and background currently represented on the Board, 50% of the Director Nominees at the 2020 Annual Meeting are female, with three of these four female nominees currently serving in a Board leadership position, including as Chair of the Board, which we believe evidences the Nominating and Governing Committee’s continued commitment to diversity.

Director Selection Process
The Nominating and Governance Committee generally re-nominates incumbent directors who continue to satisfy the Nominating and Governance Committee’s criteria for membership on the Board, continue to make important contributions to the Board, and consent to continue their service on the Board. However, the Nominating and Governance Committee regularly considers the needs of the Company and the Board with respect to directors, and if appropriate, the Committee will nominate new directors that best fit those needs.
Any stockholder may nominate candidates for election as directors by following the procedures set forth in our Amended and Restated Bylaws and Director Nomination Policy, including the applicable notice, information, and consent provisions. For further information regarding these procedures, see “Deadline for Receipt of Stockholder Proposals and Director Nominations”. Copies of our Amended and Restated Bylaws and Director Nomination Policy are available on our corporate website at www.blucora.com.
In addition, pursuant to our Director Nomination Policy, any single stockholder, or group of stockholders, that has beneficially owned more than 5% of our outstanding Common Stock for at least one year may propose a director candidate for evaluation by the Nominating and Governance Committee by delivering a written notice to the Nominating and Governance Committee that satisfies the notice, information, and consent requirements of our Amended and Restated Bylaws and the Director Nomination Policy. The Committee will evaluate such recommended nominees using the same criteria that it uses to evaluate other nominees. Any such Board candidate must be independent of the stockholder in all respects and must also qualify as an independent director under applicable NASDAQ rules. The notice must be received by the Nominating and Governance Committee no later than the date that is 120 calendar days before the anniversary of the date that our Proxy Statement was released to stockholders in connection with the previous year’s annual meeting. The notice must include, among other things, proof of the required stock ownership,

Blucora, Inc. | 2020 Proxy Statement 19

proof of identification of the stockholder(s) submitting the proposal, and information regarding the proposed Board candidate. The notice should be sent to the following address:
Chair, Nominating and Governance Committee
Blucora, Inc.
c/o Corporate Secretary
6333 North State Highway 161
Irving, Texas 75038
The Nominating and Governance Committee did not receive any recommendations for director candidates for the 2020 Annual Meeting from any non-management stockholder or group of stockholders that beneficially owns more than 5% of our Common Stock.

Blucora, Inc. | 2020 Proxy Statement 20

Non-Employee Director Compensation

Non-employee director compensation is overseen by the Nominating and Governance Committee, and consists of equity grants and annual cash retainers for Board, committee and chair service. The combination of cash and equity compensation is intended to provide incentives for non-employee directors to continue to serve on the Board of Directors, to align the interests of the Board of Directors and stockholders, and to attract new non-employee directors with outstanding qualifications.
2019 Non-Employee Director Compensation

Our Nominating and Governance Committee has periodically engaged the Compensation Committee's independent compensation consultant, Meridian Compensation Partners, LLC ("Meridian"), to review director compensation. In December 2018, Meridian conducted a benchmarking analysis of Blucora’s non-employee director compensation program versus the same compensation peer group used for executive compensation. As a result of this benchmarking analysis, the annual cash retainers paid to our non-employee directors were revised in order to better align the Board's total compensation with the median of its peers. These changes became effective at the 2019 annual meeting of stockholders. The value of the annual equity grant made to the independent Chair of the Board was also increased as a result of this review.

The following table sets forth the annual cash retainers in effect during 2019:

Groups	Annual Retainer Paid to All Non-Employee Directors (including Chair)		Annual Chair Retainer
	Prior to May 23, 2019	On/After May 23, 2019	Prior to May 23, 2019	On/After May 23, 2019
Board of Directors	$40,000	$50,000	$15,000	$50,000
Audit Committee	$10,000	$10,000	$22,500	$25,000
Compensation Committee	$7,500	$7,500	$15,000	$15,000
Nominating and Governance Committee	$4,000	$5,000	$8,000	$12,250

In 2019, we granted the following equity awards to our directors: (i) an initial grant of time-based RSUs to all newly elected or appointed non-employee directors, if applicable, (ii) an annual grant of time-based RSUs to all non-employee directors, including all newly elected or appointed directors and (iii) an additional annual grant of time-based RSUs to the Chair of the Board. The number of RSUs granted was based on a set dollar amount, with the specific number of RSUs granted based on the price of our Common Stock on the date of the grant.
The following table sets forth the equity grants made to directors during 2019 (in dollars):

Initial and Annual Equity Awards	$ Value of Award
Initial equity grants to all newly elected or appointed non-employee directors (1)	$150,000
Annual equity grants to all non-employee directors, including newly elected or appointed directors (2)	$125,000
Additional annual equity grant to Chair of the Board (2)(3)	$50,000

(1)	Initial equity grants vest in three equal annual installments beginning on the first anniversary of the applicable election or appointment date.

(2)
Annual grants are made on the date of the annual meeting of stockholders and vest in full on the earlier of the first anniversary of the grant date or the date of the Company's next annual meeting of stockholders provided that the grantee continues to be a member of the Board on such date. In the case of a newly appointed director who is not appointed on the date of the annual meeting of stockholders, a pro rata portion of the annual grant amount will be awarded based on the date of appointment.

(3)
As part of the benchmarking analysis, the additional annual equity grant to the Chair of the Board was increased to $50,000 effective on the date of the 2019 annual meeting of stockholders, up from $35,000 in 2018.

The Company reimburses all directors for expenses incurred in connection with attending meetings or performing their duties as directors. The Company does not provide any perquisites to directors.

Blucora, Inc. | 2020 Proxy Statement 21

The following table sets forth information concerning the fiscal year 2019 compensation paid or awarded to each non-employee director that served during any part of 2019 pursuant to the director compensation program described above. Because John Clendening served as our CEO during 2019, he did not receive additional compensation for his services as a director during 2019. See “Compensation of our Named Executive Officers—Summary Compensation Table” beginning on page 74 for information concerning the compensation paid to Mr. Clendening during 2019.

Current Directors (1)	Annual Retainer Fees (Earned or Paid in Cash)	Stock Awards (2)(3)	Total
Steven Aldrich	$57,173	$125,000	$182,173
E. Carol Hayles	$63,571	$125,000	$188,571
John Macllwaine	$56,071	$125,000	$181,071
Georganne C. Proctor	$88,839	$170,190	$259,029
Christopher W. Walters (4)	$61,071	$125,000	$186,071
Mary S. Zappone	$64,429	$125,000	$189,429

Former Directors
William L. Atwell	$32,321	$—	$32,321
Lance G. Dunn	$19,643	$—	$19,643
H. McIntyre Gardner	$43,589	$125,000	$168,589

(1)	Certain directors elected to defer all or a portion of their retainer fees and stock awards for 2019. See "Deferral of Board Annual Retainers" and "Equity Awards" below.

(2)
The dollar amount for stock awards (which consist of RSUs) is the grant date fair value computed in accordance with Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation ("ASC 718"), excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the director. Assumptions used in the valuation of stock awards granted in 2019 are discussed in "Note 13: Stock-Based Compensation of the Notes to Consolidated Financial Statements (Part II, Item 8) in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	The vesting for initial RSU grants and annual RSU grants is described above.

(4)
Effective January 30, 2020, Mr. Walters was appointed as our President and CEO, while continuing as a member of the Board as an employee director. Upon such appointment, Mr. Walters resigned from his positions as a member and Chair of the Compensation Committee in accordance with NASDAQ rules. Effective upon his appointment as President and CEO, Mr. Walters no longer receives compensation for his services as a director.

All director equity grants that were made in 2019 were awarded under the 2018 Plan. Stock awards consist of RSUs, with each RSU representing the right to receive one share of our Common Stock upon vesting. The following table sets forth information concerning the aggregate number of equity awards outstanding for each of our non-employee directors as of December 31, 2019.

Current Directors (1)	Aggregate Number of Unvested RSUs	Aggregate Number of Options (2)
		Unvested	Vested and Unexercised
Steven Aldrich	6,393	—	—
E. Carol Hayles	6,510	—	—
John MacIlwaine	6,510	—	—
Georganne C. Proctor	7,881	—	—
Christopher W. Walters (3)	3,972	—	42,388
Mary S. Zappone	3,972	—	28,822

(1)
Each former non-employee director (i.e., Mr. Atwell, Mr. Dunn and Mr. Gardner) who departed in 2019 forfeited any unvested equity at the time of their departure from the Board and, therefore, did not have any outstanding equity awards as of December 31, 2019.

(2)	Prior to May 2017, equity grants made to non-employee directors consisted of options and RSUs.

(3)
Effective January 30, 2020, Mr. Walters was appointed as our President and CEO, while continuing as a member of the Board as an employee director. Upon such appointment, Mr. Walters resigned from his positions as a member and Chair of the Compensation Committee in accordance with NASDAQ rules.

Blucora, Inc. | 2020 Proxy Statement 22

Director Stock Ownership Guidelines
The Board has adopted stock ownership guidelines that are applicable to all non-employee directors, and the Nominating and Governance Committee is responsible for administering and applying these guidelines. In February 2019, our Board amended our stock ownership guidelines for non-employee directors (the “Revised Stock Ownership Guidelines”) to require that all non-employee directors acquire and hold shares of the Company’s Common Stock equal in market value to at least five times (5X) the value of the annual retainer paid to non-employee directors (excluding the additional retainers for the Chair of the Board and the chairs of the Board's committees). The Revised Stock Ownership Guidelines became effective at the 2019 Annual Meeting. As described above, the amount of this retainer was $50,000 for 2019, and accordingly, non-employee directors were expected to hold shares with a market value of at least $250,000.
Under the Revised Stock Ownership Guidelines, the non-employee directors who were members of the Board on January 1, 2018 are expected to attain the minimum ownership amount by no later than June 1, 2020. Non-employee directors who joined the Board after January 1, 2018 are expected to attain the minimum ownership amount within five years after the date of their initial appointment or election to the Board. As of December 31, 2019, all of our non-employee directors were in compliance with the applicable ownership guidelines or otherwise expected to achieve the requisite ownership levels within the requisite timeframe. However, subsequent declines in our stock price, including as a result of general economic conditions and other market factors, may result in a lower aggregate value of equity held by such non-employee director and thereby alter the expected timeframe of such non-employee director to achieve the requisite ownership levels.

Deferral of Board Annual Retainers and Equity Awards

On January 1, 2019, the Company implemented the Blucora Director Tax-Smart Deferral Plan (as amended and restated, the "Director Deferral Plan"). The Director Deferral Plan is a non-qualified deferred compensation arrangement that allows each of the Company's non-employee directors to defer a portion of their annual retainers and annual equity awards. Participants may elect to defer at least 5%, and up to 100%, of their annual retainers and at least 20% (rounded to the nearest whole share of Common Stock), and up to 100%, of their annual equity grants, respectively, to the Director Deferral Plan. Participants direct the investment of their accounts, at market rates, among the available investment options, which are selected the Board (or a committee thereof) in its sole discretion. The Director Deferral Plan offers automatic lump sum distributions upon death or disability. Each participant may elect to receive lump sum or installment distributions upon separation from service or on such other dates certain that a participant may elect. Such elections are made at the time such participant elects to defer compensation for a specific year. Participant distributions payable upon separation from service will be delayed for six months. The assets of the Director Deferral Plan are held in a rabbi trust. In 2019, four of our non-employee directors elected to participate in the Director Deferral Plan. The following table reflects information regarding each participating director in the Director Deferral Plan for 2019.

	ANNUAL CASH RETAINER					EQUITY
Name	Director Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)	RSUs (#)
Steven Aldrich	—	—	—	—	—	3,972
E. Carol Hayles	$63,571	—	$4,384	—	$67,955	3,972
Georganne C. Proctor	—	—	—	—	—	5,460
Christopher W. Walters	—	—	—	—	—	3,972

Retirement Benefits from Blucora

The non-employee directors of the Board are not provided health, retirement or pension benefits.

Blucora, Inc. | 2020 Proxy Statement 23

PROPOSAL ONE
ELECTION OF DIRECTORS

General
As part of the Company's ongoing focus to enhance our robust governance initiatives, at our 2017 annual meeting of stockholders, we proposed, and our stockholders voted to approve, the declassification of our Board of Directors over a three-year period. As a result of such declassification, each member of the Board is up for election at each annual meeting of stockholders and, if elected, will hold office for a one-year term expiring at the next annual meeting. Directors hold office until their successor is duly elected and qualified or until their earlier death, resignation or removal. If a director retires, resigns or is otherwise unable to serve before the end of his or her one-year term, the Board may appoint a director to fill the remainder of such term, reduce the size of the Board, or leave the position vacant.
Director Nominee Information and Qualifications
The eight directors set forth below have been nominated by the Board of Directors, at the recommendation of the Nominating and Governance Committee, for election at the 2020 Annual Meeting to serve for a one-year term ending at the 2021 Annual Meeting. The Board of Directors has affirmatively determined that each Director Nominee, excluding Mr. Walters who also serves as our President and Chief Executive Officer ("CEO" or "Chief Executive Officer"), qualifies as an independent director under NASDAQ listing rules. No Director Nominee is being elected pursuant to any arrangement or understanding between the Director Nominee and any other person or persons. For further information on the process of director nominations and criteria for selection of Director Nominees, see “Information Regarding the Board of Directors—Director Nomination Process and Qualification Overview of Directors" beginning on page 18.

Name of Director Nominee	Age	Position(s) with Blucora	Director Since
Georganne C. Proctor	63	Chair of the Board	2017
Steven Aldrich	50	Director	2017
Mark A. Ernst	61	Director	2020
E. Carol Hayles	59	Director	2018
John Macllwaine	50	Director	2018
Jana R. Schreuder	61	Director	2020
Christopher W. Walters	46	Director, President and CEO	2014
Mary S. Zappone	55	Director	2015

Blucora, Inc. | 2020 Proxy Statement 24

Georganne C. Proctor
Former CFO of TIAA-CREF Director Since: 2017 Age: 63 Independent: Yes
 Chair of the Board

Standing Board Committees:
Nominating and Governance Committee

Outside Public Company Directorships:
Sculptor Capital Management, Inc. (2011–Present)
Redwood Trust, Inc. (2006–Present)
SunEdison, Inc. (2013–2017)
Bechtel Group, Inc. (1999–2002)

Executive Experience:
Ms. Proctor has served as a director since 2017 and as Chair since July 2019. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, a national financial services organization, a position she held from 2006 to 2010. From 2003 to 2005, Ms. Proctor was Executive Vice President, Finance of Golden West Financial Corporation. She served as Chief Financial Officer of Bechtel Group, Inc. from 1997 to 2002 and as a director of Bechtel from 1999 to 2002. Since 2006, Ms. Proctor has been a director of Redwood Trust, Inc., a NYSE listed company, where she currently is chair of the compensation committee and a member of the audit committee. From 2013 until 2017, she was a director of SunEdison, Inc., a NYSE listed company. Since 2011, Ms. Proctor has also served on the board of directors of Sculptor Capital Management Inc. (formerly named Och-Ziff Capital Management Group), a NYSE listed company, where she is the chair of the audit committee. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University at Hayward.

Relevant Skills and Qualifications:
Ms. Proctor has significant financial and accounting experience and has worked closely with boards and board committees throughout her career, including as the chief financial officer of large financial institutions. This experience provides her with a thorough understanding of public company reporting obligations, Sarbanes-Oxley compliance and planning, and treasury and liquidity management. Furthermore, her service on the audit and compensation committees of other public companies gives her a strong background in the oversight of financial and corporate governance matters. Ms. Proctor's extensive experience, particularly as an executive and board member within the financial sector, allows her to provide valuable guidance and knowledge to the Board and enable her to lead effectively in her capacity as Chair.

Steven Aldrich
Former Chief Product Officer, GoDaddy Inc. Director Since: 2017 Age: 50 Independent: Yes	Standing Board Committees: Nominating and Governance Committee (Chair) Compensation Committee Outside Public Company Directorships: None

Executive Experience:

Mr. Aldrich has served as the Chair at Oakland Roots Sports Club since August 2018. Mr. Aldrich previously served as the Chief Product Officer at GoDaddy, Inc. from January 2016 through February 2019 and as Senior Vice President, Business Applications beginning in July 2012. Before joining GoDaddy in 2012, Mr. Aldrich served in various senior management roles at Intuit, Inc., a business and financial software company, from 1996 through 2008, including Vice President of Strategy and Innovation for the small business division. Mr. Aldrich also served as Chief Executive Officer of Outright Inc., a bookkeeping and accounting service, from 2011 to 2012, when it was acquired by GoDaddy, and as Chief Executive Officer of Posit Science Corporation, a software and services company, from 2008 to 2011. Mr. Aldrich holds a Bachelor of Arts in Physics from the University of North Carolina and an M.B.A. from Stanford University.

Relevant Skills and Qualifications:

Mr. Aldrich brings extensive product management experience from his years of serving in executive management positions that provides him with unique experience in operations, strategy, company growth and management. He has significant experience with consumer and small business software-as-a-service businesses. Mr. Aldrich also brings to the Board substantive knowledge about a variety of issues related to the Company’s business and currently serves as the Chair of the Nominating and Governance Committee and as a member of Compensation Committee, where he contributes significantly to the oversight responsibilities on matters relating to board and corporate governance and compensation strategy.

Blucora, Inc. | 2020 Proxy Statement 25

Mark A. Ernst
Managing Partner at Bellevue Capital LLC. Director Since: 2020 Age: 61 Independent: Yes	Standing Board Committees: Audit Committee Outside Public Company Directorships: Great Plains Energy Incorporated ( 2000–2008) Knight Ridder, Inc. (2004–2006) SAIA, Inc. (2001–2004)
Executive Experience:
Mr. Ernst currently serves as the Managing Partner at Bellevue Capital LLC, a private investment firm, a role he has held since May 2018. Prior to joining Bellevue, Mr. Ernst served as Executive Vice President and Chief Operating Officer of Fiserv, Inc. from January 2011 to April 2018, where he had oversight responsibility for the major operating businesses and support organizations of the enterprise, with a focus on enterprise-wide quality improvement and product management efforts. Mr. Ernst previously served as Deputy Commissioner for operations support for the Internal Revenue Service from January 2009 to November 2010. From 2008 to 2009, Mr. Ernst served as CEO of Bellevue. Mr. Ernst served in various executive roles at H&R Block, Inc., including as Chairman, President and CEO from 2001 to 2007, and as Chief Operating Officer from 1998 until 2000. Prior to joining H&R Block, Mr. Ernst served in various executive roles at American Express Company. Mr. Ernst currently serves as the Chairman of the Board of Directors of the Financial Health Network, a consumer-focused financial services advocacy organization, and previously served as a public company director on the boards of Great Plains Energy Incorporated, Knight Ridder Inc., and SAIA, Inc. Mr. Ernst received Bachelor's degrees in finance and accounting from Drake University, where he is a member of the Board of Trustees, and an M.B.A. in finance and economics from the University of Chicago Booth School of Business, where he has served on its Advisory Board.

Relevant Skills and Qualifications:
Mr. Ernst brings extensive relevant industry and executive leadership experience and knowledge to the Board, having spent over 30 years in the financial services industry, as well operational, investment and strategic experience. Mr. Ernst also has extensive experience overseeing financial and accounting matters, including his service as the audit committee chair of a public company board, which qualifies him as an "audit committee financial expert." Mr. Ernst's extensive familiarity with the wealth management and technology sectors, coupled with his experience serving on various public company boards, allow him to provide valuable insight and experience to bolster the Board's and the Audit Committee's oversight of the audit and risk management functions.

E. Carol Hayles
Former CFO, CIT Group, Inc. Director Since: 2018 Age: 59 Independent: Yes	Standing Board Committees: Compensation Committee (Chair) Audit Committee Outside Public Company Directorships: Webster Financial Corporation (2018–Present)
Executive Experience:
Ms. Hayles is the former Chief Financial Officer of CIT Group Inc., a U.S. bank and global lending and leasing business, a position she held from November 2015 to May 2017. From July 2010 to November 2015, Ms. Hayles was the Controller and Principal Accounting Officer of CIT Group Inc. and was responsible for all financial and regulatory reporting. Prior to joining CIT Group Inc., Ms. Hayles worked at Citigroup Inc. for 24 years in various financial roles, most recently as Deputy Controller, and began her career at PricewaterhouseCoopers in Toronto, Canada. Ms. Hayles has been a director of Webster Financial Corporation, a NYSE listed company, since 2018. She was a Canadian Chartered Accountant from 1985 to 2009, and she received her BBA from York University in Toronto.

Relevant Skills and Qualifications:
As a former executive in the financial services industry, Ms. Hayles has significant executive leadership experience, as well as experience in the areas of operations and strategy. Ms. Hayles also has extensive financial and accounting experience, including as the chief financial officer of a large financial institution, which qualifies her as an "audit committee financial expert." Ms. Hayles currently serves as the Chair of the Compensation Committee, where she contributes significantly to the compensation strategy of the Company, and as a member of the Audit Committee, where she contributes extensively to the oversight and integrity of our financial statements, internal controls, risk management, and ethics and compliance functions.

Blucora, Inc. | 2020 Proxy Statement 26

John Macllwaine
Former VP, General Manager of Braintree Director Since: 2018 Age: 50 Independent: Yes	Standing Board Committees: Audit Committee Outside Public Company Directorships: None
Executive Experience:
Mr. MaclIwaine served as VP, General Manager at Braintree, a subsidiary of PayPal, Inc. until April 2020. Prior to joining Braintree, he served as Chief Technology Officer of Lending Club Corporation, a lending company, from August 2012 to January 2017. From December 2011 to July 2012, Mr. MacIlwaine served as the Chief Information Officer at Green Dot Corporation, a provider of prepaid financial services. From April 2007 to November 2011, Mr. MacIlwaine served as head of global development at Visa, Inc., a credit card processing company, where he led program management and information services, including web application development, data warehousing, business intelligence and mobile development. Mr. MacIlwaine holds a B.S.E. in computer engineering from the University of Michigan.

Relevant Skills and Qualifications:
Mr. MaclIwaine has extensive information technology experience from his years of serving in executive management positions that provides him with unique experience in information technology, cybersecurity, operations, strategy, company growth, and management. He also has significant experience with financial organizations. Mr. MacIlwaine currently serves as a member of the Audit Committee, where he contributes significantly to the review and evaluation of our enterprise risk assessment and risk management goals, particularly in the areas of information technology and cybersecurity.

Jana R. Schreuder
Former EVP and COO of Northern Trust, Inc. Director Since: 2020 Age: 61 Independent: Yes	Standing Board Committees: Compensation Committee Outside Public Company Directorships: LifePoint Health (2016-2018)
Executive Experience:
Ms. Schreuder is the former Executive Vice President and Chief Operating Officer of Northern Trust Corporation, a position that she held from 2014 to 2018. Ms. Schreuder joined Northern Trust in 1980 and during her tenure held multiple roles as a member of the management team, including service as the President of Wealth Management from 2011 to 2014, as President of Operations & Technology from 2006 to 2011, and as Chief Risk Officer from 2005 to 2006. Since 2008, Ms. Schreuder has served as a member of the board, including her current service as chair of the compensation committee, of Entrust Datacard Group, a privately held hardware and software information security company. From 2016 to 2018, Ms. Schreuder was a member of the board of directors of LifePoint Health, a rural U.S. healthcare provider which was acquired by affiliates of Apollo Global Management in 2018. Ms. Schreuder also currently serves on the Global Strategy Committee of Women Corporate Directors and is a member in the New York City Chapter. Ms. Schreuder received her Bachelor of Arts degree from Southern Methodist University and an M.B.A. from the Northwestern University Kellogg Graduate School of Management.

Relevant Skills and Qualifications:
Ms. Schreuder has extensive operations and wealth management experience from her years of serving in executive management positions that provides her with unique experience in technology, product development, operations, strategy, company growth, and management. Ms. Schreuder also has significant experience with wealth management and financial products. Ms. Schreuder currently serves as a member of the Compensation Committee, where her extensive experience and industry familiarity provides valuable contributions on matters relating to executive compensation and compensation strategy.

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Christopher W. Walters
President, CEO and Director of Blucora, Inc. Director Since: 2014 Age: 46 Independent: No	Standing Board Committees: None Outside Public Company Directorships: None
Executive Experience:
Mr. Walters has served as our President and Chief Executive Officer since January 30, 2020 and as a member of our Board since 2014. Prior to being appointed President and Chief Executive Officer, Mr. Walters served as a Senior Partner at Activate, which is a next generation strategy consulting firm serving technology, internet, media, entertainment and sports businesses that he joined in 2019. From 2015 through 2018, Mr. Walters served as the Chief Executive Officer of Encompass Digital Media, a global technology services business supporting hundreds of leading media companies. Previously, Mr. Walters served as the Chief Operating Officer of The Weather Company, a weather focused media information services company, from March 2012 to December 2014. Prior to joining The Weather Company, he served in a variety of leadership roles at Bloomberg L.P. between 2008 and 2012, most recently as the Chief Operating Officer of the Bloomberg Industry Verticals Group, responsible for operations, strategy, business development, and expansion of the premium web-based subscription businesses. Previously, Mr. Walters was a partner at McKinsey & Co., advising media, entertainment, technology, information services and sport businesses as well as investors in these sectors. Mr. Walters holds a Bachelor of Science from the University of Vermont and an M.B.A from the University of Chicago.

Relevant Skills and Qualifications:
Mr. Walters has extensive operational and executive management experience from his work as an executive and an advisor to a variety of companies where he has provided leadership or advice in areas of strategy, operations, technology and marketing, including work with technology businesses that are highly relevant to the Company’s current operations. The Board believes Mr. Walters's experience and knowledge, coupled with his familiarity and oversight of the Company's historical strategic initiatives, provides valuable guidance to the Board and the Company as a technology-enabled, tax-smart financial solutions company while it seeks to meet its strategic growth initiatives.

Mary S. Zappone
CEO, Brace Industrial Group Director Since: 2015 Age: 55 Independent: Yes	Standing Board Committees: Audit Committee (Chair) Nominating and Governance Committee Outside Public Company Directorships: None
Executive Experience:
Ms. Zappone has extensive experience as an executive, including her current tenure as Chief Executive Officer of Brace Industrial Group, an industrial services company. Prior to joining Brace in October 2017, she served as President and Chief Executive Officer of Service Champ, a specialty distributor of consumable automotive aftermarket maintenance parts and accessories, from November 2015 to September 2017. Prior to joining Service Champ, she served as President and Chief Executive Officer of RecoverCare, a supplier of healthcare equipment, from May 2011 to February 2015. Ms. Zappone worked at Alcoa, Inc. from 2006 to 2011, serving in a variety of roles, most recently as President of the Alcoa Oil & Gas Group, where she was responsible for operations, strategy, business development, and expansion of the aluminum alloy product systems business. During her career, she has also held other senior-level positions at Tyco International, General Electric, and Exxon, and worked at McKinsey & Co., where she advised companies in improving operating performance, capital investment, and merger and acquisition strategies. Ms. Zappone also serves as a director of Alsco Inc. (formerly known as Steiner). She received a Bachelor of Science in Chemical Engineering from Johns Hopkins University and an M.B.A. in Finance at Columbia Business School.

Relevant Skills and Qualifications:
Ms. Zappone has significant executive leadership experience, including in the areas of operations, strategy, people management, business development and company growth and expansion, as a result of her career as an executive and advisor, including high-level roles at companies that are renowned for their operational excellence. Additionally, Ms. Zappone has significant knowledge of accounting, capital structures, finance, financial reporting, strategic planning and forecasting and her extensive financial and accounting experience qualifies her as an “audit committee financial expert.” Ms. Zappone currently serves as the Chair of the Audit Committee, where she contributes significantly to the oversight of the integrity of our financial statements, internal controls, risk management and ethics and compliance functions.

Blucora, Inc. | 2020 Proxy Statement 28

Additional Information
Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the Director Nominees listed in this Proxy Statement. The Director Nominees have consented to be named in this Proxy Statement and agreed to serve as directors if elected by the stockholders. In the event that any Director Nominee is unable or declines to serve as a director at the time of the 2020 Annual Meeting, the proxies will be voted for a nominee who may be designated by the present Board of Directors to fill the vacancy. Alternatively, the Board of Directors may reduce the size of the Board or maintain such vacancy. It is not expected that any of the Director Nominees will be unable or will decline to serve as a director.

Pursuant to our Corporate Governance Guidelines, each of the Director Nominees has tendered an irrevocable resignation that becomes effective if such Director Nominee fails to receive the required vote at the 2020 Annual Meeting. The Nominating and Governance Committee must consider the resignation and recommend to the Board the action to be taken with respect to the resignation. The director whose resignation is under consideration shall not participate in the Nominating and Governance Committee’s recommendation or the deliberations of the Board with respect to such resignation. The Board of Directors is required to consider and act on the recommendation within ninety (90) days following certification of the election results and will publicly disclose its decision whether to accept the resignation offer. A copy of our Corporate Governance Guidelines is available on our website at www.blucora.com/governance.

Vote Required
A Director Nominee will be elected to the Board of Directors if the votes cast "FOR" such Director Nominee’s election exceed the votes cast "AGAINST" such Director Nominee’s election (with abstentions and broker non-votes not counted as a vote cast either “FOR” or “AGAINST” such Director Nominee’s election).

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES

Blucora, Inc. | 2020 Proxy Statement 29

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2020
The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020 and recommends that stockholders vote “FOR” the ratification of this appointment. Although stockholder approval of this selection is not required by law and is not binding on the Company, the Audit Committee will take your vote on this proposal into consideration when selecting the independent registered public accounting firm in the future. Even if you ratify the appointment of Ernst & Young LLP, the Audit Committee may, in its sole discretion, terminate such engagement and direct the appointment of another independent registered public accounting firm at any time during the year.
The Audit Committee initially appointed Ernst & Young LLP as the Company's independent registered public accounting firm in March 2012. Representatives of Ernst & Young LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020 requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO

Blucora, Inc. | 2020 Proxy Statement 30

PROPOSAL THREE
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS

What You Are Being Asked to Approve
We hold non-binding advisory votes on the compensation of our Named Executive Officers, which are commonly referred to as “say-on-pay” votes, at every annual meeting of stockholders. Our Board of Directors values the opinions of our stockholders and believes an annual advisory vote allows our stockholders to provide us with their input on our executive compensation program. We conducted an advisory vote on the frequency of the advisory say-on-pay vote at our 2017 annual meeting of stockholders. Following the recommendation of our stockholders, we will continue to hold our advisory say-on-pay vote on an annual basis. We received very strong approval of our say-on-pay vote at our 2019 annual meeting of stockholders, with 96.9% of our stockholders who voted at the meeting voting "FOR" approval of our compensation framework for our Named Executive Officers.

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking you to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers for 2019, as disclosed in the “Compensation Discussion and Analysis” section beginning on page 53 and the accompanying compensation tables and related narrative discussion . This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement. The next stockholder advisory vote to approve executive compensation will be held at the 2021 Annual Meeting.
Our Compensation Program
We believe that our Named Executive Officer compensation program described throughout the “Compensation Discussion and Analysis” section of this Proxy Statement aligns the interests of our executives with those of our stockholders. Our compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and reward our Named Executive Officers for the achievement of short- and long-term strategic and operational goals and increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In addition, we have implemented a number of executive compensation best practices and policies over the last few years that we believe reflect sound governance and promote the long-term interests of our stockholders.
Resolution for Advisory Vote to Approve Executive Compensation
The Board of Directors and its committees value the opinions of our stockholders and will carefully consider the outcome of the advisory vote to approve executive compensation. Because this vote is advisory, it is not binding on the Board of Directors and/or its committees. We ask our stockholders to vote FOR the following resolution at the 2020 Annual Meeting:

“RESOLVED, that the compensation of our Named Executive Officers, as disclosed in the proxy statement for our 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion, is hereby APPROVED on an advisory basis.”

Vote Required

The proposal to approve, on a non-binding basis, the compensation of our Named Executive Officers requires the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL THREE

Blucora, Inc. | 2020 Proxy Statement 31

PROPOSAL FOUR
APPROVAL OF AN AMENDMENT TO THE BLUCORA, INC.
2018 LONG-TERM INCENTIVE PLAN

Proposed Amendment to 2018 Plan

We are asking stockholders to approve an amendment (the “Plan Amendment”) to the Blucora, Inc. 2018 Long-Term Incentive Plan (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the Plan Amendment, the “2018 Plan”), which was recommended by the Compensation Committee and approved by the Board on March 31, 2020, subject to and effective upon stockholder approval at the 2020 Annual Meeting (the "Amendment Effective Date"). The 2018 Plan was adopted by the Board on April 6, 2018, and subsequently approved by our stockholders on June 7, 2018 (the “2018 Plan Effective Date").

The 2018 Plan (after giving effect to the Plan Amendment, the “Amended 2018 Plan”) is summarized below. The Plan Amendment would (i) increase the number of shares of the Company’s Common Stock available for grant under the 2018 Plan by 1,692,000 shares and (ii) convert to a non-fungible share pool, such that all equity awards count on a 1:1 basis against the number of shares authorized for issuance under the Amended 2018 Plan.

Except for the proposed removal of the fungible share ratio in connection with the Plan Amendment, the Amended 2018 Plan would retain all of the features that were included in the 2018 Plan, which we believe are consistent with the interests of the Company’s stockholders and sound corporate governance practices, including the following:

•
No recycling of shares or “liberal share counting” practices. Shares tendered to the Company or retained by the Company in the exercise or settlement of an award or for tax withholding may not become available again for issuance under the Amended 2018 Plan.

•
Minimum Vesting Requirements. No Award will vest prior to one-year from its date of grant (subject to a 5% carve-out as described below for “Exempt Shares” and subject to an exception for shares granted to directors that vest at the Company’s subsequent annual meeting as described below).

•
No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the Amended 2018 Plan can be automatically replenished.

•	No liberal change in control definition. Change in control is triggered only by the occurrence, rather than stockholder approval, of a merger or other change in control event.
•	No discounted stock options or SARs. All stock options and stock appreciation rights ("SARs") must be issued with an exercise or grant price at fair market value or above.
•	No repricing of stock options or SARs. Repricing or other exchanges or buyouts of stock options and SARs are prohibited.
•	Awards subject to clawback. Awards under the Amended 2018 Plan are subject to recoupment as provided in the Company’s Clawback Policy.
•
No dividends on stock options, SARs or unvested awards. No dividends or dividend equivalents accrue or are payable on stock options or SARs. Dividends and dividend equivalent rights accrue and are payable only when the underlying awards become vested.

•	Limit on outside director awards. The Amended 2018 Plan establishes a maximum amount of shares (by dollar value) that may be granted to any outside director in any calendar year.
•	No tax gross ups. The Amended 2018 Plan does not provide for the gross-up of any excise tax liability on awards.
•	No reload options. The Amended 2018 Plan does not provide for the grant of reload stock options.

Reasons for the Proposal

The Board and Compensation Committee believe that the number of shares of Common Stock currently available under the 2018 Plan is insufficient to meet the Company’s future equity compensation needs. Stockholder approval of the Plan Amendment is intended to ensure that the Company has sufficient shares available to attract and retain key employees, key contractors, and outside directors, and to further the Company’s growth and development. For a discussion of awards under the 2018 Plan as components of the Company’s executive compensation program, please refer to the “Compensation Discussion and Analysis” section beginning on page 53.

Plan Information

The following table sets forth information regarding our outstanding equity awards under the 2018 Plan and the Blucora, Inc. 2016 Inducement Plan (the "Inducement Plan"), respectively, as of the Record Date:

Blucora, Inc. | 2020 Proxy Statement 32

	2018 Plan	Inducement Plan	Total
Shares available for future awards	3,347,488	1,331,898	4,679,386
Options outstanding (1)	1,588,103	79,023	1,667,126
Total number of full-value awards outstanding (2)	1,377,840	—	1,377,840
Weighted average exercise price of outstanding options	$19.13
Weighted average remaining term of outstanding options	3.28 Years
Total common shares outstanding	47,842,896

(1)	No stock options outstanding as of the Record Date were entitled to receive dividend equivalents. No stock appreciation rights were outstanding as of the Record Date.

(2)	Reflects 1,160,013 shares of time-based restricted stock units ("RSUs") outstanding and 217,827 share of performance-based restricted stock units ("PRSUs") outstanding (at target) under the 2018 Plan.

Background for Requested Share Authorization

The Plan Amendment would authorize the issuance of an additional 1,692,000 shares under the 2018 Plan. If the Plan Amendment is approved, the number of shares of Common Stock authorized for grant under the Amended 2018 Plan is set forth in the table below.

	2018 Plan
	Previously Authorized under 2018 Plan (1)(2)	To Be Authorized under Plan Amendment	Shares Authorized for Issuance under 2018 Plan (2)
Shares authorized for issuance	5,563,134	1,692,000	7,255,134

(1)
Reflects the number of shares authorized for issuance under the 2018 Plan, as approved by stockholders on the 2018 Plan Effective Date. Since the 2018 Plan was previously approved by stockholders on the 2018 Plan Effective Date, the 2015 Plan has been terminated and no further awards have been made under the 2015 Plan.

(2)
Does not include (i) the number of shares subject to awards granted under the Blucora, Inc. 2015 Long-Term Incentive Plan (the "2015 Plan") and the Company’s Restated 1996 Flexible Stock Incentive Plan (the "1996 Plan") as of the 2018 Plan Effective Date (collectively, the “Prior Plans”) that were outstanding as of the 2018 Plan Effective Date, and that on or after such date, are forfeited, expire or are canceled; and (ii) the number of shares subject to awards relating to Common Stock under the Prior Plans that, on or after the 2018 Plan Effective Date, are settled in cash (with (i) and (ii) collectively, the “Prior Plan Awards”). Any Prior Plan Awards that are so forfeited, expired, canceled or settled in cash would be eligible for issuance to applicable participants under the 2018 Plan.

In setting the number of shares authorized for issuance under the Amended 2018 Plan, the Compensation Committee and the Board considered the number of eligible plan participants, including all employees, contractors and outside directors of the Company (which, in the aggregate, currently is approximately 4,700 eligible participants), the number of outstanding equity awards and shares available for grant under the 2018 Plan, the Company’s historical granting practices and burn rate, the certain market and economic conditions that have impacted, and may continue to impact, the value of the Common Stock, and the level of potential dilution that will result from adoption of the Plan Amendment.

In connection with the proposed Plan Amendment, including the removal of the fungible share ratio, in March 2020, the Board approved an amendment to the Inducement Plan (the "Inducement Plan Amendment") to remove the fungible share ratio under the Inducement Plan, with the Inducement Plan Amendment intended to be entered into on or about the date of the 2020 Annual Meeting.

The Company has granted or settled equity awards representing a total of 1,847,795 shares in 2017, 905,108 shares in 2018, and 1,335,401 shares in 2019, as further detailed in the table below:

	2017	2018 (1)	2019
Stock options granted	1,474,266	322,823	280,135
RSUs granted / PRSUs earned	373,529	582,285	1,055,206
Weighted-average Common Stock outstanding during the year	44,370,000	47,394,000	48,264,000
Gross burn rate (unadjusted)	4.2%	1.9%	2.8%

(1)
Includes grants made under the Inducement Plan, which was adopted by our Board on January 29, 2016 and did not require stockholder approval. Shares issued as RSUs and other full-value awards count as two shares against the number of shares authorized for issuance under the Inducement Plan.

Blucora, Inc. | 2020 Proxy Statement 33

The Company’s three-year average annual gross burn rate for the period from January 1, 2017 through December 31, 2019 was 2.97% on an unadjusted basis. As of the Record Date, the number of shares subject to outstanding equity awards plus the number of the shares available for grant under the 2018 Plan, represent 13.9% of the Company’s outstanding Common Stock on a fully diluted basis, which was 47,842,896 shares outstanding as of the Record Date. If the Plan Amendment is approved, the potential basic dilution will be 19.68% based on the shares outstanding as of the Record Date. We believe our three-year average annual burn rate and level of potential dilution, assuming the Amended 2018 Plan is approved by stockholders, compare favorably to the Company’s industry peers and are lower than the industry thresholds established by certain major proxy advisory firms.

The Company’s future burn rate will depend on a number of factors, including the number of participants in the 2018 Plan, the price per share of our Common Stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in the compensation practices of our competitors, or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

Description of the Amended 2018 Plan

The following is a brief description of the Amended 2018 Plan. The complete text of the 2018 Plan and the Plan Amendment are each attached to this Proxy Statement as Appendix B. The following description of the Amended 2018 Plan is a summary of certain provisions of the Amended 2018 Plan and is qualified in its entirety by reference to the full text of the 2018 Plan and the Plan Amendment.

Effective Date and Expiration. The 2018 Plan was originally adopted by the Board of Directors on April 6, 2018, with the effectiveness thereof subject to and conditioned upon stockholder approval of the 2018 Plan. The Company's stockholders approved the 2018 Plan at the Company's 2018 annual meeting of stockholders held on June 7, 2018. Unless sooner terminated by action of the Board, the 2018 Plan will terminate and expire on June 7, 2028, the tenth anniversary of the 2018 Plan Effective Date, but awards granted prior to that date will continue to be effective in accordance with their terms and conditions.

Share Authorization. The Plan Amendment increases the number of shares authorized and reserved under the 2018 Plan by 1,692,000 shares. Subject to certain adjustments, the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the Amended 2018 Plan is equal to the sum of (i) 7,255,134 shares of Common Stock, plus (ii) the number of shares subject to the Prior Plan Awards. Of the shares of Common Stock reserved under the Amended 2018 Plan, up to 5,000,000 shares may be delivered pursuant to incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”). Shares to be issued may be made available from authorized but unissued shares of Common Stock, shares of Common Stock held by the Company in its treasury, or shares of Common Stock purchased by the Company on the open market or otherwise. During the term of the Amended 2018 Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of the Amended 2018 Plan. The Amended 2018 Plan also provides that no more than 5% of the shares of Common Stock that may be issued pursuant to an award under the Amended 2018 Plan may be designated as “Exempt Shares.” Exempt Shares are shares subject to awards that are granted with more favorable vesting provisions than the minimum vesting provisions otherwise required by the Amended 2018 Plan (as described below).

Share Counting. If an award under the Amended 2018 Plan (or a Prior Plan Award) is canceled, forfeited, or expires, in whole or in part, the shares subject to such forfeited, expired, or canceled award may again be awarded under the Amended 2018 Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration will be counted against the maximum number of shares of Common Stock that may be issued under the Amended 2018 Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an award that are withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholdings (including, without limitation, any shares withheld in connection with the exercise of stock-settled SARs) will be treated as delivered to the participant and will be counted against the maximum number of shares of Common Stock that may be issued under the Amended 2018 Plan. However, such awards will not reduce the number of shares of Common Stock that may be issued if the settlement of the award will not require the issuance of shares, as, for example, a SAR that can be satisfied only by the payment of cash. Only shares forfeited back to the Company or shares canceled on account of termination, expiration or lapse of an award will again be available for grant of incentive stock options under the Amended 2018 Plan, but will not increase the maximum number of shares described above as the maximum number of shares of Common Stock that may be delivered pursuant to incentive stock options.

Blucora, Inc. | 2020 Proxy Statement 34

All shares subject to awards, regardless the type of award, will count against the Amended 2018 Plan's reserve on a 1:1 basis for each share subject to the award. Any shares of Common Stock that again become available for issuance under the Amended 2018 Plan will be added back to the Amended 2018 Plan on the same 1:1 basis.

Director Award Limits. No outside director may be granted any award or awards which would permit the aggregate fair market value (determined on the date of grant) of awards granted to the outside director during any calendar year to exceed $700,000 plus an additional $700,000 in fair market value (determined on the date of grant) for one-time awards to a newly appointed or elected director. This limit does not apply to any award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers.

Administration. The Amended 2018 Plan will be administered by the Board or such committee of the Board of Directors as is designated by the Board of Directors (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board of Directors. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board of Directors. Membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. As of the 2018 Plan Effective Date, the Compensation Committee was designated by the Board to administer the Plan. The Board intends for the Compensation Committee to continue administering the Amended 2018 Plan.

The Board or the Committee may delegate certain duties to one or more officers of the Company as provided in the Amended 2018 Plan. The Committee will interpret the Amended 2018 Plan and award agreements, prescribe, amend, and rescind any rules and regulations, as necessary or appropriate for the administration of the Amended 2018 Plan, establish performance goals for an award and certify the extent of their achievement, and make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Amended 2018 Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

Eligibility. Employees (including any employee who is also a director or an officer), contractors, and outside directors of the Company or its related companies whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of the Company and its related companies are eligible to participate in the Amended 2018 Plan. As of the Record Date, the Company and its related companies had approximately 680 employees, 4,500 contractors (including advisors), and 7 outside directors. The Committee is empowered, in its sole discretion, to select the employees, contractors or advisors, and directors who will participate in the Amended 2018 Plan.

Financial Effect of Awards. The Company will receive no monetary consideration for the granting of awards under the Amended 2018 Plan, unless otherwise provided when granting restricted stock or RSUs. The Company will receive no monetary consideration other than the option price for shares of Common Stock issued to participants upon the exercise of their stock options and the Company will receive no monetary consideration upon the exercise of stock appreciation rights.

Stock Options. The Committee may grant either incentive stock options qualifying under IRC Section 422 or non-qualified stock options, provided that only employees of the Company and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive incentive stock options. Stock options may not be granted with an option price less than 100% of the fair market value of a share of Common Stock on the date the stock option is granted. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the option price must be at least 110% of the fair market value of a share of Common Stock on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including, without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years or, in the case of an incentive stock option granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), five years. In addition, no dividends or dividend equivalent rights may be paid or granted with respect to any stock options granted under the Amended 2018 Plan.

Recipients of stock options may pay the option exercise price (i) in cash; (ii) by wire transfer or check acceptable to the Company; (iii) if permitted by the Committee, having the Company withhold shares of Common Stock that would

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otherwise be issued on exercise of the stock option that have an aggregate fair market value equal to the aggregate option price of the shares being purchased; (iv) if permitted by the Committee, tendering (either actually or, so long as the shares are registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the participant that have an aggregate fair market value equal to the aggregate option price of the shares being purchased; (v) unless the Committee determines otherwise and so long as the shares are registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, by delivery of irrevocable instructions to a brokerage firm designated or approved by the Company to sell certain of the shares of Common Stock purchased upon the exercise of the option and to promptly deliver to the Company the amount of proceeds to pay the aggregate option price of the shares being purchased; or (vi) such other consideration as the Committee may permit, in its sole discretion.

Stock Appreciation Rights. The Committee is authorized to grant SARs as a stand-alone award, or freestanding SARs, or in conjunction with stock options granted under the Amended 2018 Plan, or tandem SARs. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price. The exercise price may be equal to or greater than the fair market value of a share of Common Stock on the date of grant. The Committee, in its sole discretion, may place a ceiling on the amount payable on the exercise of a SAR, but any such limitation shall be specified at the time the SAR is granted. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Committee will determine the terms of each SAR at the time of the grant, including, without limitation, the methods by or forms in which the value will be delivered to participants (whether made in shares of Common Stock, in cash or in a combination of both). The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR. In addition, no dividends or dividend equivalent rights may be paid or granted with respect to any SARs granted under the Amended 2018 Plan.

Restricted Stock and RSUs. The Committee is authorized to grant restricted stock and RSUs. Restricted stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. RSUs are the right to receive shares of Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions; provided that, if the right to receive dividends is awarded, then (A) any cash dividends and stock dividends with respect to a restricted stock award shall be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee; and (B) such cash dividends or stock dividends so withheld by the Company and attributable to any particular share of restricted stock (and earnings thereon, if applicable) shall be distributed to such participant in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the participant shall will also forfeit the right to dividends attributable to such forfeited share. The value of the RSUs may be paid in shares of Common Stock, cash, or a combination of both, as determined by the Committee.

Performance Awards. The Committee may grant performance awards payable in cash, shares of Common Stock, or a combination thereof at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the Amended 2018 Plan, and to the extent an award is subject to IRC Section 409A, are in compliance with the applicable requirements of IRC Section 409A and any applicable regulations or guidance. If the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the

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performance period. Subject to Committee discretion, a performance award will terminate for all purposes if the participant is not continuously employed by the Company at all times during the applicable performance period.

Other Awards. The Committee may grant other forms of awards payable in cash or shares of Common Stock if the Committee determines that another form of award is consistent with the purpose and restrictions of the Amended 2018 Plan. The terms and conditions of such other form of award will be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

Dividend Equivalent Rights. The Committee may grant a dividend equivalent right either as a component of another award (to the extent permitted under the Amended 2018 Plan) or as a separate award. The terms and conditions of the dividend equivalent right will be specified by the grant and, when granted as a component of another award, may have terms and conditions different from such other award; provided, however, that (i) any dividend equivalent rights with respect to such other award will be withheld by the Company for a participant’s account until such other award is vested, subject to such terms as determined by the Committee; and (ii) such dividend equivalent rights so withheld and attributable to another award will be distributed to such participant in cash or, at the discretion of the Committee, in shares of Common Stock having a fair market value equal to the amount of such dividend equivalent rights, if applicable, upon vesting of the other award and, if such other award is forfeited, the right to dividend equivalent rights attributable to such forfeited award will also be forfeited. No dividend equivalent right may be paid or granted with respect to any stock option or SAR. Dividend equivalents granted as a separate award may also be paid currently or may be deemed to be reinvested in additional shares of Common Stock. Any such reinvestment will be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or shares of Common Stock.

Performance Goals. Awards of restricted stock, RSUs, performance awards, and other awards (whether relating to cash or shares of Common Stock) under the Amended 2018 Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, may consist of one or more or any combination of the following criteria: cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cost; working capital; earnings (and any variations thereon, including, without limitation, earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization, and stock-based compensation or other similar expenses; operating earnings); earnings per share; book value per share; share price; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues (and any variations thereon, including, without limitation, gross revenues; net revenues; revenues from products); expenses (and any variations thereon); assets under management; fees based on assets under management; monetized units or products; sales (and any variations thereon); operating margins; gross margins; return on assets; return on equity; debt; debt plus equity; credit quality or debt ratings; profit (and any variations thereon) market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; capital expenditures; operational improvements; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence; (ii) gains or losses acquisitions or divestitures, (iii) asset write-downs; (iv) litigation or claim judgments or settlements; (v) foreign exchange gains and losses; (vi) impairments; (vi) changes in tax or accounting regulations or laws, (vii) the effect of a merger or acquisition, any reorganization or restructuring programs; or (viii) other similar occurrences. In all other respects, Performance Criteria are to be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s proxy statement as incorporated by reference to the Company’s Annual Report on Form 10-K.

Vesting of Awards; Forfeiture; Assignment. Except as otherwise provided below, the Committee, in its sole discretion, may determine that an award will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Amended 2018 Plan. Except to the extent an award is for Exempt Shares, no awards granted by the Committee nor any portion of an award (even on a pro rata basis) may vest earlier than one (1) year after the date of grant; provided, however, with respect to grants of awards made on the date of an annual stockholders meeting to outside directors, such one (1) year vesting period shall be deemed satisfied if such awards vest on the earlier of the first anniversary of the date of grant of such award or the first annual stockholders meeting following the

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date of grant. The Committee may not accelerate the date on which all or any portion of an award may be vested or waive the period an award is restricted on a full value award except upon the participant’s death, “total and permanent disability,” retirement, or a “change in control” (as such terms are defined in the Amended 2018 Plan). Notwithstanding the foregoing, the Committee may, in its sole discretion, grant awards with more favorable vesting provisions at any time, provided that the shares of Common Stock subject to such awards will be designated as Exempt Shares. As discussed above, only 5% of the shares of Common Stock that may be issued pursuant to an award under the Amended 2018 Plan may be designated as Exempt Shares.

The Committee may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances under which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise determined by the Committee, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Awards granted under the Amended 2018 Plan generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of nonqualified stock options or SARs to: (i) the spouse (or former spouse), children, or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to IRC Section 501(c)(3) or any successor provision; or (v) a split interest trust or pooled income fund described in IRC Section 2522(c)(2) or any successor provision, provided that (x) there is no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability, and (z) subsequent transfers of transferred awards will be prohibited except those by will or the laws of descent and distribution.

Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of the shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an award, then the Committee will adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of awards, (ii) the number of shares and type of shares of Common Stock (or other securities or property) subject to outstanding awards, (iii) the option price of each outstanding award, (iv) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with the terms of the Amended 2018 Plan, and (v) the number of or exercise price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Amended 2018 Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance will remain subject to exercise at the same aggregate exercise price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any award will always be a whole number. Notwithstanding the foregoing, no such adjustment will be made or authorized to the extent that such adjustment would cause the Amended 2018 Plan or any stock option to violate IRC Section 422 or IRC Section 409A. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Amendment or Discontinuance of the Amended 2018 Plan. The Board may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the Amended 2018 Plan in whole or in part; provided, however, that (i) no amendment that requires stockholder approval in order for the Amended 2018 Plan and any awards under the Amended 2018 Plan to continue to comply with IRC Sections 421 and 422 (including any successors to such sections, or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which the Company’s stock is listed or traded, will be effective unless such amendment is approved by the requisite vote of the Company’s stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by the Board regarding amendment or discontinuance of the Amended 2018 Plan may adversely affect any rights of any participants or obligations of the Company to any participants with respect to any outstanding award under the Amended 2018 Plan without the consent of the affected participant.

No Repricing of Stock Options or SARs. The Committee may not “reprice” any stock option or SAR. For purposes of the Amended 2018 Plan, “reprice” means any of the following or any other action that has the same effect: (i) amending

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a stock option or SAR to reduce its exercise price or base price, (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a share of Common Stock in exchange for cash or a stock option, SAR, award of restricted stock or other equity award, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing will prevent the Committee from (x) making adjustments to awards upon changes in capitalization, (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization, or (z) substituting awards for awards granted by other entities, to the extent permitted by the Amended 2018 Plan.

Recoupment for Restatements. The Committee may recoup all or any portion of any shares or cash paid to a participant in connection with an award, as set forth in the Company’s Clawback Policy, approved by the Board from time to time.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Amended 2018 Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the IRC and the treasury regulations issued thereunder, and judicial and administrative interpretations under the IRC and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation. This summary is general in nature and does not purport to be legal or tax advice.

Law Affecting Deferred Compensation. If the requirements of IRC Section 409A are not satisfied, deferred compensation and earnings thereon will be subject to tax as they vest, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, RSUs, and certain types of restricted stock are subject to IRC Section 409A. The Company intends that awards granted under the Amended 2018 Plan comply with, or otherwise be exempt from, IRC Section 409A, but makes no representation or warranty to that effect.

Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the shares of Common Stock over $100,000 will be treated as non-qualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were non-qualified stock options. In addition to the foregoing, if the fair market value of the shares of Common Stock received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status. Any gain or loss that the participant realizes when he or she later sells or disposes of the shares will be short-term or long-term capital gain or loss, depending on how long the shares were held. If the participant disposes of shares of Common Stock acquired by exercise of an incentive stock option in a “disqualifying disposition,” the participant may recognize ordinary income for the tax year in which the disqualifying disposition occurs.

Non-qualified Stock Options. A participant generally will not recognize income at the time a non-qualified stock option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the shares of Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for shares of Common Stock acquired under a non-qualified stock option will be equal to the option price paid for such shares of Common Stock, plus any amounts included in the participant’s income as compensation. When a participant disposes of shares of Common Stock acquired by exercise of a non-qualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares of Common Stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the shares of Common Stock granted as restricted stock at such time as the shares are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such shares.

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However, a participant who receives restricted stock may make an election under IRC Section 83(b) within 30 days of the date of transfer of the shares of Common Stock to recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under IRC Section 83(b), then the participant will recognize as ordinary income any dividends received with respect to such shares. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Other Awards. In the case of an award of RSUs, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with IRC Section 409A. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding. Any ordinary income realized by a participant upon the exercise of an award under the Amended 2018 Plan is subject to withholding of federal, state, and local income tax and to withholding of the participant’s share of tax to satisfy federal income tax withholding requirements. The Company and its related companies will have the right to require that, as a condition to the issuance of any shares of Common Stock, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the shares of Common Stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents, accept delivery of shares of Common Stock with an aggregate fair market value that equals or exceeds the required tax withholding payment.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of IRC Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under IRC Section 162(m).

Interest of Directors and Executive Officers

All members of the Board and all executive officers of the Company are eligible for awards under the Amended 2018 Plan and thus, have a personal interest in the approval of the Plan Amendment.

New Plan Benefits

All awards to employees, officers, contractors and outside directors under the Amended 2018 Plan are made at the discretion of the Committee. Therefore, the future benefits and amounts that will be received or allocated to such individuals under the Amended 2018 Plan are not determinable at this time. No awards may be made under the Amended 2018 Plan with respect to the new shares authorized by the Plan Amendment until on or after the Amendment Effective Date.

The closing sale price of the Company’s Common Stock on the NASDAQ Global Select Market on the Record Date was $9.29 per share.
Vote Required

The proposal to approve the Plan Amendment requires the affirmative vote, in person or by proxy, of the majority of votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL FOUR

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PROPOSAL FIVE
APPROVAL OF AN AMENDMENT TO THE BLUCORA, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendment to Plan

We are asking stockholders to approve an amendment (the “ESPP Amendment”) to the Blucora, Inc. 2016 Employee Stock Purchase Plan (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the ESPP Amendment, the “ESPP”), which was recommended by the Compensation Committee and approved by the Board on March 31, 2020, subject to and effective upon stockholder approval at the 2020 Annual Meeting.

Background and Reasons for the Proposal

The ESPP was adopted by the Board on April 18, 2016 upon the recommendation of the Compensation Committee, and upon the subsequent approval by the stockholders, the ESPP became effective as of May 24, 2016. As of the Record Date, of the 1,000,000 shares of the Company’s Common Stock originally reserved for issuance under the ESPP, 652,109 remained. The Board proposes that the ESPP be amended to increase the shares authorized under the ESPP by an additional 350,000 shares of Common Stock (the ESPP after giving effect to the ESPP Amendment, the "Amended ESPP").

The Board recommends approval of the ESPP Amendment so the Company can continue to offer its eligible employees with an opportunity to increase their proprietary interest in the Company and participate in the success of the Company by purchasing shares of Common Stock through payroll deductions on favorable terms. The Board believes that the ESPP promotes the interests of the Company and our stockholders by encouraging employees of the Company to become stockholders, therefore aligning employee interest with our growth and success. The Board also believes that the opportunity to acquire a proprietary interest in the Company through the acquisition of shares of Common Stock pursuant to the ESPP is an important aspect of our ability to attract and retain highly qualified and motivated employees.

The ESPP is intended to qualify under IRC Section 423, and permits eligible employees of Blucora and its designated subsidiaries to purchase our Common Stock at a discount using payroll deductions, subject to limits set by the IRC. Stockholder approval of the ESPP would entitle employees to receive special tax treatment provided by the IRC.

Description of the ESPP

The following is a brief description of the Amended ESPP. The complete text of the ESPP and the ESPP Amendment are each attached to this Proxy Statement as Appendix C. The following description of the Amended ESPP is a summary of certain provisions of the Amended ESPP and is qualified in its entirety by reference to the full text of the ESPP and ESPP Amendment.

Purpose. The purposes of the ESPP are to (a) assist our employees and employees of designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify for favorable tax treatment under IRC Section 423, and (b) encourage employees to remain with the Company and its subsidiaries.

Administration. The ESPP will be administered by the Board, the Compensation Committee or any Company group or executive officer designated by the Board or the Compensation Committee as responsible for administering all or a portion of the ESPP, except for those items expressly reserved to the Board or the Compensation Committee (as applicable, the “Plan Administrator”). Subject to the provisions of the ESPP, the administrator of the ESPP has the authority and discretion to interpret the ESPP and adopt rules and regulations as it deems necessary to administer the ESPP, and its decisions are conclusive and binding.

Eligibility. Employees are eligible to participate in the ESPP if they meet the following criteria:

•	The employee is employed by the Company, one of its domestic subsidiaries, or any other subsidiary designated by the Board or the Compensation Committee, on the first day of an offering period;

•
The employee does not, immediately after purchasing Common Stock pursuant to the ESPP, own stock constituting 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary; and

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•
The employee’s customary employment is for more than 20 hours per week, except that the Plan Administrator has the authority to decrease this minimum requirement or impose additional eligibility requirements for future offerings consistent with IRC Section 423.

Number of Shares; Participation. The ESPP Amendment increases the number of shares reserved for issuance pursuant to the ESPP by 350,000 shares. Subject to adjustment as provided in the ESPP, the total number of shares of Common Stock reserved for issuance under the Amended ESPP is 1,350,000 shares (reflecting the 350,000 shares reserved under the ESPP Amendment, plus the 1,000,000 shares originally reserved under the ESPP). If an option issued pursuant to the ESPP expires or is canceled without having been exercised, the shares subject to the canceled option will again be available for issuance under the ESPP. As of the Record Date, there were approximately 680 employees who would be eligible to participate in the ESPP.

Terms and Conditions of Offerings. Participation in the ESPP is subject to the following terms and conditions:

•
Offering Periods.  The ESPP provides for separate six-month offering periods that begin on each of May 15 and November 15. The Plan Administrator may establish different offering periods for future offerings within the limits set by the ESPP and IRC Section 423.

•
Purchase Price.  The purchase price at which Common Stock may be acquired under the ESPP in any offering period is 85% of the lesser of (i) the fair market value of our Common Stock on the first day of the offering period and (ii) the fair market value of our Common Stock on the last day of the offering period. The fair market value of the Common Stock on any date is the closing price for the Common Stock as reported for such day on NASDAQ. If no sales of the Common Stock were made on NASDAQ on such day, the fair market value is the closing price for the Common Stock as reported for the next preceding day on which sales of the Common Stock were made on NASDAQ.

•
Limitations.  The right to acquire shares of Common Stock by an employee pursuant to an option under the ESPP (or any other plan intended to meet the requirements of IRC Section 423) during any calendar year may not accrue at a rate that exceeds $25,000 (or such other limit as may be imposed by the IRC) in aggregate fair market value per calendar year, determined as of the offering date of such option. In addition, the aggregate fair market value (determined at the offering date) of all shares purchased by an employee pursuant to the ESPP during any offering period may not exceed $25,000. The Board or the Compensation Committee may establish for future offering periods an aggregate limit on the number of shares that may be purchased by all employees with respect to an offering period.

•
Payroll Deductions.  An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last business day of the offering, the employee will be deemed to have exercised an option to purchase as many shares as the employee’s payroll deduction will allow at the option purchase price. The amount of payroll withholding for any eligible employee during any pay period must be at least 1% but may not exceed 15% of the employee’s regular cash compensation for such pay period. Amounts may be withheld in whole percentages only.

•
Termination of Employment.  Termination of employment for any reason will result in immediate termination of that employee’s participation in the ESPP. Payroll deductions credited to the employee’s account since the beginning of the current offering period will be returned to the employee as soon as practical, without interest.

Adjustment of Shares. If there is any change in the Common Stock subject to the ESPP or outstanding awards through a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the capital structure of the Company that results in outstanding securities being exchanged for a different number or class of securities, or if new, different or additional securities of the Company or another corporation are received, then the Board or the Compensation Committee, in its sole discretion, will make appropriate equitable adjustments, including adjustments to the maximum number and kind of shares subject to the ESPP, any maximum number and kind of shares that may be issued with respect to an offering, and the number and kind of shares subject to outstanding options under the ESPP and the purchase price.

Merger, Acquisition, Liquidation or Dissolution of the Company.  In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets, or the liquidation or dissolution of the Company, the last day of the current offering period shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Board or the Compensation Committee, in its sole discretion, provides for the assumption or substitution of outstanding awards in a manner complying with IRC Section 424(a).

Blucora, Inc. | 2020 Proxy Statement 42

Amendment and Termination of the ESPP. The Board or the Compensation Committee may at any time amend, suspend or terminate the ESPP as it deems advisable, except that no such amendment, suspension or termination may, without the consent of the affected individual, alter or impair any rights or obligations under any outstanding rights, and any amendment that would increase the number of shares available under the ESPP, modify the class of employees eligible to participate in the ESPP or otherwise require stockholder approval must be approved by our stockholders.

Term of the ESPP. The ESPP will continue in effect until May 24, 2026, unless sooner terminated by the Board or the Compensation Committee.

Federal Income Tax Consequences

The following is a general summary of the U.S. federal income tax consequences that generally will apply to us and participating employees in the United States in connection with the ESPP. The summary is based on the IRC, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws. We intend, and this summary assumes, that the ESPP will qualify as an “employee stock purchase plan” under IRC Section 423.

The amounts deducted from a participating employee’s compensation through payroll deductions pursuant to the ESPP will be included in the employee’s compensation and will be subject to federal income and employment tax. No additional income will be recognized by the employee either at the beginning of the offering period or when the employee purchases shares of our Common Stock pursuant to the ESPP.

Qualifying Disposition of Shares. The required holding period for favorable federal income tax treatment upon disposition of Common Stock acquired under the ESPP is the later of (i) two years after the first day of the offering period to which the shares of Common Stock relate, and (ii) one year after the shares of Common Stock were acquired under the ESPP. When the Common Stock is disposed of after the requisite period, or after the employee’s death if the employee dies while holding the Common Stock (a “qualifying disposition”), the employee (or in the case of death, the employee’s estate) recognizes ordinary income to the extent of the lesser of (a) the excess of the fair market value of the shares of Common Stock on the first trading day of the offering period over the purchase price of the share of Common Stock, or (b) the excess of fair market value of the shares of Common Stock at the time of such disposition over the purchase price of the shares of Common Stock. The purchase price is generally equal to 85% of the lesser of the fair market value of our Common Stock on the first day of the offering period and the fair market value of our Common Stock on the last day of the offering period. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the purchase price, then the employee will not recognize ordinary income, and any loss recognized by the employee generally will be a long-term capital loss.

Disqualifying Disposition of Shares.  When an employee sells or disposes of the Common Stock acquired under the ESPP (including by way of most gifts) before the expiration of the required holding period (a “disqualifying disposition”), the employee will recognize ordinary income to the extent of the difference between the purchase price for the Common Stock and the fair market value of the Common Stock on the last day of an offering period regardless of the price at which the Common Stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than one year. If the sale price is less than the fair market value of the Common Stock at the date of exercise, then the employee will recognize a capital loss equal to such difference.

Tax Deduction by the Company.  Even though an employee must treat part of his or her gain on a qualifying disposition of Common Stock acquired under the ESPP as ordinary income, the Company may not take a deduction for this amount. However, if an employee makes a disqualifying disposition of Common Stock acquired under the ESPP, the amount of ordinary income recognized by the employee generally qualifies as a deduction for the Company, subject to any limitations imposed under the IRC. At any time, the Company may, but will not be obligated to, withhold from the employee’s compensation the amount necessary to meet applicable withholding obligations.

Blucora, Inc. | 2020 Proxy Statement 43

New Plan Benefits

Participation in the ESPP is entirely within the discretion of the eligible employees. Because we cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the ESPP, it is not possible to determine the value of benefits that may be obtained by executive officers and other employees under the ESPP.
Vote Required

The proposal to approve the ESPP Amendment requires the affirmative vote, in person or by proxy, of the majority of votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL FIVE

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AUDIT COMMITTEE REPORT
The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, and the information in this report shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.
Audit Committee Members

Each member who serves on the Audit Committee is an independent director as defined in the NASDAQ rules, meets the independence criteria in the applicable SEC rules and meets the NASDAQ’s financial knowledge requirements set forth in the NASDAQ rules. Our Board of Directors has determined that Ms. Zappone, Mr. Ernst and Ms. Hayles are “audit committee financial experts” under SEC rules and meet the financial sophistication and professional experience requirements set forth in the NASDAQ rules. The Audit Committee has directed the preparation of this report and has approved its content and submission to the stockholders.

Principal Purposes and Responsibilities of the Audit Committee

The principal purposes of the Audit Committee are to (i) monitor and oversee (a) the quality and integrity of the financial statements of Blucora, (b) Blucora’s financial reporting processes and financial statement audits, (c) the appointment of the independent registered public accountant, assessment of their qualifications and independence, and negotiations regarding compensation and fees paid to the independent registered public accountant, (d) the performance of Blucora’s internal audit function and independent registered public accountant, and (e) Blucora’s system, and annual audit, of internal controls over financial reporting, accounting, legal compliance and ethics, including the effectiveness of disclosure controls and controls over processes that could have a significant impact on Blucora’s financial statements; (ii) foster open communications among the independent registered public accountant, financial and senior management, internal audit and the Board; and (iii) encourage continuous improvement and foster adherence to the Company’s policies, procedures and practices at all levels. The role and responsibilities of the Audit Committee are fully set forth in the Audit Committee’s written charter which was approved by the Board and is available on the Company’s website at www.blucora.com/governance.

Management is responsible for Blucora’s internal control over financial reporting, preparation of financial statements, and the financial reporting process. The Company’s independent registered public accounting firm, which for 2019 was Ernst & Young LLP, is responsible for performing an independent audit of Blucora’s consolidated financial statements and internal control over financial reporting in accordance with standards set by the Public Company Accounting Oversight Board (“PCAOB”), and to issue reports thereon. The Audit Committee monitors and oversees these processes. Audit Committee members rely, without independent verification, on the information provided to them, and on the representations made to them, by management and the independent registered public accounting firm.

In this context, during 2019, the Audit Committee:

•	Discussed the overall scope and plans for audits with Ernst & Young LLP;

•
Met and held discussions with Ernst & Young LLP, both with and without management present, to discuss the results of the audits, management’s evaluation of Blucora’s internal control over financial reporting, and Ernst & Young LLP’s opinion thereof, and the overall quality of Blucora’s financial reporting;

•	Reviewed and discussed the quarterly and annual financial results prior to the publication of those results and the filing of those results;

•	Discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB;

•	Reviewed and discussed the unaudited and audited financial statements with management and Ernst & Young LLP, including Ernst & Young LLP’s opinion on the audited financial statements; and

•
Received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence. The Audit Committee has received reports from Ernst & Young LLP and Company management relating to services provided by Ernst & Young LLP and associated fees. In this regard, the Audit Committee has considered whether or not the provision of non-audit services by Ernst & Young LLP for the year 2019 is compatible with maintaining the independence of the firm.

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In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accounting firm and lead partner, including consideration of input from management. In doing so, the Audit Committee considers various factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry and Blucora’s business and operations; effective communication; objectivity; independence; and the potential impact of changing independent registered public accounting firms. Based on this evaluation, the Audit Committee has retained Ernst & Young LLP as our independent registered public accounting firm for 2020. The Audit Committee and Board believe that it is in the best interests of the Company and our stockholders to continue retention of Ernst & Young LLP to serve as our independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue to recommend that the Board request that the stockholders ratify the appointment of the independent registered public accounting firm each year.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

Audit Committee of the Board of Directors *
Mary S. Zappone, Chair
E. Carol Hayles
John Macllwaine

* Effective as of March 1, 2020, Mark A. Ernst was appointed as a member of our Board of Directors and as a member of the Audit Committee. Mr. Ernst did not participate in the review and discussions concerning, or the recommendation to include, the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Blucora, Inc. | 2020 Proxy Statement 46

FEES PAID TO INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2019 AND 2018
Professional Accountant Fees
The aggregate fees billed by the Company’s current independent registered public accounting firm, Ernst & Young LLP, to the Company and its subsidiaries during 2019 and 2018 were as follows:

	2019 (1)	2018
Audit Fees. Fees for professional services necessary to perform the annual audit of the Company's consolidated financial statements, review of interim financial statements, review of internal control over financial reporting, review SEC filings, fulfill statutory and other attestation service requirements, and provide comfort letters and consents	$2,759,015	$1,937,063
Tax Fees. Fees for professional services rendered for tax compliance, tax planning, and tax advice related to mergers and acquisitions, divestitures, and communications with and requests for rulings from taxing authorities	24,452	—
Audit-Related Fees. Fees for assurance and related services, including due diligence related to mergers, acquisitions and divestitures, accounting consultations and audits in connection with acquisitions, internal control reviews, attestation services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards	—	—
All other fees. Annual license fees for accounting research software products	6,019	3,355
TOTAL	$2,789,486	$1,940,418

(1)
The fees and services described above for fiscal 2019 reflect certain increased amounts billed to the Company by Ernst & Young LLP for additional audit work related to (i) the 1st Global Acquisition (inclusive of purchase accounting and enhanced scale and complexity of combined company), (ii) HD Vest trade name impairment and (iii) enhanced scope of initial audit to review certain critical accounting matters.

Pre-approval Policy
The Audit Committee pre-approves all audit and non-audit services to be performed by our independent registered public accounting firm. As part of its pre-approval procedures, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on the independence of registered public accounting firms. The Audit Committee has considered whether the provision by Ernst & Young LLP of the non-audit services described above is compatible with Ernst & Young LLP’s independence. After consideration, the Audit Committee has determined that Ernst & Young LLP's independence as a registered public accounting firm has not been compromised by its provision of these services. All audit and non-audit services provided by Ernst & Young LLP in 2018 and 2019 were pre-approved by the Audit Committee in accordance with the foregoing policy and the applicable SEC rules and regulations.

Blucora, Inc. | 2020 Proxy Statement 47

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures
As set forth in the Corporate Governance Guidelines, the Audit Committee has adopted a written policy relating to the approval of transactions with related parties (such policy, the "Related Party Transaction Policy"). Under our Related Party Transaction Policy, proposed related person transactions (which generally include any transactions by the Company or any subsidiary with an employee or director of the Company, a relative of an employee or director, or any entity with which an employee or director has a material interest) must be disclosed to our Chief Financial Officer. If the Chief Financial Officer determines that the transaction is material, or otherwise is of such a nature that it should be reviewed and approved by the Audit Committee under the guidance provided in our Related Party Transaction Policy, the Audit Committee must review and approve such related person transactions in advance.
In determining whether to approve a related person transaction, the Audit Committee considers whether the terms of the related person transaction are fair to the Company at the time of authorization; the business reasons for the Company to enter into the related person transaction; whether other comparable transactions with non-related parties were considered, and if so, the terms of such transactions and the reason for the selection of the related person transaction; the value of the transaction to the Company and to the related person; whether the related person transaction would impair the independence of a previously independent director; and any other factors that are relevant to a determination of whether the terms of the transaction, and the process that led to it, are fair to the Company.
Related Person Transactions

Since January 1, 2019, there have not been any transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant, where the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest. A copy of the Corporate Governance Guidelines, including the applicable provision relating to our Related Party Transaction Policy, is available on the Company’s website at www.blucora.com/governance.

Charitable Contributions

During 2019, we did not make any contributions to any charitable organization in which an independent director served as an executive officer in 2019.

Blucora, Inc. | 2020 Proxy Statement 48

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the following directors served on the Compensation Committee for all or a portion of 2019:

Compensation Committee Service in 2019
Steven Aldrich
E. Carol Hayles (1)
Georganne C. Proctor (2)
Christopher W. Walters (3)
Mary S. Zappone (4)

(1)	Ms. Hayles served as a member of the Committee during 2019 and was appointed as Chair of the Compensation Committee, effective January 30, 2020.

(2)	Ms. Proctor served on the Compensation Committee beginning on January 1, 2019 until June 27, 2019 and again from January 30, 2020 and ending on March 1, 2020.

(3)
Mr. Walters served as the Chair of the Compensation Committee during 2019 and resigned as a member and Chairman of the Committee upon his appointment as President and CEO of the Company, effective January 30, 2020.

(4)	Ms. Zappone served on the Compensation Committee until her appointment as the Chair of the Audit Committee, effective June 28, 2019.

None of Blucora’s directors who currently serve, or during the past year have served, as members of the Compensation Committee is, or has, at any time, been one of Blucora’s officers or employees, except Christopher W. Walters, who was appointed on January 30, 2020 as our President and CEO, whereupon Mr. Walters resigned as a member and Chair of the Compensation Committee in accordance with NASDAQ rules. None of Blucora's executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or a committee performing similar functions) of any other company that had one or more executive officers serving on our Board or our Compensation Committee.

Blucora, Inc. | 2020 Proxy Statement 49

INFORMATION REGARDING EXECUTIVE OFFICERS
Executive Officers

Executive officers are elected annually by the Board to serve at the Board’s discretion until their successor is duly elected and qualified or until their earlier death, resignation, or removal. The following table and biographies set forth information as of April 9, 2020 regarding our current executive officers:

Name	Age	Diversity (1)	Position
Christopher W. Walters	46		President, CEO and Director
Curtis A. Campbell	47	X	President, TaxAct
Enrique M. Vasquez	55	X	President, Avantax Wealth Management
Todd C. Mackay	46		Chief Business Operations & Development Officer
Ann J. Bruder	54	X	Chief Legal Officer & Secretary
Mimi Carsley (2)	50	X	Interim Chief Financial Officer

(1)	Reflects gender, racial and/or ethnic diversity.

(2)	See "Changes to Interim Principal Financial Officer" below for information regarding the appointment of Ms. Carsley as our Interim Principal Financial Officer.

Christopher W. Walters
President and CEO
Mr. Walters was appointed to serve as the Company's President and CEO effective January 30, 2020, and he has served as a member of the Board since 2014. See "Proposal One—Election of Directors" beginning on page 24 for a discussion of his experience and qualifications.

Curtis A. Campbell
President, TaxAct
Mr. Campbell was appointed as President of TaxAct in November 2018. Prior to joining TaxAct, Mr. Campbell served as the Managing Vice President for Capital One’s Consumer Auto business division from 2017 through 2018, where he was responsible for setting the business’s vision and strategy. Prior to Capital One, Mr. Campbell served in a variety of executive roles at Intuit from 2014 through 2017, including leading Product, Innovation, Strategy and Analytics. Prior to Intuit, Mr. Campbell served as a General Manager at Amazon Web Services from 2012 through 2014, where he led the product and technology teams. Mr. Campbell held several positions of increasing responsibility at Dell and Hewlett Packard Enterprise prior to his time at Amazon Web Services. Mr. Campbell holds a Bachelor of Science degree in Business from The Citadel and a Masters of International Business Studies from the University of South Carolina Darla Moore School of Business.

Enrique M. Vasquez
President, Avantax Wealth Management
Mr. Vasquez was appointed as President of Avantax Wealth Management in June 2019. Prior to joining Avantax Wealth Management, Mr. Vasquez served as President and CEO of Cetera Financial Specialists and a member of the executive leadership team of Cetera Financial Group, a role that he also held with its two predecessor firms in aggregate from 2004 to 2016. Prior to this he was Vice President, Business Development at GE Financial Assurance from 2000 to 2004. Earlier in his career, Mr. Vasquez served in multiple leadership roles at GE Capital, General Electric, Co. and Societe Generale. Most recently, Mr. Vasquez served as the President, Owner and Area Developer of CareBuilders at Home of Illinois, an organization that provides personalized caregiving services to the senior population across the Chicago area from 2016 through 2019. Mr. Vasquez also previously served on the Advisory Board for Schwab Advisor Services, Year Up Chicago and as an appointed trustee of the Illinois Teachers Retirement System, and he currently serves as an independent trustee and the governance chair for the Morningstar Mutual Fund Trust. He received a B.S. in Accounting from Kean College of New Jersey and an M.B.A. from the Fordham Graduate School of Business.

Blucora, Inc. | 2020 Proxy Statement 50

Todd C. Mackay
Chief Business Operations and Development Officer
Mr. Mackay was appointed as Chief Business Operations and Development Officer in June 2019. From December 2018 to June 2019, Mr. Mackay served as Executive Vice President of Corporate Development and Interim CEO of HD Vest. Prior to that, Mr. Mackay served as the Executive Vice President and Interim General Manager of TaxAct from May 2018 until December 2018. Mr. Mackay also served as the Company's Executive Vice President of Corporate Development since 2015, and prior to that, Mr. Mackay served as an advisor to the Company’s executive team focusing on strategy and mergers and acquisitions from 2014 to 2015. Mr. Mackay was a co-founder of P2B Investor, a crowd funding business providing working capital loans to small- and medium-sized businesses, where he served on the executive team from 2013 to 2014. In addition, Mr. Mackay served as Executive Vice President in charge of Finance and Corporate Development for Emerge Digital Group, a privately held digital media company, from 2011 to 2012. Mr. Mackay served in various executive positions at E*Trade from 1999 to 2010, where he served as the Executive Vice President in charge of Global Corporate Development and Corporate Treasury and Executive Vice President in charge of E*Trade’s Asian broker-dealer business. Mr. Mackay has also held various positions with Telebanc Financial Corp., Robertson Stephens and Alex Brown focusing on financial institutions and financial technologies. He has also served on the board of directors of both private and public broker dealers outside of the United States. Mr. Mackay received an A.B. from Princeton University in Economics with an emphasis on Mathematics.

Ann J. Bruder
Chief Legal Officer and Secretary
Ms. Bruder was appointed as Chief Legal Officer and Secretary in June 2017. Prior to joining the Company, from 2015 through 2017, Ms. Bruder served as the Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Airlines Reporting Corporation, which is a leading provider of data, products and services to the travel industry. From 2014 through 2015, Ms. Bruder served as the President of Global Strategic Services, LLC, a boutique strategic advisory firm. Prior to that, Mr. Bruder served as Commercial Metals Company's Senior Vice President of Law, Government Affairs and Global Compliance, General Counsel and Corporate Secretary from mid-2009 through 2014 and the Deputy General Counsel from 2007 through mid-2009. Earlier in her career, Ms. Bruder served as Chief Legal and Compliance Officer at CARBO Ceramics Inc., as well as various senior legal roles at American Airlines, Inc. and Continental Airlines, Inc. Ms. Bruder began her career at the law firm of Thompson Coburn LLP. Ms. Bruder has a Juris Doctorate degree from Washington University, Order of the Barristers, and Bachelor of Arts degree in Journalism and Public Relations with a minor in Economics from the University of Wyoming.

Changes to Interim Principal Financial Officer

Effective January 31, 2020, Stacy Murray, the Company's Chief Accounting Officer (and Principal Accounting Officer), began serving as the Company’s Principal Financial Officer, in an interim capacity, upon the resignation of our prior Chief Financial Officer, Davinder S. Athwal. During her service as Interim Principal Financial Officer, Ms. Murray continued to serve as the Company's Principal Accounting Officer. Effective March 13, 2020, Mimi Carsley was appointed as the Company's Interim Chief Financial Officer and Interim Principal Financial Officer, while the Company continues its process to identify and select a permanent Chief Financial Officer candidate. In connection with her appointment, Ms. Carsley was designated as an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act. Prior to Ms. Murray's appointment as Interim Principal Financial Officer, Ms. Murray was not otherwise, and following Ms. Carsley's appointment, is not currently designated, as an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act. The biographies of Ms. Carsley and Ms. Murray, respectively, are included below.

Blucora, Inc. | 2020 Proxy Statement 51

Mimi Carsley
Interim Chief Financial Officer
Ms. Carsley was appointed as the Company's Interim Chief Financial Officer (and Interim Principal Financial Officer), effective March 13, 2020. Ms. Carsley has served as a consultant and held various leadership roles at the Company since June 2018, including as Vice President, Financial Planning & Analysis, as Chief Financial Officer for Avantax, as Vice President of Corporate Development and Integration Management Office, where she assisted with the successful acquisition and integration of 1st Global, and as Head of Data Analytics and Data Strategy. Prior to joining the Company, Ms. Carsley served in various leadership roles at LPL Financial Holdings, Inc. from March 2014 to October 2017, including as Executive Vice President of Corporate Development and Treasurer and as Senior Vice President and Chief of Staff. Previously, Ms. Carsley was Chief Financial Officer and Chief Operating Officer at Bluewater Global Ltd. between 2010 and 2014, a boutique investment firm focused on private equity, hedge funds and operating business. Prior to that, Ms. Carsley served in a variety of leadership roles at Microsoft Corporation from 1995 until 2010, including as the Chief Financial Officer for the Specialized Devices and Applications business group, Director of Corporate Development and Strategy, Director of Strategic Corporate Finance, and Director of Portfolio Management. Ms. Carsley has also served on the board of directors of Robertson Stevens Asset Management, as a member of the board of directors and audit committee of The Private Trust Company, as a member of the board of directors of the LPL Foundation, and as a member of the LPL Retirement Committee. Ms. Carsley received a Bachelor of Arts in Economics from Skidmore College and holds a Series 27 certification.

Stacy Murray
Chief Accounting Officer
Ms. Murray was appointed as the Company’s Principal Accounting Officer, Vice President–Accounting and Chief Accounting officer in June 2019. Prior to joining the Company, Ms. Murray served as the Principal Accounting Officer and Vice President, Accounting and Controller of Fogo de Chao, Inc. from 2016 to 2019. Prior to that, Ms. Murray served in a variety of corporate positions, including Chief Accounting Officer of Azure Midstream Holding LLC and Azure Midstream Partners, LP from 2013 to 2016, Controller of TGGT Holdings LLC (the predecessor company to Azure Midstream) from 2011 to 2013 and Senior Finance Manager for Lineage Power Holdings from 2009 to 2011. Ms. Murray has an M.S. and B.A. in Accounting from Texas A&M University and is a Certified Public Accountant in the state of Texas.

Blucora, Inc. | 2020 Proxy Statement 52

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and 2019 compensation programs and decisions for our NEOs. The compensation that we paid to our NEOs in 2019 and the compensation decisions that we made in early 2020 predated the recent global outbreak of COVID-19. As a result, these compensatory decisions did not take into account the potential impact of the outbreak of COVID-19 on our business or our future results of operations. While we cannot predict the ultimate extent of the impact that COVID-19 will have on us, our Compensation Committee is continuously evaluating the situation and may exercise its discretion in amending or adjusting the compensation of our executive officers and employees in light of recent developments.
Executive Summary

Our executive compensation program is generally designed to attract, motivate and retain highly skilled and motivated executives with significant business and management experience. Our executive team and our Compensation Committee believe that a well-structured executive compensation program is necessary for achieving our long-term business objectives to operate and grow our Wealth Management and Tax Preparation businesses that operate under Avantax Wealth Management and TaxAct, respectively.

Our Named Executive Officers

Our Named Executive Officers for 2019 are set forth below. Additional information regarding our current executive officers is set forth on page 50 under "Information Regarding Executive Officers."

Name	Title	Employment Dates
John S. Clendening	Former President, CEO and Director	April 2016 – January 2020
Davinder S. Athwal	Former Chief Financial Officer and Treasurer	February 2018 – January 2020
Todd C. Mackay	Chief Business Operations and Development Officer	May 2015 – Present
Curtis A. Campbell	President, TaxAct	November 2018 – Present
Ann J. Bruder	Chief Legal Officer and Secretary	June 2017 – Present

Mr. Mackay served in the following capacities in 2019: (i) Executive Vice President of Business Development ("Base Role"); (ii) Interim CEO of HD Vest ("Interim Role"); and (iii) Chief Business Operations and Development Officer ("Current Role"). Mr. Mackay became an executive officer when he assumed the Interim Role. Effective January 10, 2020, Mr. Clendening departed from his positions as President, CEO and Director. Effective January 30, 2020, the Company appointed Christopher W. Walters as President, CEO and Director. This CD&A includes compensation paid to and earned by Messrs. Clendening and Athwal in 2019, respectively.

Financial and Business Information

We are a leading provider of technology-enabled, tax-smart financial solutions to consumers, small business owners, tax professionals, financial advisors, and certified public accounting firms. We help people manage their financial lives and optimize their taxes through two primary businesses: (i) our wealth management business, which consists of Avantax Wealth Management, Inc. and its subsidiaries (collectively, “Avantax"), which operated under the HD Vest and 1st Global brands prior to the rebranding in September 2019, and (ii) our tax preparation business, TaxAct.

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2019 Financial and Business Highlights
For the 2019 fiscal year we achieved growth in several key metrics we use to measure our financial performance and achieved several strategic milestones. In 2019, we:
•	Increased total revenue by 28% from 2018, including an increase in wealth management revenue of 36%; (1)(4)
•	Completed the 1st Global Acquisition, adding significant scale and complementary capabilities to our Wealth Management business;
•	Generated Net Income Attributable to Blucora, Inc. of $48 million, a (5)% change from 2018, and increased non-GAAP Adjusted EBITDA to $137 million, up 15% from 2018; (3)(4)
•	Increased Diluted EPS by 9% from 2018;
•	Increased non-GAAP EPS by 11% from 2018; (3)(5)
•	Achieved record advisory net flows of $1.0 billion in our Wealth Management business;
•	Recorded our 22nd consecutive year of revenue growth at TaxAct, growing 12% compared to 2018;
•	Completed $28.3 million of a $100.0 million share repurchase program, supported by strong cash flow generation; and
•	Achieved $6.5 million in synergies related to the 1st Global Acquisition, more than double our original estimate.

(1)
On May 6, 2019, we acquired 1st Global, a tax-focused wealth management company. The operations of 1st Global are included in our operating results as part of the Wealth Management segment from the date of the 1st Global Acquisition.

(2)	Represents the compound annual growth rate (“CAGR”) for each financial metric.

(3)	See Appendix A—Non-GAAP Reconciliation for a description of each non-GAAP financial measure and a reconciliation of each measure to the most directly comparable GAAP financial measure.

(4)	Financial measures used in our annual bonus plan. See “Annual Short-Term Incentive Plan/Bonus Payments" beginning on page 63 for additional information.

(5)	Financial measure used for our 2019 PRSUs. See “Long-Term Equity Grants" beginning on page 66 for additional information.
2019 Executive Compensation
Below is a summary of executive compensation highlights for our 2019 program:

Blucora, Inc. | 2020 Proxy Statement 54

2019 Executive Compensation Highlights
✓
Pay for Performance Philosophy: Our Compensation Committee utilizes a rigorous, market-based compensation program and a compensation philosophy tied to performance and aligned with the interests of stockholders. Our executive compensation program is designed to be competitive, aligned, balanced and sound.

✓
Performance-Based 2019 Annual Bonus Plan: Our annual bonus plan for 2019 was tied to certain financial performance metrics as well as certain short-term incentive modifiers that enabled the Compensation Committee to recognize and reward the performance and efforts of high-performing executives and employees. In light of our goal to operate as "One Blucora," we believe our performance-based bonus structure incentivizes our management to increase its focus on operational objectives that are key to the Company's growth strategy, including the identification and achievement of cross-business synergies and growth opportunities.

✓
2019 Equity Grants Included Performance-Based RSUs: Our 2019 annual equity grants for our executive officers were comprised of 35% performance-based RSUs ("PRSUs") based upon pre-established financial performance metrics, 40% time-based RSUs ("time-based RSUs") and 25% stock options in order to further align the performance of executives with the interests of stockholders.

✓
Executive Stock Ownership Guidelines: We have rigorous stock ownership guidelines requiring our CEO to own an amount of our equity with a value equal to five times (5X) base salary and three times (3X) base salary for all NEOs.

✓
Competitive Pay Practices: We believe our executive compensation program allows us to be competitive with companies with whom we compete for talent and reflects market expectations for "at-risk" and performance-based compensation. Our peer group for 2019 reflects the market and industry in which we currently compete for talent.

✓
Compensation Risk Assessment: An annual risk assessment was conducted to ensure that the structure and design of our incentive compensation programs are not reasonably likely to result in excessive risk-taking that could have a material adverse impact on the Company.

✓
Independent Compensation Consultant: Our independent compensation consultant reports directly to the Compensation Committee, providing benchmarking and best practices to support and supplement our compensation philosophy, practices and peer group.

2019 Executive Compensation Elements at a Glance

Base Salary	Annual Bonus Plan	Stock Options	Performance-Based RSUs	Time-Based RSUs
Short-Term Element		Long-Term Element
Not at risk	Performance-Based (at risk)			Value Based on Stock Price (at risk)

2019 Mix of Pay: 91% and 76% of the 2019 target compensation for our former CEO and the average of the NEOs* (other than our former CEO), respectively, was at risk and based either on the performance of our Company or our stock price.

Blucora, Inc. | 2020 Proxy Statement 55

* Average NEO pay mix reflects the total compensation for Mr. Mackay's Current Role on an annualized basis.
Additional detail regarding the 2019 compensation of our NEOs is provided in the Summary Compensation Table and throughout this CD&A.
Say-on-Pay Vote
We hold advisory votes on the compensation of our NEOs (a “say-on-pay vote”) at every annual meeting of stockholders. Our Board of Directors values the opinions of our stockholders and believes an annual advisory vote allows our stockholders to provide us with their input on our executive compensation program. We conducted an advisory vote on the frequency of the advisory say-on-pay vote at our 2017 Annual Meeting. Following the recommendation of our stockholders, we will continue to hold our advisory say-on-pay vote on an annual basis.
In 2019, our stockholders voiced strong support for our compensation practices, with 96.9% of those who cast votes voting for approval of the compensation of our NEOs. The Compensation Committee monitors and considers the results of say-on-pay votes and will continue to consider results from future advisory votes as appropriate when making compensation decisions.
Compensation of our New CEO

In connection with Mr. Walters's appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Walters, effective January 30, 2020 (the “Walters Employment Agreement”). Under the Walters Employment Agreement, Mr. Walters is entitled to, among other things: (i) an annual base salary of $780,000; (ii) an annual target bonus of 150% of base salary; and (iii) an equity award for fiscal year 2020 with a total aggregate target value of $5,000,000, which consists of a mix of time-based RSUs, Stock Options, and PRSUs, in each case that vest over a three-year period. Mr. Walters is also entitled to a one-time signing bonus of $250,000 and a temporary monthly living allowance of $20,000 for up to 12 months following the effective date of Mr. Walters’s employment, subject to certain exceptions, and reimbursement for relocation and other related expenses payable in accordance with the Company’s standard relocation policy. We believe this compensation for Mr. Walters is consistent with our compensation strategy and the pay mix for our NEOs, further reflecting our pay-for-performance philosophy.
2020 Performance Criteria

Prior to the impact of the coronavirus (COVID-19) outbreak, the performance criteria for annual and long-term incentives to be granted in 2020 were expected to be generally consistent with the criteria used in 2019 (see "Compensation Decisions Made in 2019" beginning on page 62). However, as of the date of this Proxy Statement, considerable uncertainty remains relating to the length and severity of the ongoing pandemic and the ultimate impact it may have on our business and the economy as a whole. As a result, the Compensation Committee is continuously evaluating our executive compensation practices and expects to determine the performance criteria for 2020 awards before or at the time such awards are granted, in light of the business environment during the year.

Blucora, Inc. | 2020 Proxy Statement 56

Executive Compensation Best Practices

What we do:	What we don't do:
+
Pay for Performance: A significant portion of our NEO compensation is at-risk, performance-based compensation that utilizes a diverse set of performance metrics ensuring that no single factor can inappropriately impact compensation. In addition, a portion of our performance-based compensation is subject to multi-year vesting schedules that require sustained performance over time. This aligns the interests of our executive officers with those of our stockholders.
x
Tax Gross-up Provisions for Change-In-Control: We do not have tax gross-up provisions in our executive employment agreements or in our equity award agreements that would allow for a gross-up payment for excise and other taxes that could become payable as a result of payments made in connection with a change-in-control.

+
Pay Determinations: We engage in a rigorous process to establish total direct compensation and its components, including reviewing market and survey data sourced from our peer group of companies and our industry. We also utilize an independent compensation consultant hired by and reporting to our Compensation Committee.
	x	Excessive Perquisites and Personal Benefits: We do not provide significant perquisites and personal benefits that are not generally available to all other employees.
+
Listen to Stockholders: We hold an advisory vote on executive compensation annually and take the results of such vote into account when setting and reviewing our compensation practices and policies. We have had very positive results from our advisory vote on executive compensation each year the vote has been held.
	x	Pledging or Hedging: Our Insider Trading Policy does not permit margining, pledging, hedging, short sales of or trading options related to our stock by any director, officer or employee.
+
Comprehensive Clawback Policy: We have a clawback policy that would allow us to recoup certain compensation and awards paid to our NEOs in certain circumstances in the event that there is a restatement of our financial results.
	x	Dividends on Stock Options or Stock Appreciation Rights ("SAR") or Unearned awards: No dividends or dividend equivalents accrue on stock options or SARs or are paid on unearned awards.
+
Stock Ownership Guidelines: We have stock ownership guidelines that require stock ownership with a value equal to five times (5X) the annual base salary for our CEO, three times (3X) the annual base salaries for our other executive officers and five times (5X) the annual retainer for our directors.
x
Repricing or Granting of Discounted Stock Options or SARs: Our 2018 Plan prohibits the repricing of stock options and SARs without stockholder approval and the granting of stock options or SARs with exercise prices below fair market value. Our 2018 Plan also prohibits buying out underwater appreciation awards.

+
Minimum Vesting Requirements: Our 2018 Plan has minimum vesting requirements for awards, with no awards permitted to vest prior to one-year from the date of grant, subject to certain limited exceptions.
	x	Liberal Share Recycling or Share Counting: Our 2018 Plan does not permit liberal share recycling or liberal share counting.
+
Risk Management: We perform regular risk management assessments for our compensation and benefit programs related to executive and non-executive compensation practices in order to ensure that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company and do not encourage excessive risk taking.
	x	Evergreen Features: Our 2018 Plan does not allow for share reserve replenishment on set basis.
+
Change in Control: Under our 2018 Plan and NEO employment agreements, change in control benefits are subject to "double trigger" payment provisions requiring that an NEO be terminated in connection with a change in control to receive change in control benefits.

Blucora, Inc. | 2020 Proxy Statement 57

Compensation Philosophy and Practices
Executive Compensation Philosophy

Blucora's compensation program is intended to attract and motivate top-talent executive talent as leaders and compensate executive officers appropriately for their contribution to the attainment of our financial, operational and strategic objectives. In addition, we believe it is important to retain our top-tier talent within the financial and technology industries and strongly align their interests with our stockholders’ interests by emphasizing incentive-based compensation.

To achieve our goal of paying for performance and aligning the interests of our executive officers with those of our stockholders, the Compensation Committee utilizes the following executive compensation philosophy and principles:

	Philosophy	Principles

Competitive	Enable us to attract, motivate and retain high-caliber individuals who will maximize the potential of the business over time.	Engage high-performing executive talent through competitive compensation opportunities.

Aligned	Establish clear alignment of executive compensation to the short-term and long-term financial outcomes and value-drivers of the business.
Align executive compensation to the financial outcomes with a particular emphasis over the next three years on growth and the achievement of synergies between our Wealth Management and our Tax Preparation businesses.

Balanced	Foster sustained growth and alignment through a balanced approach to compensation design.	Allow for appropriate flexibility, differentiation and discretion within a consistent, well-structured compensation program.

Sound	Encourage achievement of the Company's strategy and goals through policies ethics and values.	Cultivate ownership of Blucora's vision and strategic direction through sound compensation policies and structure that reinforce desired behaviors that are in line with Blucora's ethics and values.

Our Compensation Committee has adopted an executive compensation program for 2019 that it believes allows Blucora to be competitive with our compensation peer group and with the companies with whom we compete for talent while also focusing on internal pay parity. Our compensation program is also intended to reflect market expectations for at-risk compensation so that we are able to retain our executive officers and attract additional executive officers when necessary. We also believe that the executive compensation program in place for 2019 assists us in achieving our strategy of operating as "One Company."

Our Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy is straightforward: we pay our NEOs based on performance. We believe that our compensation program is designed to (i) motivate, reward, and retain our leaders, (ii) support our strategic objectives, including long-term, sustainable growth and increasing stockholder value and (iii) encourage strong financial performance on an annual and long-term basis, in each case without encouraging excessive or inappropriate risk taking.
2019 Compensation Mix

The 2019 compensation mix was comprised of the components discussed below, with a significant portion continuing to be performance-based and "at-risk" (the former CEO had 91% of total target direct compensation "at-risk" for 2019).
Base Salary

Our Compensation Committee believes that base salary should consider the scope and complexity of an executive officer’s position and the level of responsibility required to perform his or her job. It also believes that a competitive level of base salary is required to attract, motivate and retain qualified talent. Our Compensation Committee wants to ensure our cash compensation is competitive and sufficient to incentivize executive officers to remain with Blucora,

Blucora, Inc. | 2020 Proxy Statement 58

recognizing our high-performance expectations across a broad set of operational, financial, customer service and community-oriented goals and objectives.

Our Compensation Committee regularly reviews base salaries and annually engages our independent compensation consultant to conduct compensation surveys to ensure the base salaries are market-competitive, while also serving as an effective retention tool. Our Compensation Committee may also review an executive officer’s base salary from time to time during a year, including if the executive officer is given a promotion or if his or her responsibilities are significantly modified. Base salaries for each of Messrs. Clendening, Athwal, Mackay and Campbell and Ms. Bruder were initially set by their respective employment agreements (the "Employment Agreements"), and since that time have changed based upon annual base salary evaluations, as determined based on market data, role and responsibilities. Subject to the Employment Agreements, which are described under “Employment Agreements” beginning on page 69, the Compensation Committee may increase the base salaries for all of the Named Executive Officers at any time based on updated market data, updated roles and responsibilities and the CEO’s recommendation. Board or Compensation Committee approval was required to change the base salary for the former CEO and all other NEOs.

In 2019, our Compensation Committee determined to increase our NEOs’ base salaries as a result of our review of our compensation peer group and of the market and industries in which we compete for talent, as well as updated roles and responsibilities, particularly in the case of Mr. Mackay in connection with the assumption of his Current Role. For further discussion regarding base salaries, see "Annual Base Salary" beginning on page 62.
Bonus
In 2019, a substantial portion of our NEOs’ compensation was paid pursuant to our short-term bonus plan, which is tied to the achievement of operational and financial goals over a single year, as well as specific individual performance goals, and assists in retaining, attracting, and motivating employees in the near-term. The operational and financial metrics selected by the Compensation Committee for the 2019 annual bonus plan reflect the responsibilities of each NEO, such that they are tied to our overall Company performance or certain metrics related to the different businesses that an NEO oversees or in which an NEO is involved. Our 2019 bonus plan also included certain short-term, performance-based incentive modifiers that enabled the Compensation Committee to recognize and reward the performance and efforts of certain high-performing executives and employees. For further discussion regarding bonus payments, see "Annual Short-Term Incentive Plan/Bonus Payments" beginning on page 63.
Equity
For 2019, we further refined the mix of annual equity grants made to our NEOs to be comprised of fewer time-based RSUs (RSUs) and, as a result, increased the allocation percentage of PRSUs, resulting in the following equity mix (as a percentage of total grant value):

•	35% PRSUs (up from 25% in 2018) that are eligible to vest on January 1, 2022, subject to the Company achieving a certain level of non-GAAP earnings per share during 2021;

•	25% stock options that vest equally each year over a three-year period; and

•	40% time-based RSUs (down from 50% in 2018) that vest equally each year over a three-year period.
This change in equity mix was made in order for our executive compensation to be competitive with peers and to better reflect market expectations for "at-risk" and performance-based compensation. We have shifted from time-based RSUs toward PRSUs, which are based on Company performance metrics that the Compensation Committee believes are in line with our long-term strategy and better align management with long-term stockholder value. It is the Compensation Committee's goal to continue to evolve to a higher mix of PRSUs and to reduce the award of stock options, which we believe is competitive with our peers and in line with our compensation philosophy. For further discussion regarding equity grants, see "Long-Term Equity Grants" beginning on page 66.
In connection with the 1st Global Acquisition, certain NEOs were also awarded a one-time equity award in the form of PRSUs, which we refer to as "T&I PRSUs", in order to incentivize execution and performance relating to the achievement of various transaction-based integration and synergy targets. For further discussion regarding this one-time equity award, see "2019 Transaction and Integration Award" beginning on page 68 .

Blucora, Inc. | 2020 Proxy Statement 59

Compensation Process
The Compensation Committee solicits and receives input from a number of sources, including management, its independent compensation consultant (as further discussed below) and our stockholders when making executive compensation decisions. Although the Compensation Committee considers these sources of information, it uses its own discretion, based on the experience, knowledge, and diligence of its own members, to determine the compensation elements used in the compensation program and the mix of each element for each of the executives. This discretion is, by its nature, subjective. There is no set formula for how the Compensation Committee determines exactly how much value it places on any one element, or how any one element will compare to another element. The Board has selected the Compensation Committee members for their experience and abilities in determining compensation, and the Compensation Committee feels that a subjective determination by its members, after consideration of objective sources, is the most appropriate way for it to exercise its duties to the Board, to the Company and to stockholders.
The Compensation Committee's Role in Establishing Compensation
Our Compensation Committee is composed entirely of independent directors and administers our executive officer compensation program. In 2019, the Compensation Committee consulted regularly with its independent compensation consultant and management regarding the design and implementation of the 2019 executive compensation program.
Management's Role in Establishing Compensation
The Compensation Committee believes it is appropriate to consult with management on executive compensation matters because each member of management has significant involvement in and knowledge of the Company’s business goals, strategies, and performance and can provide input and valuable feedback. During 2019, the former CEO provided recommendations with respect to the other executive officers' compensation, but did not participate in decisions regarding his own compensation. The Compensation Committee considers management's recommendations but retains full discretion in determining executive compensation.
Management was regularly invited to attend Compensation Committee meetings during 2019. The Compensation Committee generally meets in executive session outside the presence of the CEO and other management. In carrying out its oversight responsibilities, the Compensation Committee regularly reports to the Board on the actions it has taken, as well as confers with the Board on compensation matters, as necessary.
The Company’s legal advisors, human resources department, and corporate accounting department also support the Compensation Committee in developing and administering the Company’s compensation plans and programs.
Role of Compensation Consultant
The Compensation Committee's independent compensation consultant regularly attended Compensation Committee meetings during 2019. For 2019, the Compensation Committee engaged Meridian as its independent compensation consultant to provide advice with respect to executive officer compensation matters.
During 2019, Meridian assisted the Compensation Committee with review and assessments of the peer group for the Company, advice and recommendations regarding proposed changes to the Company’s compensation philosophy and strategies for 2019 executive compensation matters, advice on executive compensation levels and practices, guidance on the design of our executive compensation plans for 2019, determination of performance metrics for 2019 executive compensation, recommendations regarding our long-term incentive plans, and periodic reports to the Compensation Committee on market and industry compensation trends and regulatory developments.
Other than services provided by Meridian to the Nominating and Governance Committee in connection with the review of non-employee director compensation, the Compensation Committee approved all engagement fees and other retention terms for Meridian and determined Meridian's responsibilities for the period for which it served as the independent compensation consultant. The Compensation Committee assessed the independence of Meridian pursuant to applicable SEC and NASDAQ rules and concluded that their work for the Compensation Committee does not raise any conflict of interest.

Blucora, Inc. | 2020 Proxy Statement 60

Use of Market Data

The Compensation Committee establishes target compensation levels that are consistent with market practice and internal equity considerations (including position, responsibility and contribution) relative to base salaries, annual incentives and long-term incentives, as well as with the Compensation Committee’s assessment of the appropriate pay mix for a particular position. In order to gauge the competitiveness of our compensation programs, the Compensation Committee reviews compensation practices and pay opportunities from the financial and technology sectors, as well as general industry survey data, along with a selection of publicly traded peer companies. The Compensation Committee attempts to position the Company to attract and retain qualified executives in the face of competitive pressures in its relevant labor markets.
Benchmarking Against Peers

In determining appropriate 2019 compensation, the Compensation Committee also utilized a compensation peer group as an additional reference point when determining executive compensation. This peer group consisted of a select group of companies that the Compensation Committee believes are representative of the talent market in which Blucora competes. Blucora's compensation peer group for 2019 consisted of the following companies, which are in the asset management and custody banks, investment banking and brokerage and internet software and services industries, with a similar revenue range and market capitalization of the Company.

2019 Peer Group
AllianceBernstein Holding L.P.	J2 Global, Inc.
Artisan Partners Asset Management, Inc.	Ladenburg Thalmann Financial Services, Inc.
Benefitfocus, Inc.	LendingClub Corp.
Eaton Vance Corp.	Moelis & Company
Envestnet, Inc.	NIC Inc.
Evercore, Inc.	Virtu Financial, Inc.
Federated Investors, Inc. (n/k/a Federated Hermes, Inc.)	Virtus Investment Partners, Inc.
Financial Engines, Inc.	Waddell & Reed Financial, Inc.
Investment Technology Group, Inc.	WisdomTree Investments, Inc.
Meridian provided peer group comparison data for the Company’s executive officers with respect to salary, annual cash incentive bonus, and equity grants, and the Compensation Committee used this data for background and context when setting the amounts of the various compensation elements for executive officers for 2019, but did not tie any compensation decisions directly to this data or set compensation to fall within a certain percentile of our peers.
In determining executive compensation, the Compensation Committee does not solely rely on comparative data from or target any particular level of total compensation or individual component of compensation against the peer group. Such comparative data provides helpful market information about our compensation peer group, but the Compensation Committee believes in utilizing a number of resources, such as published compensation surveys and other available proxy and compensation data, to ensure that our executive compensation is competitive in the market in which we compete for talent. The Compensation Committee also considers pay for performance, individual capability, potential to create value, experience, and internal parity objectives in setting compensation. All applicable information is reviewed and considered in the aggregate, and the Compensation Committee does not place any particular weight on any one factor.

Blucora, Inc. | 2020 Proxy Statement 61

Compensation Decisions Made in 2019

Overview of 2019 Executive Compensation Components

In 2019, the key elements of our executive compensation program for the NEOs consisted of:

•	base salary;

•	a target annual cash incentive bonus; and

•	long-term equity incentive awards comprised of stock options, time-based RSUs and PRSUs.
Annual Base Salary
General
Each executive receives an annual base salary that provides a minimum fixed level of cash compensation that is intended to provide security and preserve an employee’s commitment during downturns in the relevant industries and/or equity markets. The Compensation Committee considers a competitive base salary to be an important factor in retaining and attracting key employees in a competitive marketplace, but it also balances executives' base salaries with variable, performance-based compensation elements to ensure that our executives' incentives are aligned with the objectives of the Company and our stockholders and are appropriately “at-risk.” Base salaries are initially established by the Compensation Committee pursuant to employment or other agreements with the executives and are set at a level that the Compensation Committee believes is competitive in the marketplace. Any annual increases thereafter may be based on an evaluation of many factors, such as our performance and annual cash compensation budget, each executive’s individual performance, criticality of the role, experience of the executive, comparative market data and internal pay equity.

2019 Annual Base Salaries

In 2019, the base salaries for our NEOs were increased to better reflect the practices of the market and industries in which we compete for talent following a comprehensive review and to better align internal pay. The Compensation Committee determined the salary increases for the NEOs as set forth below:
:

Name	2018	2019	% Change
John S. Clendening Former CEO	$600,000	$625,000	4.2%
Davinder S. Athwal Former CFO	$400,000	$416,000	4.0%
Todd C. Mackay	$366,500	$408,973	11.6%
Curtis A. Campbell	$380,000	$380,000	—%
Ann J. Bruder	$375,000	$400,000	6.7%

Mackay Base Salary: Mr. Mackay's 2018 salary reflects (i) an annual base salary associated with Mr. Mackay's Base Role of $319,300 and (ii) an additional monthly stipend of $5,900 for each month he served an interim capacity as Executive Vice President and General Manager of TaxAct. Mr. Mackay's 2019 salary reflects the time that he spent in each of his following roles: (i) an annual base salary associated with Mr. Mackay's Base Role of $319,300, (ii) an additional monthly stipend of $5,900 for each month that he served in the Interim Role and (iii) his annual base pay associated with his Current Role of $375,000.

All Other NEOs: The base salary increases for our other NEOs were made to more closely align with the updated benchmarks for our compensation peer group in the market and industries in which we compete for talent and to better align internal pay. Each executive officer's performance was also considered in determining 2019 base salaries.

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Annual Short-Term Incentive Plan/Bonus Payments
General

We generally provide our executives with the opportunity to earn an annual performance-based cash incentive bonus. This bonus provides incentive for the achievement of our operational and financial goals, as well as individual goals, and assists in retaining, attracting, and motivating executives in the near-term. Because the bonus is cash-based, we believe it also provides a balance to the volatility of short-term equity prices and the related impact on the value of an executive’s equity holdings. Target annual bonuses, as a percentage of salary, are generally established upon commencement of an executive’s employment and are reviewed each year and updated when the Compensation Committee deems it appropriate.

In 2019, a substantial portion of our NEOs’ compensation was paid pursuant to the Company's short-term bonus plan, which is tied to the achievement of our operational and financial goals as well as specific individual goals. Similar to 2018, the operational and financial metrics selected by the Compensation Committee for the 2019 annual bonus plan reflect the responsibilities of each NEO, such that they are tied to our overall Company performance or certain metrics related to the different businesses that an NEO oversees or in which an NEO is involved.

2019 Short-Term Incentive Program

In February 2019, our Compensation Committee approved our 2019 Executive Bonus Program (the "2019 Executive Bonus Program"), which allows potential bonus payments to be made to each of our executive officers based on the achievement of specified financial metric targets, as well as the STI Modifier metrics, applicable to each executive officer as described further below.

Target Bonus and Metrics: The target bonus for each NEO under the 2019 Executive Bonus Program was based on a percentage of annual base pay. The bonus target for each NEO was reviewed in 2019 in light of our updated benchmarks for our compensation peer group in the market and industries in which we compete for talent. With the exception of Mr. Mackay, who began service in his Current Role in June 2019, the result of our annual review resulted in no changes to the bonus targets for each of our NEOs for 2019.

For each of the NEOs, their preliminary bonus was based upon such NEO's applicable target annual incentive bonus for 2019 (i.e., base salary times annual target bonus percentage), which was then multiplied by such NEO's achievement relative to the financial metrics set forth in the 2019 Executive Bonus Program (such aggregate amount as calculated, the "Preliminary Bonus"), with the actual earned annual bonus for each NEO for 2019 being subsequently adjusted to reflect the application of the STI Modifier to such NEO's Preliminary Bonus. The specific weighting of the financial, strategic or operational performance metrics varied by NEO based on responsibilities that were specific to the business unit for which the individual NEO was responsible or for which the NEO was assigned. The payout percentage for each performance metric was determined based on the actual performance of the Company versus the performance targets established by our Compensation Committee. The maximum payout percentages for each metric were based on a sliding scale between designated levels of threshold, target and maximum achievement, subject to the STI Modifier as described below.

STI Modifier: As a result of our Compensation Committee's ongoing evaluation of appropriate measurable factors and metrics to be considered as part of our compensation program, and in furtherance of our "One Blucora" philosophy, in 2019 a more significant portion of the bonuses paid to the NEOs within each of our operating segments (i.e., Wealth Management and Tax Preparation, respectively) was tied to enterprise-wide financial and operational performance metrics and results. Furthermore, in 2019, our Compensation Committee adopted a performance modifier component to our 2019 Executive Bonus Program. Consistent with prior years, the target bonus for each executive was measured and determined based on the attainment of the specified financial and operational metrics and results. For 2019, after determining the target bonus achievement level, we subjected the Preliminary Bonus amount to an upward or downward adjustment (not to exceed 20%) based on the NEO's personal performance as measured against certain specified short-term bonus plan modifiers that were approved by the Compensation Committee. These modifiers were based upon and measured against: (i) performance in areas relating to talent development and leadership impact, primarily relating to the Company's continued emphasis on culture, enhancement of the value of our human capital, and driving retention and leadership satisfaction and (ii) targets relating to the identification and execution of profitable growth measures that further enhance shareholder value (collectively, the "STI Modifier").

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Bonus Payout: Shortly following the end of the year, when the Company's results were known, the Compensation Committee evaluated the Company's performance against our financial performance objectives and the metrics in the STI Modifier and determined the actual payout to each NEO based on the following formula:

Accordingly, the maximum payout for the 2019 Executive Bonus Program was 240% of target, comprised of (i) achievement of financial performance metrics of up to 200% of target and (ii) a positive STI Modifier multiplier of 20% on the amount determined in clause (i).

The target bonus percentage, the financial and/or operational performance metrics used, and the weighting of each metric under the 2019 Executive Bonus Program are reflected in the table below for each NEO:

			Bonus Performance Metrics (% of Preliminary Bonus Calculation) (1)
Name	Base Salary	Target Bonus Percentage (% of Base Salary)	Blucora Revenue	Blucora Adjusted EBITDA	Segment Revenue	Segment Income
John S. Clendening Former CEO	$625,000	200%	50%	50%	—	—
Davinder S. Athwal Former CFO	$416,000	125%	50%	50%	—	—
Todd C. Mackay (2)
Base Role (January 1, 2019 - June 13, 2019)	$319,300	55%	50%	50%	—	—
Interim Role (January 1, 2019 - June 13, 2019)	$390,100	70%	40%	40%	10%	10%
Current Role (June 14, 2019 - December 31, 2019)	$375,000	90%	50%	50%	—	—
Curtis A. Campbell	$380,000	125%	40%	40%	10%	10%
Ann J. Bruder	$400,000	80%	50%	50%	—	—

(1)
The financial and operational metrics selected by the Compensation Committee for the 2019 Executive Bonus Program reflect the responsibilities of each NEO. For Messrs. Clendening and Athwal and Ms. Bruder, the financial metrics were tied to overall Company performance. For Mr. Campbell, a portion of the financial metrics were tied to overall Company performance and a portion were tied to metrics related to the performance of the Tax Preparation business.

(2)
As a function of the various roles that Mr. Mackay held during 2019, his aggregate 2019 bonus was calculated using the above-described targets and financial metrics, in each case prorated for the period of Mr. Mackay's service in such role. For his Base Role and Current Role, the financial metrics were tied to overall company performance. In the case of his Interim Role, a portion of the financial metrics were tied to overall Company performance and a portion were tied to metrics related to the performance of the Wealth Management business.

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2019 Bonus Performance and Payout Scale: Pursuant to the 2019 Executive Bonus Program, the payout percentages for each performance metric were calculated using the scale below, with a maximum payout of 200% of the target amount (subject to the STI Modifier described above). The target payment amounts were intentionally set to be challenging and to require significant effort by our NEOs.

Metrics	Range of Financial Performance in Bonus Payout Scale (% of financial target)	Range of Bonus Payout (% of target bonus) (1)
Blucora Revenue	Threshold of 80% to Maximum of 120%	50% at Threshold to Cap of 200%
Blucora Adjusted EBITDA
Segment Revenue
Segment Income

(1)
Under the 2019 Executive Bonus Program, the maximum payout percentage for each financial performance metric was 200% of target. However, if the maximum financial performance was attained and the Compensation Committee approved the maximum STI Modifier (i.e., 20% of 200%) based on successful achievement of the specified goals and targets, the maximum bonus allowed would be 240% of target.

2019 Financial Performance Targets vs. Actual Results: The specific Company financial targets for 2019 for each metric used in calculating the NEO preliminary bonus payouts are set forth in the table below along with the Company’s actual performance for each of those metrics.

Performance Goal	Target	Actual	Achievement % (1)
Blucora Revenue (2)	$338,429,274	$340,198,225	101%
Blucora Adjusted EBITDA (3)	$126,499,150	$132,499,235	105%
Wealth Management Segment Net Revenue (4)	$130,528,350	$130,232,434	100%
Wealth Management Segment Income (6)	$61,674,470	$62,603,086	102%
Tax Preparation Segment Revenue (5)	$207,900,924	$209,965,791	101%
Tax Preparation Segment Income (6)	$92,964,390	$96,255,673	104%

(1)	Per the terms of the 2019 Executive Bonus Program, the achievement percent is rounded up to the nearest whole percentage point.

(2)	Blucora Revenue is comprised of our Tax Preparation Segment Revenue and Wealth Management Segment Net Revenue (as described further in footnote 4 below).

(3)
Reflects consolidated externally reported Adjusted EBITDA, adjusted for bonus accruals and other non-operational items. The Compensation Committee uses Adjusted EBITDA (subject to certain adjustments) because it believes it is an important measure of our operating performance. See Appendix A—Non-GAAP Reconciliation for a reconciliation of Adjusted EBITDA to Net Income and for additional information regarding this non-GAAP measure.

(4)
Reflects externally reported revenue for our Wealth Management segment, less amounts paid to advisors and tax professionals utilizing the wealth management platform and normalized for non-operational items.

(5)	Reflects externally reported revenue for our Tax Preparation Segment.

(6)	Reflects externally reported income for the Tax Preparation or Wealth Management Segment and normalized for non-operational items.

2019 Target Bonus and Performance Achievement: The following table sets forth, for each of the NEOs, the Preliminary Bonus based on the financial metrics set forth in the 2019 Executive Bonus Program (in dollars and as a percentage of target), and the earned annual bonus for 2019 reflecting the application of the STI Modifier (in dollars and as a percentage of the target annual bonus):

Name	Target Annual Bonus		2019 Earned Annual Bonus
	% of Base Salary	Target Dollar Value	Preliminary Bonus	Preliminary Bonus as a % of Target	STI Modifier $ (1)	Total Bonus Payout	Total Bonus as a % of Target
John S. Clendening Former CEO (2)	200%	$1,250,000	$1,287,500	103.0%	$—	$1,287,500	103.0%
Davinder S. Athwal Former CFO (3)	125%	$520,000	$535,600	103.0%	$—	$535,600	103.0%
Curtis A. Campbell	125%	$475,000	$488,775	102.9%	$48,878	$537,653	113.2%
Todd C. Mackay (4)	See Footnote 4	$387,483	$398,616	101.1%	$79,723	$478,339	123.4%
Ann J. Bruder	80%	$320,000	$329,600	103.0%	$32,960	$362,560	113.3%

Blucora, Inc. | 2020 Proxy Statement 65

(1)
Mr. Campbell and Ms. Bruder were each awarded an additional 10% STI Modifier to their respective preliminary bonus as a result of their successful attainment of the certain leadership and performance targets relating to the STI Modifier, respectively. Mr. Mackay received an additional 20% STI Modifier to his preliminary bonus as a result of the successful attainment of targets relating to the STI Modifier, including successful attainment of leadership and performance targets.

(2)	Mr. Clendening departed as President and CEO, effective January 10, 2020. In connection with his departure, Mr. Clendening was paid his 2019 annual bonus at 103% of target, or $1,287,500.

(3)	Mr. Athwal resigned as Chief Financial Officer and Treasurer, effective January 31, 2020. In connection with his resignation, Mr. Athwal was paid his 2019 annual bonus at 103% of target, or $535,600.

(4)
For 2019, the bonus target and the preliminary bonus earned reflects the combination of the bonuses Mr. Mackay earned in connection with his Base Role (i.e., 55% bonus target), Interim Role (i.e., 70% bonus target) and his Current Role (i.e., 90% bonus target), as reflected above. All bonuses were prorated for the number of days in which Mr. Mackay served in such role.

(5) Does not reflect the cash bonuses received by certain NEOs in connection with the 1st Global Acquisition as discussed in "2019 Transaction and Integration Award" beginning on page 68.

Long-Term Equity Grants

General

The Company’s long-term equity incentive program is designed to be performance-oriented, competitive and flexible, providing incentive for executives to focus on long-term fundamentals and create long-term stockholder value. While the equity program is primarily intended to maintain stockholder-management alignment, the equity awards made under the program also serve to attract highly qualified executives, promote a team environment and maintain the Company’s competitive position compared to the compensation programs of companies that are part of our compensation peer group and other companies with whom we compete for talent. The equity awards also have high retention value because they vest over a period of time, typically three years, and unvested awards are generally forfeited when an executive’s employment ends.

The 2019 annual long-term equity incentive program included the following equity awards:

•
Time-Based RSUs: Time-based RSUs provide upside incentive when the value of the Company’s stock appreciates, but also provide some protection in down markets. Because time-based RSUs vest into shares of the Company's Common Stock, they serve to create stockholder-management alignment. Each time-based RSU vests over a certain period of time as long as the employee remains employed by us, and each time-based RSU represents the right to receive one share of our Common Stock upon vesting.

•
PRSUs: PRSUs are performance-based compensation and provide incentive for the achievement of a company stated performance goal. The number of PRSUs that vest vary with the level of performance attained and vest into shares of the Company's Common Stock. Like the time-based RSUs, PRSUs serve to create stockholder-management alignment as well as provide upside incentive when the value of the Company's stock appreciates, but also provides some protection in down markets.

•
Stock Options: Stock options provide incentive for the achievement of stock price growth. They provide a high level of alignment with stockholders because individuals do not realize substantial value from stock options unless our stock price significantly improves following the grant. Stock options represent the right to purchase shares of our Common Stock. All stock options are required to be granted at an exercise price equal to the closing price of our Common Stock on the relevant date of grant under our incentive plans.

Historically, our long-term executive officer equity program consisted of stock options and time-based RSUs, and in 2018 we began utilizing PRSUs in addition to stock options and time-based RSUs. This transition was made in order for our executive compensation to be competitive with peers and to reflect market expectations for "at-risk" and performance-based compensation. In 2019, we reduced the amount of time-based RSUs awarded and shifted toward PRSUs, which are based on Company performance metrics that the Compensation Committee believes are in-line with our long-term strategy and better align management with long-term stockholder value. In connection with this transition, it is the Compensation Committee's goal to continue to award a higher mix of PRSUs and to reduce the awards of stock options, which we believe is competitive with our peers and in line with our compensation philosophy. See a description of our "Grant Practices for Annual Equity Awards for 2019" below.

Blucora, Inc. | 2020 Proxy Statement 66

Grant Practices for Annual Equity Awards For 2019

In February 2019, following our review of our executive compensation philosophy and review of market and peer data discussed above, the Compensation Committee approved annual equity grants for all of our NEOs. The aggregate value of the 2019 annual equity grants for our NEOs consisted of:

•	40% Time-Based RSUs (down from 50% in 2018);

•	35% Performance-Based RSUs (up from 25% in 2018); and

•	25% Stock Options (unchanged from 2018).
These equity grants were made at a level our Compensation Committee believed to be competitive in the market and industry in which we compete for talent and also took into account internal pay parity.

2019 NEO Annual Equity Grant Summary

In 2019, our Compensation Committee made the following long-term equity incentive awards to our NEOs:

	Aggregate Grant Value of Equity Grants (1)	Share Amounts Awarded
		Time-Based RSUs (2) (#)	Options (2) (#)	PRSUs (3)(8) (#)
John S. Clendening Former CEO (4)	$4,825,000	71,402	138,341	62,476
Davinder S. Athwal Former CFO (4)	$1,100,000	16,278	31,539	14,243
Todd Mackay
Base Role (5) (January 1, 2019 - June 13, 2019)	$127,720	4,725	—	—
Interim Role (6) (January 1, 2019 - June 13, 2019)	$317,000	9,984	—	—
Current Role (7) (June 14, 2019 - December 31, 2019)	$370,000	4,661	9,031	4,078
Curtis Campbell	$950,000	14,058	27,238	12,301
Ann J. Bruder	$625,000	9,248	17,919	8,092

(1)
Reflects the aggregate value intended for the award, which may vary slightly from the amounts reflected on the "Summary Compensation Table" beginning on page 74 due to rounding down the number of shares underlying the award to the nearest whole share.

(2)	Reflects equity grants under 2018 Plan that vest pro rata over a three-year period beginning on the first anniversary of grant.

(3)
Reflects grants under the 2018 Plan that are eligible to vest on January 1, 2022 subject to the Company achieving a certain level of non-GAAP EPS for the calendar year of 2021. The performance period is from 2019 to 2021.

(4)
In accordance with the 2018 Plan and the applicable award agreements of our former executives, all unvested equity awards outstanding were automatically forfeited and canceled at the time of Mr. Clendening's and Mr. Athwal's respective departure from the Company.

(5)	Reflects Mr. Mackay's 2019 annual equity grant that he received in connection with his Base Role.

(6)
Upon the completion of Mr. Mackay's Interim Role in June 2019, Mr. Mackay received a one-time award of $317,000, which consisted of 9,984 time-based RSUs that vest in full on the two-year anniversary of the date of grant, and reflected a prorated award that was based upon the equity target for the Interim Role position.

(7)
Reflects Mr. Mackay's 2019 equity grant that he received in connection with his Current Role. The award that Mr. Mackay received in connection with his Current Role was pro-rated based on the time that he served in this capacity during 2019. The aggregate value of Mr. Mackay's equity grants in 2019, including the one-time grant and the other annual equity grants awarded to him, was $814,720.

(8)	Does not reflect the T&I PRSUs that were granted to the applicable NEOs in connection with the 1st Global Acquisition as described in "2019 Transaction and Integration Award" beginning on page 68.
2019–2021 PRSUs Performance and Payout Scale

The PRSUs that were granted to our NEOs (as described above) are eligible to cliff vest following a three-year performance period, beginning on January 1, 2019 and ending December 31, 2021, subject to the Company's achievement of a certain level of non-GAAP EPS for the calendar year of 2021. The actual payout of vested PRSUs will be based on the following payout scale:

Blucora, Inc. | 2020 Proxy Statement 67

	Range of Financial Performance in PRSU Payout Scale (% of financial target)	Range of PRSU Payout (% of target)
2021 Non-GAAP EPS	Threshold of 80% to Maximum of 120%	50% at Threshold to Cap of 200%

See “Grants of Plan-Based Awards” on page 75 for more information regarding equity grants made to NEOs in 2019.

2019 TRANSACTION AND INTEGRATION AWARD

In March 2019, in connection with the 1st Global Acquisition, the Compensation Committee recommended, and the Board approved, certain transaction and integration bonuses (collectively, the "T&I Awards") to certain NEOs, along with other key contributors, in order to (i) recognize and reward the performance of those who were instrumental in completing the 1st Global Acquisition and (ii) create a significant incentive for NEOs and key contributors to expeditiously achieve the most critical drivers of value creation in connection with the 1st Global Acquisition, including integration and synergy targets. The NEOs who were integrally responsible for the successful completion and/or the integration of the transaction received a T&I Award of one times (1x) their base salary, except for Mr. Mackay. In recognition of Mr. Mackay's principal leadership role throughout the pre-closing and integration processes—including key contributions in leading the diligence, negotiation and execution of the transaction, along with guiding synergy achievement and operational integration efforts—Mr. Mackay received a T&I Award of one and a quarter (1.25x) times the base salary of his Interim Role.

Each T&I Award consisted of (i) a cash bonus in the amount of 25% of the applicable NEO's total T&I Award (such cash bonus, the "T&I Bonus"), which was paid upon the closing of the 1st Global Acquisition (i.e., May 6, 2019) and (ii) an equity award in the form of PRSUs (the "T&I PRSUs"), which will vest on the one-year anniversary of the date of grant, with 50% of the awarded T&I PRSUs to be released to such NEO at time of vesting and the remaining 50% to be released to such NEO one year thereafter, subject, in each case, to the satisfaction of certain performance metrics. The performance metrics for the T&I PRSUs were based upon the achievement of certain transaction-based integration and synergy targets and were designed to enhance value to the Company and stockholders while incentivizing efficient and effective operations. We believe that these targets require significant effort and collaboration between the NEOs and other members of the Wealth Management business, and were designed to grow the revenue and profitability of the Company, while maximizing the stability of the business and enhancing stockholder value. Progress towards achieving these goals has been reviewed periodically with the Compensation Committee and the Board, and the ultimate achievement of the performance metrics must be reviewed and approved by the Board.

Thus far, the Company believes it is on track to achieve the target metrics underlying the T&I Awards, although recent market and macroeconomic impacts relating to the coronavirus (COVID-19) outbreak may alter this view. The size of the T&I Awards in 2019 were determined based on an evaluation of each executive’s roles and responsibilities within the combined company. The Compensation Committee believes these awards were appropriately tailored to provide additional incentives to achieve various synergy and value lever targets that will improve Blucora's financial performance and enhance stockholder value, while also serving as an effective retention and motivation tool for the NEOs.

The table below reflects the amounts awarded to the NEOs in connection with the T&I Award program in 2019, although in accordance with the 2018 Plan and applicable award agreements, the T&I PRSUs awarded to Mr. Clendening and Mr. Athwal were forfeited at the time of their respective departures from the Company.

Name (1)	Total Award	Cash Bonus	T&I PRSU Award ($) (2)	T&I PRSUs Granted (#) (2)
John S. Clendening	$625,000	$156,250	$468,750	12,906
Davinder S. Athwal	$416,000	$104,000	$312,000	8,590
Todd C. Mackay	$487,625	$121,906	$365,719	10,069
Ann J. Bruder	$400,000	$100,000	$300,000	8,259

(1)
Mr. Campbell did not receive a T&I Award given his focus and accountability is on the Tax Preparation business and Mr. Campbell was not involved with the 1st Global Acquisition and related integration efforts.

(2)
Measurement and determination of vesting of the T&I PRSUs to occur on the one-year anniversary of the date of grant, with 50% of the awarded T&I PRSUs to be released to such NEOs upon vesting and the remaining 50% to be released to such NEOs one year following the initial vesting. Reflects the aggregate value intended for the award, which may vary slightly from the amounts reflected in "Summary Compensation Table" beginning on page 74 due to rounding down the number of shares underlying the award to the nearest whole share.

Blucora, Inc. | 2020 Proxy Statement 68

Employment Agreements
Executive Officer Employment Agreements
The Company uses employment agreements to retain and attract highly qualified executive officers in a competitive market and currently has employment agreements with all of its executive officers (excluding Ms. Carsley, who serves as our Interim Chief Financial Officer and Principal Financial Officer, and Ms. Murray, who serves as our Principal Accounting Officer but is not an executive officer in such capacity, although she was classified as such due to her interim status as Principal Financial Officer between January 31, 2020 and March 13, 2020, when Ms. Carsley was appointed as Interim Chief Financial Officer and Principal Financial Officer). We believe that employment agreements ensure continued dedication of executives in case of personal uncertainties or risk of job loss and ensure that compensation and benefits expectations are understood and satisfied. The terms of our executive officers' employment agreements are substantially similar and generally include an initial base salary, a target incentive bonus percentage that serves as the basis for the annual cash incentive bonus plan, an annual equity target and an equity grant upon hire. The employment agreements also include specific terms regarding relocation (where appropriate), severance payments and other benefits, if any, due to the executive under various employment termination circumstances. See "Potential Payments upon Termination or Change in Control" beginning on page 79 for additional information regarding the severance payments each of our NEOs could receive under their Employment Agreements.

Subsequent Events

As previously discussed, Mr. Clendening departed as President and CEO, effective January 10, 2020, and Mr. Athwal resigned as Chief Financial Officer and Treasurer, effective January 31, 2020.

In connection with Mr. Clendening's departure, the Company and Mr. Clendening entered into a General Release and Waiver of Claims (the "Release"), which reflects the terms of Mr. Clendening's departure and related payment of (i) $5,750,000 (to be paid in accordance with the terms of the Release) and (ii) applicable COBRA reimbursements. In addition, pursuant to the Release, the Company agreed to extend the post-employment exercise period for certain stock options held by Mr. Clendening to December 31, 2020. The Release also reflects certain other continuing covenants to which the Company and Mr. Clendening are subject.

In connection with Mr. Athwal's resignation, the Company and Mr. Athwal entered into a Separation and Release Agreement (the "Separation Agreement"), which reflects the terms of Mr. Athwal's resignation and the related payment of (i) accrued obligations, including unpaid base salary earned through the date of separation, the unpaid bonus compensation earned through date of separation, and any reimbursement for any business expenses in accordance with the Company's policies, (ii) a severance payment of $626,000 (to be paid in accordance with the terms of the Separation Agreement), (iii) a payment of $90,000 in attorney's fees, and (iv) applicable COBRA reimbursements. The Separation Agreement also reflects certain other continuing covenants to which the Company and Mr. Athwal are subject.

In accordance with the 2018 Plan and their applicable award agreements, all unvested equity awards outstanding were automatically forfeited and canceled at the time of Mr. Clendening's and Mr. Athwal's respective departure from the Company. Each of Messrs. Clendening and Athwal may exercise vested stock options within a specified period following their departure, following which time any unexercised stock options will also be forfeited.

Blucora, Inc. | 2020 Proxy Statement 69

Compensation Policies and Practices
In addition to the compensation elements and decisions discussed above in this CD&A, the Company has a number of compensation policies that are designed to retain and incentivize executives and to protect the interests of the Company and our stockholders.
Clawback Policy
Pursuant to the Company’s Executive Incentive Compensation Recoupment Policy ("Clawback Policy"), if the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under the U.S. securities laws, then the Company shall, to the extent permitted by law, require reimbursement from current and former executive officers for incentive compensation awarded or received by them at any time during the three-year period preceding the date on which the Company is required to prepare the restatement, to the extent such executive officer is determined to have engaged in fraud or intentional illegal conduct materially contributing to such restatement, as determined by the Board of Directors in its sole discretion. The right to recoupment set forth in the Clawback Policy includes recoupment of both cash and equity and is in addition to any other rights that the Company may have against any executive officer, including any remedies at law or in equity. The Clawback Policy is administered by the Compensation Committee. In addition, our 2015 Plan and our 2018 Plan includes provisions that allow us to clawback awards in accordance with the Clawback Policy.
Prohibition Against Short Selling, Hedging, or Pledging of Company Securities
Our Insider Trading Policy prohibits any director, officer, or other employee from engaging in short sales of, or otherwise hedging, the Company’s securities. This prohibition includes any transaction, direct or indirect, involving financial instruments that are designed to hedge or offset any decrease in the market value of our stock. This prohibition applies to all securities issued by the Company, including equity and debt. The Company’s Insider Trading Policy also prohibits directors, officers, and employees from pledging the Company’s securities as collateral for loans.
Perquisites and Personal Benefits
We have historically maintained a conservative approach to providing perquisites and personal benefits to executive officers. The limited perquisites and personal benefits offered have been carefully selected to ensure that there is an indirect benefit to the Company and that the value provided to employees is not excessive. In addition, most perquisites and personal benefits offered to executives are generally offered to all employees. Pursuant to his employment agreement, Mr. Athwal received reimbursement of his commuting expenses during 2019. A description and the attributed costs of our perquisites and personal benefits for the NEOs for 2019 are included in the “All Other Compensation” column of the Summary Compensation Table, located on page 74, and described in the notes to that table.
Executive Officer Stock Ownership Guidelines
In February 2018, the Board adopted revised stock ownership guidelines that are applicable to all of our executive officers effective as of January 1, 2018. The previous guidelines were only applicable to the individual serving as our CEO. Our stock ownership guidelines reflect the Board's belief in the importance of aligning the economic interests of stockholders and management. Under the terms of these guidelines, the executive officers are expected to acquire and hold shares of our Common Stock equal in market value to the multiple of each of their base salaries set forth below (calculated as of December 31 of each year):

Position	Ownership Requirement
CEO	5x
Other Executive Officers	3x
All executive officers, excluding the CEO, have five years from the date that the guidelines were adopted to attain the minimum level of ownership. As of December 31, 2019, all of our NEOs were in compliance with the applicable ownership guidelines or otherwise were expected to achieve the requisite ownership levels within the designated five-year timeframe. However, subsequent declines in our stock price, including as a result of general economic conditions and other market factors, may result in a lower aggregate value of equity held by such NEO and thereby alter the expected timeframe of such NEO to achieve the requisite ownership levels.

Blucora, Inc. | 2020 Proxy Statement 70

Risk Considerations in Our Compensation Programs
The Compensation Committee believes that the mix and design of the elements of executive and non-executive compensation do not encourage management to assume excessive risk taking, and following the assessment of our compensation program we do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company for the following reasons:

•
We structure our pay to consist of both fixed and variable compensation for our employees. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our financial performance or the performance of our stock price so that executives do not feel pressured to focus exclusively on our financial performance or our stock price performance to the detriment of other important business metrics. The variable (cash short-term incentive and equity-based long-term incentive) portions of compensation are designed to reward both short- and long-term financial performance.

•
For short-term performance, our annual 2019 Executive Bonus Program is intended to provide annual cash payments that are awarded based on achievement of earnings goals that are based on the operational and financial metrics applicable to each executive officer and are established by the Compensation Committee. In addition, the maximum payout percentage for the performance metrics for the NEO bonuses was subject to a cap of 240% of their target awards (inclusive of the STI Modifier).

•
For long-term performance, our 2019 equity grants were comprised of stock options and time-based RSUs that vest over a three-year period. We believe these equity grants provide incentive for executives and other employees who receive these grants to focus on long-term fundamentals and create long-term stockholder value. In addition, in 2019 we granted PRSUs that are eligible to vest on January 1, 2022, subject to the Company achieving a certain level of non-GAAP earnings per share during 2021. These performance-based awards, which were also granted in 2018, reflect the continued focus of the Compensation Committee to align pay with performance and match the incentives of executives with the interests of stockholders. We believe these grants still add an additional performance-based component that requires the long-term growth of our Company over a three-year period in order to vest and provides an upside reward for significant long-term growth in Non-GAAP EPS. Further, in 2019 and in connection with the 1st Global Acquisition, certain NEOs were granted the T&I PRSUs, with vesting eligibility determined by the achievement of certain transaction-based integration and synergy targets. We believe these T&I PRU grants include various performance-based components that require the successful integration of 1st Global and achievement of synergy targets, thereby enhancing the long-term growth of our Company.

•	We maintain a Clawback Policy that allows us to recoup certain compensation and awards paid to our NEOs in the event that there is a material restatement of our financial results.

•	Our Insider Trading Policy does not permit margining, pledging, hedging, short sales of or trading options related to our stock by any director, officer or employee.

•
We have stock ownership guidelines requiring our CEO to own an amount of our equity with a value equal to five times (5X) his base salary, each of our NEOs other than the CEO to own an amount of our equity with a value equal to three times (3X) such NEO’s base salary and each of our directors to own an amount of our equity with a value equal to five times (5X) such director’s annual retainer.

Blucora, Inc. | 2020 Proxy Statement 71

Accounting and Tax Considerations
Accounting Considerations
Blucora follows ASC 718 for our stock-based compensation awards, and the compensation that it pays to our executives is expensed in our financial statements as required by U.S. Generally Accepted Accounting Principles (“GAAP”).

As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, executive compensation.

Income Tax Considerations

Section 162(m) limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million. Prior to 2018, there was an exception to the limit on deductibility for performance-based compensation that met certain requirements. The Tax Cut and Jobs Act of 2017 (the “TCJA”), largely eliminated that exception starting in 2018. As such, compensation paid to certain covered employees, including our Named Executive Officers in 2019 and thereafter is presumed to be subject to the Section 162(m) deductibility limits as amended by the TCJA, with the exception of certain amounts payable pursuant to a written binding contract in effect as of November 2, 2017 that has not been materially modified thereafter (as permitted by the TCJA). Compensation granted in the past may not qualify as “performance-based compensation” under certain circumstances. We have historically retained, and expect to continue to retain, flexibility toward compensation that is consistent with our corporate objectives even if it does not qualify for a tax deduction.

Blucora, Inc. | 2020 Proxy Statement 72

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, and the information in this report shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee *
E. Carol Hayles, Chair
Steven Aldrich
Jana R. Schreuder

* Effective as of March 1, 2020, Ms. Schreuder was appointed as a member of the Board and the Compensation Committee. Ms. Schreuder was not a member of the Compensation Committee during the period covered by this Report.

Blucora, Inc. | 2020 Proxy Statement 73

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table and footnotes discuss the compensation of our NEOs for 2019 and prior years, where applicable. In addition to the footnotes to this table, please see “Compensation Discussion and Analysis” for a detailed description and narrative discussion of the 2019 compensation with respect to each NEO.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
John S. Clendening (6)	2019	$636,443	$156,250	$4,087,468	$1,222,934	$1,287,500	$11,200	$7,401,795
Former CEO	2018	$598,902	—	$3,150,000	$1,072,400	$1,209,600	$11,000	$6,041,902
	2017	$549,039	—	$1,132,490	$2,615,802	$1,122,000	$22,635	$5,441,966
Davinder S. Athwal (7)	2019	$423,631	$104,000	$1,136,971	$278,805	$535,600	$82,390	$2,561,397
Former CFO	2018	$335,385	—	$1,049,972	$459,621	$433,591	$92,947	$2,371,516

Todd C. Mackay	2019	$414,647	$121,906	$1,087,879	$92,207	$478,339	$11,200	$2,206,178
Chief Business Operations & Development Officer	2018	$364,212	$—	$563,981	$—	$362,855	$10,723	$1,301,771

Curtis A. Campbell	2019	$387,308	—	$712,484	$240,784	$537,653	$11,200	$1,889,429
President, TaxAct

Ann J. Bruder	2019	$407,116	$100,000	$768,667	$158,404	$362,560	$11,200	$1,807,947
Chief Legal Officer & Secretary	2018	$374,451	—	$637,488	$217,031	$302,400	$94,385	$1,625,755
	2017	$181,731	—	$349,999	$350,962	$115,025	$362,692	$1,360,409

(1)
Reflects base pay earned by the NEOs for 2019. Included in Mr. Mackay's base pay is $59,000 in stipend payments as compensation for serving in the Interim Role. Ms. Bruder's salary includes $40,712 that she elected to defer pursuant to the Executive Deferral Plan. See “Pension Benefits; Non-Qualified Defined Contribution; and Other Non-Qualified Deferred Compensation Plans” on page 78 for more information regarding the Executive Deferral Plan.

(2)
The amount shown reflects a one-time T&I Bonus received by certain NEOs in conjunction with their involvement with the 1st Global Acquisition. For further discussion regarding the T&I Bonus, see "2019 Transaction and Integration Award" beginning on page 68.

(3)
The dollar amount for stock awards, which consists of time-based RSUs, PRSUs, T&I PRSUs and stock options, is the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. The grant date fair value for the PRSUs and T&I PRSUs is based on the probable outcome of the vesting conditions as of the grant date. These amounts reflect the Company’s accounting expense and may not correspond to the actual value that will be realized by the NEO. Assumptions used in the valuation of stock and option awards granted in 2019 are discussed in “Note 13: Stock-Based Compensation" of the Notes to Consolidated Financial Statements (Part II, Item 8) in our 2019 Annual Report. The maximum value of the PRSUs that were granted on January 2, 2019 for all NEOs, excluding Mr. Mackay, whose award was granted on June 14, 2019, is two-times target for Messrs. Clendening, Athwal, Mackay, Campbell and Ms. Bruder, or $3,377,452, $769,976, $258,954, $664,992 and $437,454 respectively. Vesting of the T&I PRSUs is contingent upon the attainment of the specified integration and synergy metrics, and therefore, only vests at target achievement (which is considered the probable level of achievement for the table above) and no maximum value is reportable.

(4)	Includes amounts earned in 2019 under the 2019 Executive Bonus Program and paid in 2020 and reflects the achievement of the applicable performance and STI Modifier metrics.
(5)All other compensation in 2019 consists of the following:

Name	401(k) Match (a)	Commuting (b)	Total (c)
John S. Clendening	$11,200	$—	$11,200
Davinder S. Athwal	$11,200	$71,190	$82,390
Todd C. Mackay	$11,200	$—	$11,200
Curtis A. Campbell	$11,200	$—	$11,200
Ann J. Bruder	$11,200	$—	$11,200

(a)
Reflects the 401(k) employer’s matching contribution. This matching contribution reflects 4% of each Named Executive Officer’s compensation capped at the annual IRS compensation limit. All matching contributions are invested in the 401(k) Plan investments as directed by the participant.

(b) Reflects amounts reimbursed for commuting expenses in 2019 pursuant to Mr. Athwal's former employment agreement.

(c)	For purposes of preparing this table, all perquisites and personal benefits are valued on the basis of the actual cost to Blucora.

(6)
Mr. Clendening departed as President and CEO, effective January 10, 2020. In connection with Mr. Clendening’s departure, the Company is currently undertaking a review of Mr. Clendening’s expense reports and reimbursed expenses. To the extent that the Company determines any of Mr. Clendening’s previously reimbursed expenses constitute personal expenses and (i) such amounts exceed the $10,000 reporting threshold for perquisites and (ii) the Company determines not to seek reimbursement of these expenses from Mr. Clendening, the Company will, if required, provide updated disclosure reporting these amounts.

(7)	Mr. Athwal resigned as Chief Financial Officer and Treasurer, effective January 31, 2020.

Blucora, Inc. | 2020 Proxy Statement 74

Grants of Plan-Based Awards
The following table and footnotes provide information about awards granted to our NEOs in 2019, including non-equity incentive plan awards that were awarded under our 2019 Executive Bonus Program and equity plan awards that were granted under our 2018 Plan. In addition to the footnotes to this table, please see “Compensation Discussion and Analysis—Compensation Decisions Made in 2019” for a detailed description and narrative discussion of these grants.

Name	Grant Date	Committee Approval Date (if different from Grant Date)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
			Thres-hold	Target	Maximum	Thres-hold	Target	Maximum
John S. Clendening Former CEO (4)	—	—	$625,000	$1,250,000	$2,500,000	—	—	—	—	—	—	—
	1/2/2019	12/28/2018	—	—	—	31,238	62,476	124,952	—	—	—	$1,688,726
	1/2/2019	12/28/2018	—	—	—	—	—	—	71,402	—	—	$1,929,996
	1/2/2019	12/28/2018	—	—	—	—	—	—	—	138,341	$27.03	$1,222,934
	5/6/2019	5/5/2019	—	—	—	—	12,906	—	—	—	—	$468,746
Davinder S. Athwal	—	—	$260,000	$520,000	$1,040,000	—	—	—	—	—	—	—
Former CFO (5)	1/2/2019	12/28/2018	—	—	—	7,122	14,243	28,486	—	—	—	$384,988
	1/2/2019	12/28/2018	—	—	—	—	—	—	16,278	—	—	$439,994
	1/2/2019	12/28/2018	—	—	—	—	—	—	—	31,539	$27.03	$278,805
	5/6/2019	5/5/2019	—	—	—	—	8,590	—	—	—	—	$311,989
Todd C. Mackay (6)	—	—	$193,741	$387,483	$774,966	—	—	—	—	—	—	—
	1/2/2019	12/28/2018	—	—	—	—	—	—	4,725	—	—	$127,717
Chief Business Operations and Development Officer	6/14/2019	6/12/2019	—	—	—	2,039	4,078	8,156	—	—	—	$129,477
	6/14/2019	6/12/2019	—	—	—	—	—	—	4,661	—	—	$147,987
	6/14/2019	6/12/2019	—	—	—	—	—	—	9,984	—	—	$316,992
	6/14/2019	6/12/2019	—	—	—	—	—	—	—	9,031	$31.75	$92,207
	5/6/2019	5/5/2019	—	—	—	—	10,069	—	—	—	—	$365,706
Curtis A. Campbell	—	—	$237,500	$475,000	$950,000	—	—	—	—	—	—	—
President, TaxAct	1/2/2019	12/28/2018	—	—	—	6,151	12,301	24,602	—	—	—	$332,496
	1/2/2019	12/28/2018	—	—	—	—	—	—	14,058	—	—	$379,988
	1/2/2019	12/28/2018	—	—	—	—	—	—	—	27,238	$27.03	$240,784
Ann J. Bruder	—	—	$160,000	$320,000	$640,000	—	—	—	—	—	—	—
Chief Legal Officer & Secretary	1/2/2019	12/28/2018	—	—	—	4,046	8,092	16,184	—	—	—	$218,727
	1/2/2019	12/28/2018	—	—	—	—	—	—	9,248	—	—	$249,973
	1/2/2019	12/28/2018	—	—	—	—	—	—	—	17,919	$27.03	$158,404
	5/6/2019	5/5/2019	—	—	—	—	8,259	—	—	—	—	$299,967

(1)
Represents the range of possible preliminary cash payouts under the 2019 Executive Bonus Program, subject to upward or downward adjustment by up to 20% based on the level of attainment of the STI Modifier metrics. Actual amounts earned, as determined by the Compensation Committee in the first quarter of 2020, are reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column. See “Annual Short-Term Incentive Plan/Bonus Payments" beginning on page 63 for additional information.

(2)
Represents PRSUs granted on January 2, 2019 for all NEOs except Mr. Mackay, whose PRSUs were granted on June 14, 2019, which are eligible to vest following a three-year performance period, beginning on January 1, 2019 and ending December 31, 2021, subject to the Company's achievement of a certain level of non-GAAP EPS for the calendar year 2021. Also represents the T&I PRSUs granted on May 6, 2019 that are eligible to vest following a one-year performance period after the closing date of the 1st Global Acquisition (i.e., May 6, 2019–May 5, 2020), based on the Company's achievement of certain transaction-based integration and synergy targets in connection with the 1st Global Acquisition. If the foregoing metrics are achieved, such vested T&I PRSUs will be distributed in two installments: 50% on the one-year vesting date and 50% on the date that is one year following the initial vesting date. Because there is no range of potential payouts, only the target number of T&I PRSUs are reported in the table.

(3)
The dollar amount for stock awards (which consists of time-based RSUs, PRSUs and T&I PRSUs) and option awards is the aggregate grant date fair value computed in accordance with ASC 718, excluding the effect of any estimated forfeitures. These amounts reflect the Company’s accounting expense and may not correspond to the actual value that will be realized by the NEO. Assumptions used in the valuation of stock and option awards granted in 2019 are discussed in “Note 13: Stock-Based Compensation" of the Notes to Consolidated Financial Statements (Part II, Item 8) in our 2019 Annual Report.  See “Long-Term Equity Grants" beginning on page 66 for additional information.

(4)
Mr. Clendening departed as President and CEO, effective January 10, 2020. In connection with his departure, Mr. Clendening was paid his 2019 annual bonus at 103% of target, or $1,287,500, but forfeited all awarded but unvested equity awards.

(5)
Mr. Athwal resigned as Chief Financial Officer and Treasurer, effective January 31, 2020. In connection with his resignation, Mr. Athwal was paid his 2019 annual bonus at 103% of target, or $535,600, but forfeited all awarded but unvested equity awards.

(6)
Bonus amounts for Mr. Mackay were calculated based on his time of service in each of the Base Role, Interim Role and Current Role. The bonus threshold, target and maximum reflect the combination of Mr. Mackay's bonus for his Base Role, Interim Role and Current Role. These bonuses were pro-rated for the number of days in which he served in these roles. See "Annual Short-Term Incentive Plan/Bonus Payments" beginning on page 63 for additional information.

Blucora, Inc. | 2020 Proxy Statement 75

Outstanding Equity Awards at Fiscal Year End
The following table and footnotes provide information regarding unexercised options (including vested and unvested options), unvested time-based RSUs and unvested PRSUs and T&I PRSUs outstanding as of December 31, 2019 for each of the NEOs:

Name	Grant Date		Options Awards (1)				Stock Awards
			Number of Securities Underlying Unexercised Options		Option Exercise Price/Share	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock that Have Not Vested (2)	Number of Unearned Shares, Units, or Other Rights Not Vested	Market or Payout Value of Unearned Shares, Units, or Other Unvested Rights (2)
			Exercisable	Not Exercisable
John S. Clendening (8)	4/4/2016	(3)	4,499	—	$4.98	4/4/2023	—	—	—	—
Former CEO	1/3/2017		—	—	—	—	12,797	$334,514	—	—
	1/3/2017		412,810	92,562	$14.75	1/3/2024	—	—	—	—
	2/20/2018		—	—	—	—	58,336	$1,524,903	—	—
	2/20/2018	(4)	—	—	—	—	—	—	43,750	$1,143,625
	2/20/2018		46,662	93,338	$24.00	2/20/2025	—	—	—	—
	1/2/2019		—	—	—	—	71,402	$1,866,448	—	—
	1/2/2019	(5)	—	—	—	—	—	—	62,476	$1,633,123
	1/2/2019		—	138,341	$27.03	1/2/2026	—	—	—	—
	5/6/2019	(7)	—	—	—	—	—	—	12,906	$337,363
Davinder S. Athwal (8)	2/21/2018		—	—	—	—	21,769	$569,042	—	—
Former CFO	2/21/2018	(4)	—	—	—	—	—	—	10,204	$266,733
	2/21/2018		19,589	39,186	$24.50	2/21/2025	—	—	—	—
	1/2/2019		—	31,539	$27.03	1/2/2026	—	—	—	—
	1/2/2019		—	—	—	—	16,278	$425,507	—	—
	1/2/2019	(5)	—	—	—	—	—	—	14,243	$372,312
	5/6/2019	(7)	—	—	—	—	—	—	8,590	$224,543
Todd C. Mackay	6/17/2015		21,119	—	$16.32	6/17/2022	—	—	—	—
Chief Business Operations and Development Officer	12/17/2015		10,141	—	$10.67	12/17/2022	—	—	—	—
	7/1/2017		—	—	—	—	1,867	$48,803	—	—
	7/1/2017		3,986	1,991	$21.20	7/1/2024	—	—	—	—
	12/31/2017		—	—	—	—	1,507	$39,393	—	—
	12/31/2017		9,654	4,825	$22.10	12/31/2024	—	—	—	—
	2/20/2018		—	—	—	—	3,444	$90,026	—	—
	12/24/2018	(6)	—	—	—	—	18,464	$482,649	—	—
	1/2/2019		—	—	—	—	4,725	$123,512	—	—
	5/6/2019	(7)	—	—	—	—	—	—	10,069	$263,204
	6/14/2019		—	—	—	—	4,661	$121,839	—	—
	6/14/2019	(6)	—	—	—	—	9,984	$260,982	—	—
	6/14/2019	(5)	—	—	—	—	—	—	4,078	$106,599
	6/14/2019		—	9,031	$31.75	6/14/2026	—	—	—	—
Curtis A. Campbell	1/2/2019		—	—	—	—	14,058	$367,476	—	—
President, TaxAct	1/2/2019	(5)	—	—	—	—	—	—	12,301	$321,548
	1/2/2019		—	27,238	$27.03	1/2/2026	—	—	—	—
Ann J. Bruder	6/19/2017		—	—	—	—	2,687	$70,238	—	—
Chief Legal Officer and Secretary	6/19/2017		22,811	8,598	21.70	6/19/2024	—	—	—	—
	2/20/2018		—	—	—	—	11,805	$308,583	—	—
	2/20/2018		9,443	18,890	24.00	2/20/2025	—	—	—	—
	2/20/2018	(4)	—	—	—	—	—	—	8,854	$231,444
	1/2/2019		—	17,919	27.03	1/2/2026	—	—	—	—
	1/2/2019		—	—	—	—	9,248	$241,743	—	—
	1/2/2019	(5)	—	—	—	—	—	—	8,092	$211,525
	5/6/2019	(7)	—	—	—	—	—	—	8,259	$215,890

Blucora, Inc. | 2020 Proxy Statement 76

(1)
Consists of time-based RSUs and option awards. Other than the awards issued to Messrs. Clendening and Mackay described in footnotes 3 and 6, respectively, below, the awards granted prior to 2018 vest over a three-year period, with 33.33% vesting on the first anniversary of the date of grant and approximately 16.67% vesting at the end of each six-month period such that the awards will be fully vested at end of three years. Awards granted in 2018 and after vest pro-ratably over a three-year period.

(2)	The market value of unvested time-based RSUs, PRSUs and T&I PRSUs is based on the closing price of our Common Stock on December 31, 2019 (the last trading day of 2019), which was $26.14 per share.

(3)
Represents a stock option award issued to Mr. Clendening, 15% of which vested on April 4, 2016, 33.33% vested on April 4, 2017 and 16.67% of which vested on October 4, 2017. Approximately 16.67% vested at the end of each six-month period following October 4, 2017, such that the option was fully vested on April 4, 2019.

(4)
These PRSUs are eligible to vest following a three-year performance period, beginning on January 1, 2018 and ending December 31, 2020, based on our achievement of a certain level of non-GAAP EPS for 2020. We have assumed that if the performance criteria for these awards were determined on December 31, 2019 (instead of December 31, 2020), the PRSUs would have vested between threshold and target. Thus, amounts reported in this table are reported at the target level of achievement. The actual number of PRSUs that will vest is between 0% and 200% of the target number of PRSUs based on the Company’s achievement of non-GAAP EPS for 2020 and may be more or less than the amounts shown.

(5)
These PRSUs are eligible to vest following a three-year performance period, beginning on January 1, 2019 and ending December 31, 2021, based on our achievement of a certain level of non-GAAP EPS for 2021. We have assumed that if the performance criteria for these awards were determined on December 31, 2019 (instead of December 31, 2021), the PRSUs would have vested between threshold and target. Thus, amounts reported in this table are reported at the target level of achievement. The actual number of PRSUs that will vest is between 0% and 200% of the target number of PRSUs based on the Company’s achievement of non-GAAP EPS for 2020 and may be more or less than the amounts shown. See the Grants of Plan-Based Awards table for the target and maximum number of shares that could vest.

(6)	Represents time-based RSUs that vest in full on the second anniversary of the date of grant.

(7)
Represents the T&I PRSUs that are eligible to vest following a one-year performance period after the closing date of the 1st Global Acquisition (i.e., May 6,2019 until May 5, 2020), based on the Company's achievement of certain transaction-based integration and synergy targets in connection with the 1st Global Acquisition. If the foregoing metrics are achieved, such vested T&I PRSUs will be distributed in two installments: 50% on the one-year vesting date and 50% on the date that is one year following the initial vesting date. Because there is no range of potential payouts, only the target number of T&I PRSUs are reported in the table.

(8)	In accordance with the 2018 Plan and applicable award agreements, all unvested equity awards reflected in this table were forfeited at the time of departure for Messrs. Clendening and Athwal.

Blucora, Inc. | 2020 Proxy Statement 77

Option Exercises and Stock Vested
The following table and footnotes describe, for each of our NEOs, the number of shares acquired upon exercise of stock options and vesting of time-based RSUs during 2019, and the value realized upon such exercise and vesting. The value realized upon exercise of stock options and vesting of time-based RSUs is before the withholding of any taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
John S. Clendening Former CEO	291,667	$7,610,367	125,591	$3,966,755
Davinder S. Athwal Former CFO	—	—	10,883	$292,209
Todd C. Mackay	15,939	$264,056	5,099	$143,029
Curtis A. Campbell	—	—	8,028	$179,024
Ann J. Bruder	3,000	$39,900	11,280	$312,881

(1)
The value realized on exercise was calculated by multiplying the number of shares of underlying stock by the difference between the market price of the Company’s Common Stock per share upon exercise and the exercise price per share.

(2)	The value realized on vesting was calculated by multiplying the number of shares acquired upon the vesting of RSUs by the closing price of the Company’s Common Stock per share on the vesting date.

Pension Benefits; Non-Qualified Defined Contribution;
and Other Non-Qualified Deferred Compensation Plans
On January 1, 2019, the Company implemented the Blucora Tax-Smart Executive Deferral Plan (the "Executive Deferral Plan"). The Executive Deferral Plan is a non-qualified deferred compensation arrangement that allows each of the Company's executive officers to defer a portion of their base salary and annual incentive bonus. Participants may elect to defer at least 5%, and up to 90%, of their base salary and up to 100% of their annual bonus and incentive bonuses, respectively, to the Executive Deferral Plan. Company contributions are allowed under the terms of the Executive Deferral Plan, but no employer contributions were made for 2019. Participants direct the investment of their accounts, at market rates, among the available investment options (generally the same investment options available under our qualified 401(k) plan). The Executive Deferral Plan offers automatic lump sum distributions upon death or disability. Each participant may elect to receive lump sum or installment distributions upon separation from service or on such other dates certain that a participant may elect. Such elections are made at the time such participant elects to defer compensation for a specific year. Key employee distributions payable upon separation from service will be delayed for six months. The assets of the Executive Deferral Plan are held in a rabbi trust. The following table reflects information regarding the participation by the participating NEO in the Executive Deferral Plan for 2019.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Ann J. Bruder	$40,712	—	$2,657	—	$43,369
(1) The Executive Contributions shown here are also reflected in the Salary Column of the Summary Compensation Table.

Blucora, Inc. | 2020 Proxy Statement 78

Potential Payments upon Termination or Change in Control
Potential Payments
The following table sets forth the estimated incremental payments of severance and/or benefits that would be provided to each of the NEOs or his or her estate in the event of such executive officer’s termination of employment in connection with a change of control or significant corporate transaction, termination by the Company without cause, or by the employee for good reason, death, or disability. Additional information regarding the severance and other benefits to which our NEOs are entitled under each of their employment agreements, if applicable, is set forth under "Employment Agreements" on page 69. Furthermore, the following table and discussion herein reflect the potential payments upon a hypothetical termination and/or change in control of the Company effective as of December 31, 2019. As previously discussed, Mr. Clendening departed as President and Chief Executive Officer, effective January 10, 2020, and Mr. Athwal resigned as Chief Financial Officer and Treasurer, effective January 31, 2020.
In connection with Mr. Clendening's departure, the Company and Mr. Clendening entered into the Release, which reflects the terms of Mr. Clendening's departure and related severance payment and benefits, as well as certain other continuing restrictive covenants specified in the Release. In connection with Mr. Athwal's resignation, the Company and Mr. Athwal entered into the Separation Agreement, which reflects the terms of Mr. Athwal's resignation and related severance payment and benefits, as well as certain other continuing restrictive covenants specified in the Separation Agreement. In accordance with the 2018 Plan and their applicable award agreements, all unvested equity awards outstanding were automatically forfeited and canceled at the time of Mr. Clendening's and Mr. Athwal's respective departure from the Company. Each of Messrs. Clendening and Athwal may exercise vested stock options within a specified period following their departure, following which time any unexercised stock options will also be forfeited. For additional discussion of these departures and related payments to Messrs. Clendening and Athwal, which differ from the amounts set forth in the table below, see "Employment Agreements—Subsequent Events" on page 69.
The table below reflects the following assumptions:

•	a termination date of December 31, 2019;

•	each NEO would receive payments in accordance with each of their Employment Agreements;

•	valuations for equity are based on the closing price for our stock on December 31, 2019 (the last trading day of 2019), which was $26.14;

•	each NEO set forth below had received all of his or her base salary earned during 2019;

•	each NEO set forth below was entitled to, but had not yet been paid, the 2019 annual bonus plan payment received in February 2020 (because the assumed termination date is December 31, 2019); and

•
any change of control payment would only be made if there was a “double-trigger,” which means that two events must occur for payments to be made (i.e., a change of control and the actual or constructive termination of employment, in this case, within a specified period before or after such trigger event, as further described below).

Blucora, Inc. | 2020 Proxy Statement 79

Executive	Termination By Executive (Without Cause)	Termination by the Company Without Cause or by the Executive for Good Reason/Constructive Termination	Change of Control or Corporate Transaction / Termination Without Cause/Good Reason	Disability (1)	Death (2)
John S. Clendening Former CEO
Severance (3)	$—	$2,812,500	$3,750,000	$312,500	$312,500
Short-Term Incentive (4)	$1,287,500	$1,287,500	$1,287,500	$—	$—
Health Benefits (5)	$—	$23,801	$23,801	$—	$—
Accelerated Vesting of Stock Options (6)(7)	$—	$—	$1,254,024	$199,743	$199,743
Accelerated Vesting of Time-Based RSUs and PRSUs (6)(7)	$—	$—	$5,915,319	$6,505,462	$6,505,462
Total	$1,287,500	$4,123,801	$12,230,644	$7,017,705	$7,017,705
Davinder S. Athwal Former CFO
Severance (3)	$—	$416,000	$936,000	$208,000	$104,000
Short-Term Incentive (4)	$535,600	$535,600	$535,600	$—	$—
Health Benefits (5)	$—	$21,575	$21,575	$—	$—
Accelerated Vesting of Stock Options (6)(7)	$—	$—	$64,265	$64,265	$64,265
Accelerated Vesting of Time-Based RSUs and PRSUs (6)(7)	$—	$—	$1,172,460	$1,858,137	$1,858,137
Total	$535,600	$973,175	$2,729,900	$2,130,402	$2,026,402
Todd C. Mackay
Severance (3)	$—	$375,000	$712,500	$187,500	$93,750
Short-Term Incentive (4)	$478,339	$478,339	$478,339	$—	$—
Health Benefits (5)	$—	$20,167	$20,167	$—	$—
Accelerated Vesting of Stock Options (6)(7)	$—	$—	$29,329	$—	$—
Accelerated Vesting of Time-Based RSUs and PRSUs (6)(7)	$—	$—	$1,167,203	$1,448,811	$1,448,811
Total	$478,339	$873,506	$2,407,538	$1,636,311	$1,542,561
Curtis A. Campbell
Severance (3)	$—	$380,000	$855,000	$190,000	$95,000
Short-Term Incentive (4)	$537,653	$537,653	$537,653	$—	$—
Health Benefits (5)	$—	$20,167	$20,167	$—	$—
Accelerated Vesting of Stock Options (6)(7)	$—	$—	$—	$—	$—
Accelerated Vesting of Time-Based RSUs and PRSUs (6)(7)	$—	$—	$367,476	$689,024	$689,024
Total	$537,653	$937,820	$1,780,296	$879,024	$784,024
Ann J. Bruder
Severance (3)	$—	$400,000	$720,000	$200,000	$100,000
Short-Term Incentive (4)	$362,560	$362,560	$362,560	$—	$—
Health Benefits (5)	$—	$20,167	$20,167	$—	$—
Accelerated Vesting of Stock Options (6)(7)	$—	$—	$78,600	$40,425	$40,425
Accelerated Vesting of Time-Based RSUs and PRSUs (6)(7)	$—	$—	$774,937	$1,209,185	$1,209,185
Total	$362,560	$782,727	$1,956,264	$1,449,610	$1,349,610

(1)	Pursuant to the terms of each of their Employment Agreements, each of the NEOs would be entitled to receive six months of base pay in the event of a termination due to their disability.

(2)
Pursuant to the terms of each of their Employment Agreements regarding payments to be made upon death, Mr. Clendening would have been entitled to receive six months of base pay and the other NEOs would be entitled to receive three months of base pay.

Blucora, Inc. | 2020 Proxy Statement 80

(3)	Amounts reported represent the severance amount payable to each NEO under the terms of their respective Employment Agreements as described in more detail below.

(4)	Reflects the actual bonus earned under the 2019 Executive Bonus Program. As of December 31, 2019, this amount had been earned but not yet paid.

(5)	Amounts reported are based on the estimated COBRA costs for 18 months for Mr. Clendening and 12 months for Messrs. Athwal, Mackay, Campbell and Ms. Bruder.

(6)
Each of the NEOs would receive accelerated vesting of their outstanding time-based RSUs and options in the event of a change of control pursuant to the terms of their Employment Agreements, which are described below. The PRSUs granted in 2018 for the NEOs, excluding Mr. Clendening, would be accelerated upon a change of control in accordance with our 2015 Plan, as described below. The PRSUs granted in 2019 for the NEOs, excluding Mr. Clendening, would accelerate upon a change of control in accordance with our 2018 Plan as described below. Mr. Clendening's PRSUs would have vested in accordance with the terms of his former Employment Agreement, as described below.

(7)
In the event of death or disability, each of the NEOs, would receive accelerated vesting of the time-based RSUs and options as well as the PRSUs and T&I PRSUs that were granted in 2018 and 2019, as applicable. The PRSUs and T&I PRSUs would vest at target levels of achievement. Awards made prior to 2018 would not automatically accelerate in the event of an NEO's death or disability unless determined by the Compensation Committee in accordance with the 2015 Plan.

Employment Agreements and Severance Plan
The Company has entered into the Employment Agreements with the NEOs, which include specific terms regarding severance payments and other benefits, if any, due to the executive under various employment termination circumstances. The following sections describe and explain the specific circumstances that would trigger the amounts described above.
Termination without Cause and Constructive Termination or Resignation for Good Reason:  Under the Employment Agreements in place on December 31, 2019, all of the NEOs receive similar benefits if they are terminated by us without cause or there is a constructive termination, including the following:

•	Messrs. Mackay and Campbell and Ms. Bruder would receive, or in the case of Mr. Athwal, would have received:

◦	severance benefits of a one-time lump sum payment equal to one times such NEO's annual salary;

◦	any unpaid portion of his or her bonus to the extent earned; and

◦	a lump sum payment equal to 12 months of COBRA insurance benefits.

•	Mr. Clendening would have received:

◦	severance benefits of a one-time lump sum payment equal to 1.5 times his then-current salary and 1.5 times his then target bonus amount;

◦	any unpaid portion of his bonus to the extent earned; and

◦	a lump sum payment equal to 18 months of COBRA insurance benefits.
In general, "cause" is defined as misconduct that is criminal, dishonest, fraudulent, or in violation of the Company’s Code of Conduct or other written policy, failure to perform job duties, breach of confidentiality obligations, or an obstruction of any internal or governmental investigation. “Constructive termination” and "good reason" generally mean a material reduction in duties, authority, responsibility, base salary or a requirement to relocate more than 25 miles from Irving, Texas. Under Mr. Clendening's former Employment Agreement, "constructive termination" and "good reason" meant, in addition to the foregoing, a material reduction in reporting relationship or a material reduction in bonus.
Death:  Under the Employment Agreements in place as of December 31, 2019 for the NEOs, other than Mr. Clendening, death entitles the executive officers' beneficiary to receive a lump sum payment equal to three months’ base salary. Under Mr. Clendening's former Employment Agreement, his beneficiary would have received a lump sum payment equal to six months' base salary.
Disability:  Under the Employment Agreements in place as of December 31, 2019, for all NEOs, termination due to disability (defined as an inability to perform his or her duties for 180 days in any one-year period) entitles the NEO to receive a lump sum payment equal to six months' base salary.
Change of Control: A fundamental feature of the change of control provisions in the Employment Agreements for all NEOs is that the benefits generally have a “double-trigger,” which means that two events must occur for payments to be made (i.e., a change of control and the actual or constructive termination of employment, in this case within a specified period before or after such trigger event). The change of control provisions do not contain a Section 280G tax gross-up. The Compensation Committee believes that the foregoing change of control provisions are in the best interests of the Company and its stockholders to ensure the continued dedication of such employees, notwithstanding

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the possibility, threat or occurrence of a change of control. In addition, the Compensation Committee believes it is imperative to diminish the inevitable distraction of such employees by virtue of the personal uncertainties and risks created by a pending or threatened change of control, and to provide such employees with compensation and benefit arrangements upon a change of control that are competitive with those of other companies.
Under the Employment Agreements in place as of December 31, 2019, all of the executive officers, receive similar benefits if they are terminated within 12 months following or during the two-month period prior to a change of control of the Company, including the following:

•	the NEOs would each receive, or in the case of Mr. Athwal, would have received:

◦	severance benefits of a one-time lump sum payment equal to one times such NEO's base salary and one times each of their target bonus amount;

◦	any unpaid portion of his or her bonus to the extent earned; and

◦	12 months of COBRA premiums.

•	Mr. Clendening would have received:

◦	severance benefits of a one-time lump sum payment equal to two times his base salary and two times his target bonus amount;

◦	any unpaid portion of his bonus to the extent earned; and

◦	18 months of COBRA premiums.

•
Each NEO would also receive full acceleration of all unvested time-based equity awards (and, for Mr. Clendening, performance-based equity awards) and an extended post-termination exercise period for the executive's options of the earlier of the original expiration date of the award or 24 months for Mr. Clendening and 12 months for the other NEOs.

"Change of control" is defined in the Employment Agreements as any of the following: (i) acquisition of more than 50% of the voting power of the Company’s outstanding securities by any person or through a merger, reorganization or consolidation of the Company, (ii) approval by the stockholders of liquidation of the Company, (iii) a sale of the Company or substantially all of its assets, or (iv) a change in composition of the Board of Directors such that the majority is no longer comprised of incumbent directors (an incumbent being a continuing director, a director nominated by a majority of directors then in office, or a director appointed by directors so nominated).
Long-Term Incentive Plan
The PRSUs granted to certain NEOs under the 2015 and the 2018 Plans, excluding Mr. Clendening, would be governed by the terms of such Plans as set forth below under a change of control. (Excluding Mr. Clendening, the Employment Agreements for the NEOs do not address treatment of performance-based equity.)
Under the 2015 Plan, unless the Compensation Committee determines otherwise in the instrument evidencing an award or in a written employment, services or other agreement between a participant and the Company or a related company, in the event of a change of control:

•
If the change of control is a company transaction in which awards, other than performance shares and performance units, could be converted, assumed, substituted for or replaced by the successor company, then, to the extent that the successor company converts, assumes, substitutes for, or replaces such awards, the vesting restrictions and forfeiture provisions applicable to such awards will not be accelerated or lapse, and all such vesting restrictions and forfeiture provisions will continue with respect to any shares of the successor company or other consideration that may be received with respect to such awards. To the extent such outstanding awards are not converted, assumed, substituted for, or replaced by the successor company, such awards will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change of control. Such awards will then terminate at the effective time of the change of control.

•
If the change of control is not a company transaction in which awards, other than performance shares and performance units, could be converted, assumed, substituted for, or replaced by the successor company, all outstanding awards, other than performance shares and performance units, will become fully vested and

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exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change of control. Such awards will then terminate at the effective time of the change of control.

All performance shares and performance units earned and outstanding as of the date the change of control occurs and for which the payout level has been determined will be payable in full in accordance with the payout schedule included in the instrument evidencing the award. Any remaining outstanding performance shares or performance units for which the payout level has not been determined will be prorated at the target payout level up to and including the date of the change of control and will be payable in accordance with the payout schedule included in the instrument evidencing the award.

The Compensation Committee may in its discretion instead provide that a participant’s outstanding awards will terminate in exchange for a cash payment.

Definitions of Change of Control and Company Transaction Under the 2015 Plan.  Unless the Compensation Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and the Company or a related company, a change of control of the Company generally means the occurrence of any of the following events:

•
an acquisition by any individual, entity or group of beneficial ownership of 40% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (generally excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or a related company, or an acquisition pursuant to certain related party transactions);

•
a change in the composition of the Board during any two-year period such that the incumbent Board members cease to constitute at least a majority of the Board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent Board); or

•
consummation of a company transaction, which is generally defined as a merger or consolidation, a sale of all of the Company’s outstanding voting securities, or a sale, lease or other transfer of all or substantially all of the assets of the Company, unless (a) after such transaction the beneficial owners of common stock and voting securities immediately prior to the transaction retain at least 50% of such common stock and voting securities of the company resulting from such transaction, (b) no person beneficially owns 40% or more of the then outstanding common stock or voting securities of the company resulting from such transaction, and (c) at least a majority of the board of directors of the company resulting from such transaction were incumbent directors of the Company prior to such transaction.

Under the 2018 Plan, the Compensation Committee may not accelerate the date on which all or any portion of an equity award may be vested or waive any applicable restriction period on a full value award except upon (i) the participant’s death or total and permanent Disability; (ii) retirement (as such term is defined in the participant’s applicable award agreement); or (iii) upon a change in control.
The Compensation Committee may in its discretion instead provide that a participant’s outstanding awards will terminate in exchange for a cash payment.

Definitions of Change of Control and Company Transaction Under the 2018 Plan.  Unless the Compensation Committee determines otherwise with respect to an award at the time it is granted or unless otherwise defined for purposes of an award in a written employment, services or other agreement between a participant and the Company or a related company, a change of control of the Company generally means the occurrence of any of the following events:

•
an acquisition by any individual, entity or group of beneficial ownership of 40% or more of either (a) the then outstanding shares of common stock or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (generally excluding any acquisition directly from the Company, any acquisition by the Company, any acquisition by any employee benefit plan of the Company or a related company, or an acquisition pursuant to certain related party transactions);

•
a change in the composition of the Board during any two-year period such that the incumbent Board members cease to constitute at least a majority of the Board (not including directors whose election, or nomination for election by stockholders, was approved by a majority of the incumbent Board); or

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•
consummation of a company transaction, which is generally defined as a merger or consolidation, a sale of all of the Company’s outstanding voting securities, or a sale, lease or other transfer of all or substantially all of the assets of the Company, unless (a) after such transaction the beneficial owners of common stock and voting securities immediately prior to the transaction retain at least 50% of such common stock and voting securities of the company resulting from such transaction, (b) no person beneficially owns 40% or more of the then outstanding common stock or voting securities of the company resulting from such transaction, and (c) at least a majority of the board of directors of the company resulting from such transaction were incumbent directors of the Company prior to such transaction.

In addition, the award agreements for equity awards granted in 2018 and 2019 under the 2015 Plan and under the 2018 Plan provide that in the event of death or disability, each of the NEOs would receive accelerated vesting of the time-based RSUs, PRSUs, T&I PRSUs and options. All PRSUs (inclusive of the T&I PRSUs) would vest at target levels of achievement. Awards made prior to 2018, would not automatically accelerate in the event of an NEO's death or disability, unless determined by the Compensation Committee in accordance with the 2015 Plan. Any permissible acceleration of awards granted during or after 2018 would require the approval of the Compensation Committee in accordance with the 2018 Plan.

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CEO PAY RATIO

2019 CEO Pay Ratio

Below is: (i) the 2019 annual total compensation of our CEO; (ii) the 2019 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio:

CEO Pay Ratio
CEO Annual Total Compensation *	$7,401,795
Median Employee Annual Total Compensation	$92,642
CEO to Median Employee Pay Ratio	80:1

*
Reflects the annual total compensation of our former President and CEO, John S. Clendening, who departed from the Company effective January 10, 2020. This annual total compensation is the Summary Compensation Table amount.

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process are explained below:

•
Determined Employee Population. We began with our employee population as of October 1, 2019, including all employees working on a full-time, part-time or interim basis, employed by the Company or consolidated subsidiaries, but excluding our (former) CEO.

•
Identified the Median Employee. We calculated compensation for each employee utilizing total cash compensation and equity compensation as of December 31, 2019. The cash compensation was annualized for employees who were hired during 2019 and was comprised of base salary and (i) actual bonuses paid to employees hired before 2019 and (ii) the greater of target bonus or actual bonus paid for employees who were hired in 2019 (as the actual bonus paid was prorated and would not be representative of full-year bonus amounts). We did not make any cost-of-living adjustments. We identified our median employee using a standard median formula based on the compensation measure, which was consistently applied to all of our employees included in this calculation. Once we identified our median employee, total compensation was calculated for this individual using the same methodology we use for our NEOs as set forth in the Summary Compensation Table.

•
Calculated CEO Pay Ratio. We calculated our median employee’s annual total compensation for 2019 according to the SEC’s instructions for preparing the Summary Compensation Table. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

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BENEFICIAL OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 23, 2020, the Record Date, as to: (i) each person who is known by us to own beneficially more than five percent of the outstanding shares of Common Stock; (ii) each of our directors and Director Nominees; (iii) each of our NEOs; and (iv) all current directors and executive officers as a group. Information for beneficial owners who are not officers or directors is based on their most recent filings with the SEC (as described in the footnotes to this table) and has not been independently verified by us. The number of shares outstanding as of the Record Date was 47,842,896 shares. Unless otherwise indicated below, and subject to applicable community property laws, we believe based on the information provided to us, that each beneficial owner has sole voting and investment power with respect to the shares listed below. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o Blucora, Inc. 6333 North State Highway 161, Irving, Texas 75038.

Principal Stockholders, Directors, Nominees for Director and Named Executive Officers	Number of Shares Owned Directly or Indirectly	Number of Shares That Can Be Acquired Within 60 Days of
		March 23, 2020		Shares Beneficially Owned (1)
		Options	RSUs	Number		Percent of Class
5% Stockholders
BlackRock, Inc.	7,515,649	—	—	7,515,649	(2)	15.71%
55 East 52nd Street, New York, NY 10055
Wellington Group Holdings LLP	6,343,246	—	—	6,343,246	(3)	13.26%
c/o Wellington Management Company LLP
280 Congress Street, Boston, MA 02210
The Vanguard Group	5,145,302	—	—	5,145,302	(4)	10.75%
100 Vanguard Blvd., Malvern, PA 19355
Dimensional Fund Advisors LP	3,374,652	—	—	3,374,652	(5)	7.05%
Building One, 6300 Bee Cave Road, Austin, TX 78746
Renaissance Technologies, LLC	2,773,300	—	—	2,773,300	(6)	5.80%
800 Third Ave., New York, NY 10022
Directors
Steven Aldrich	14,055	—	3,972	18,027		*
Mark A. Ernst	10,000	—	—	10,000		*
E. Carol Hayles	4,154	—	3,972	8,126		*
John MacIlwaine	4,154	—	3,972	8,126		*
Georganne C. Proctor	8,287	—	3,972	12,259		*
Jana R. Schreuder	—	—	—	—		*
Christopher W. Walters	25,354	42,388	3,972	71,714		*
Mary S. Zappone	29,892	28,822	3,972	62,686		*
Named Executive Officers
Ann J. Bruder	19,363	47,669	4,129	71,161		*
Curtis Campbell	9,371	9,078	—	18,449		*
Todd C. Mackay	8,465	45,896	5,034	59,395		*
John S. Clendening, Former CEO	528,358	602,642	—	1,131,000	(7)	1.10%
Davinder S. Athwal, Former CFO	12,060	30,100	—	42,160	(7)	*
All directors and current executive officers as a group (13 persons)	133,095	173,853	36,604	343,552	(7)	*
* Indicates less than 1.0% ownership of Blucora's Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of March 23, 2020, if any, or RSUs held by such person that vest within 60 days of March 23, 2020, if any, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
Based on information contained in a Schedule 13G/A filed with the SEC on February 4, 2020, by BlackRock, Inc. BlackRock, Inc. reported it had sole voting power as to 7,420,739 shares and sole dispositive power as to 7,515,649 shares.

(3)
Based on information contained in Schedule 13G/A filed with the SEC on January 28, 2020, each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP shares voting power as to 5,575,693 shares and has shared

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dispositive power as to 6,343,246 shares; and Wellington Management Company LLP shares voting power as to 4,946,560 shares and has shared dispositive power as to 5,526,729 shares.

(4)
Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group. (“Vanguard”). Vanguard reported it had sole voting power as to 87,333 shares, shared voting power as to 9,996 shares, sole dispositive power as to 5,054,515 shares, and shared dispositive power as to 90,787 shares.

(5)
Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2020, by Dimensional Fund Advisors LP and its subsidiaries (“Dimensional”). Dimensional is an investment adviser/manager to certain funds and as investment adviser/manager, Dimensional possesses investment and/or voting power of the securities of the funds and may be deemed to be the beneficial owner of the shares held by the funds. Dimensional disclaims beneficial ownership of the shares held by the funds. Dimensional reported it had sole voting power as to 3,275,072 shares and sole dispositive power as to 3,374,652 shares.

(6)
Based on information contained in a Schedule 13G filed with the SEC on February 13, 2020, by Renaissance Technologies, LLC. Renaissance Technologies, LLC reported it had sole voting power as to 2,773,300 shares and sole dispositive power as to 2,773,300 shares.

(7)
the beneficial ownership levels as of the last day of employment (for Mr. Clendening on January 10, 2020 and for Mr. Athwal on January 31, 2020), and as a result, the holdings of Messrs. Clendening and Athwal are not reflected in the "All directors and current executive officers as a group" in the table above.

Ownership Limitations
Certain transfers of our stock between stockholders could result in our undergoing an “ownership change” as defined in IRC Section 382 and the related Treasury Regulations (“Section 382”). Our certificate of incorporation (the “Charter”) was amended in 2009 to reclassify our Common Stock and impose restrictions on its transfer under certain circumstances related to Section 382.
In particular, the Charter generally restricts any person or entity from attempting to transfer (which includes any direct or indirect acquisition, sale, transfer, assignment, conveyance, pledge, or other disposition) any of our stock (or options, warrants, or other rights to acquire our stock, or securities convertible or exchangeable into our stock) to the extent that transfer would (i) create or result in an individual or entity becoming a five-percent stockholder of our stock for purposes of Section 382 (a “Five Percent Stockholder”) or (ii) increase the stock ownership percentage of any existing Five Percent Stockholder. Any person or entity attempting to acquire shares in such a transaction is referred to as a “Restricted Holder.” The Charter does not prevent transfers that are sales by a Five Percent Stockholder, although it does restrict any purchasers that seek to acquire shares from a Five Percent Stockholder to the extent that the purchaser is or would become a Five Percent Stockholder.
Any transfer that violates the Charter is null and void ab initio and is not effective to transfer any record, legal, beneficial, or any other ownership of the number of shares that result in the violation (which are referred to as “Excess Securities”). The purported transferee shall not be entitled to any rights as our stockholder with respect to the Excess Securities. Instead, the purported transferee would be required, upon demand by the Company, to transfer the Excess Securities to an agent designated by the Company for the limited purpose of consummating an orderly arm’s-length sale of such shares. The net proceeds of the sale will be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount will go to the purported transferor, or, if the purported transferor cannot be readily identified, to a charity designated by the Board of Directors. The Charter also provides the Company with various remedies to prevent or respond to a purported transfer that violates its provisions. In particular, any person who knowingly violates such provisions, together with any persons in the same control group with such person, are jointly and severally liable to the Company for such amounts as will put the Company in the same financial position as it would have been in had such violation not occurred.
Our Board of Directors may authorize an acquisition by a Restricted Holder of stock that would otherwise violate the Charter if the Board of Directors determines, in its sole discretion, that after taking into account the preservation of our net operating losses ("NOLs") and income tax credits, such acquisition would be in the best interests of the Company and its stockholders. Any Restricted Holder that would like to acquire shares of our stock must make a written request to our Board of Directors prior to any such acquisition. The Company intends to enforce the restrictions to preserve future use of our NOLs and income tax credits for so long as the Board of Directors determines in good faith that it is in the best interests of the Company to prevent the possibility of an ownership change under Section 382.

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EQUITY COMPENSATION PLAN INFORMATION

Our stockholders have approved the 2018 Plan and the ESPP. Our Board adopted the Inducement Plan on January 29, 2016, which did not require stockholder approval under NASDAQ rules. The terms and conditions of the Inducement Plan are substantially similar to those of the 2018 Plan, except that under the Inducement Plan, 2,400,000 shares are authorized for issuance, eligibility is limited to newly hired employees, incentive stock options may not be granted, and the Inducement Plan is not subject to stockholder approval. The 2018 Plan replaced the 2015 Plan. Upon approval of the 2018 Plan, we have granted all equity awards under the 2018 Plan, except for inducement awards made under the Inducement Plan.

Each plan is described under “Note 13: Stock-based Compensation” in the Notes to Consolidated Financial Statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2019.

The table below sets forth information regarding outstanding awards and shares available for future issuance under the Company’s equity compensation plans as of December 31, 2019.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b) Weighted-average exercise price of outstanding options, warrants, and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	2,891,979	(2)	$19.70	3,696,599	(3)
Equity compensation plans not approved by stockholders (4)	79,023	(5)	$8.63	1,331,898	(6)
Employee stock plans purchase plans approved by stockholders	—			652,109	(7)
Total	2,971,002		—	5,680,606

(1)	Consists of the weighted-average exercise price of outstanding options, as outstanding RSUs do not have an exercise price.

(2)	Consists of 1,535,284 shares of Common Stock issuable upon exercise of outstanding options and 1,356,695 shares of Common Stock issuable upon vesting of RSUs under the 2018 Plan.

(3)	Includes shares available for future grant under the 2018 Plan.

(4)
The Inducement Plan was adopted by the Board in January 2016 and did not require stockholder approval under NASDAQ rules. In connection with the proposed Plan Amendment, including the removal of the fungible share ratio, in March 2020, the Board approved the Inducement Plan Amendment to remove the fungible share ratio under the Inducement Plan, with such amendment intended to be entered into on or about the date of the 2020 Annual Meeting.

(5)	Consists of 79,023 shares of Common Stock issuable upon exercise of outstanding options and zero shares of Common Stock issuable upon vesting of RSUs under the Inducement Plan.

(6)	Includes shares available for future grant under the Inducement Plan.

(7)
Reflects 652,109 shares available for future grant under the ESPP. For the most current offering period that ended on November 14, 2019, 62,502 shares were issued under the ESPP. The 1996 Plan was terminated for purposes of future grants in May 2015 and the 2015 Plan was terminated for purposes of future grants in June 2018. Does not include shares available for grant under the Inducement Plan.

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STOCK PERFORMANCE
The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, and such information shall not be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.
Set forth below is a line graph comparing the cumulative total stockholder return of our Common Stock to the cumulative total return of (i) the NASDAQ Index, (ii) the NASDAQ Other Finance Index, and (iii) the NASDAQ Internet Index for the five-year period ending on December 31, 2019.

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TRANSACTION OF OTHER BUSINESS
The Board of Directors is unaware of any other matters to be submitted at the meeting. If any other matters come before the meeting, the persons named as proxies in the accompanying form of proxy will vote the shares represented in their discretion.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholder Proposals for our 2021 Proxy Statement
Any stockholder proposal intended to be included in the Company’s Proxy Statement and form of proxy for the 2021 Annual Meeting (pursuant to Rule 14a-8 of the Exchange Act) must be received by the Company at 6333 North State Highway 161, 4th Floor, Irving, Texas 75038 no later than December 10, 2020 and must otherwise be in compliance with applicable SEC rules. However, pursuant to such rule, if the 2021 Annual Meeting is held on a date that is before April 21, 2021 or after June 20, 2021, then a stockholder proposal submitted for inclusion in our Proxy Statement must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2021 Annual Meeting. The submission of a stockholder proposal pursuant to Rule 14a-8 does not guarantee that it will be included in the Company’s proxy statement and form of proxy.
Director Nomination by Stockholders and Stockholder Proposals of Other Business
Any stockholder nomination of a candidate for election to our Board of Directors, and any stockholder proposal of other business intended to be presented for consideration at the 2021 Annual Meeting (but that will not be included in the Company’s Proxy Statement for such meeting pursuant to Rule 14a-8 of the Exchange Act), must be received in a timely manner and otherwise in accordance with the Company’s Bylaws and related policies and procedures. In particular, our Bylaws establish that nominations for the election of directors or proposals of other business may be made by any stockholder entitled to vote who has delivered written notice to our Corporate Secretary not fewer than 90 days nor more than 120 days before the anniversary of the previous year’s annual meeting, which notice must contain the information specified in the Bylaws concerning the nominees or other business proposed by the stockholder and concerning the stockholder proposing such nominations or other business. Accordingly, any such stockholder proposal must be received between the close of business on January 21, 2021 and the close of business on February 20, 2021. However, if the 2021 Annual Meeting is not scheduled to be held between April 21, 2021 or after June 20, 2021, such stockholder’s notice must be delivered to our Corporate Secretary not later than the close of business on later of (A) the tenth day following the day of the public announcement of the date of the 2021 Annual Meeting or (B) the date which is 90 days prior to the date of the 2021 Annual Meeting. Further information regarding nomination of directors is disclosed above in the descriptions of the Nominating and Governance Committee and of the director nomination process under the heading “Independence, Committee and Other Board Information" and "Director Nomination Process and Qualification Overview of Directors," respectively.
The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with the requirements of our Bylaws or any applicable laws or regulations. A copy of the full text of our Bylaws is available on our Company website at www.blucora.com or may be obtained by writing to the Corporate Secretary of Blucora. All notices of proposals by stockholders, whether or not to be included in our proxy materials, should be sent to our principal executive offices at 6333 North State Highway 161, 4th Floor, Irving, Texas 75038, Attention: Corporate Secretary.
ANNUAL REPORT TO STOCKHOLDERS
The Company’s Annual Report to Stockholders, including the Annual Report on Form 10-K for the year ended December 31, 2019, is being furnished together with this Proxy Statement. Our 2019 Annual Report is available on the Investor Relations portion of our website at www.blucora.com/investors. Upon written request by any stockholder to our Corporate Secretary, at 6333 North State Highway 161, 4th Floor, Irving, Texas 75038, a copy of the Annual Report to Stockholders will be furnished without charge, and a copy of any or all exhibits to the Annual Report on Form 10-K will be furnished for a fee that will not exceed the reasonable expenses in furnishing those exhibits. The Company’s SEC filings also are available to the public at the SEC’s website at www.sec.gov.

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QUESTIONS AND ANSWERS REGARDING VOTING PROCEDURES
AND OTHER INFORMATION

Questions and Answers about the 2020 Annual Meeting
The information provided in the "question and answer" format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Q. When and where is the 2020 Annual Meeting?
A. Our 2020 Annual Meeting on May 21, 2020 at 9:00 a.m. Central Time will be held in a virtual meeting format only, via a live webcast. In light of the coronavirus (or COVID-19) outbreak, for the safety of all of our people, including our stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2020 Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting.
In order to attend, you must register in advance at www.proxydocs.com/BCOR prior to the deadline of May 19, 2020 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting, and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.
At our virtual 2020 Annual Meeting, stockholders will be able to attend, vote and submit questions via the Internet. Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information and our proxy materials can also be found at www.proxydocs.com/BCOR.

Q. Can I ask questions at the virtual Annual Meeting?
Stockholders as of our Record Date who register, attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. These stockholders may also submit a question in advance of the 2020 Annual Meeting by registering at www.proxydocs.com/BCOR and following the instructions provided via email upon completing their registration. In both cases, stockholders must have available their control number provided on their proxy card and/or voting authorization form.

Q. Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?
A. SEC rules allow companies to choose the method for delivery of proxy materials for stockholders. We have elected to deliver a Notice of Internet Availability of Proxy Materials, rather than sending a full set of these materials in the mail because we believe this process expedites stockholders’ receipt of proxy materials while reducing the cost and environmental impact of the 2020 Annual Meeting. The Notice of Internet Availability was initially sent to stockholders on or about April 9, 2020, and the proxy materials were made available on www.proxydocs.com/BCOR on the same day. Shares must be voted by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the Notice of Internet Availability for requesting copies or follow the procedures set forth below.
Q. How do I request a paper copy of the proxy materials?
A. If you would like to request a paper copy of the proxy materials, including this Proxy Statement, a proxy card, and our 2019 Annual Report, please contact our Investor Relations department by mail at the address on the first page of this Proxy Statement, by telephone at (972) 870-6400 or by e-mail at IR@Blucora.com, and we will promptly deliver a copy to you. You may also request a paper copy of the proxy materials at www.proxydocs.com/BCOR. Our Proxy Statement and 2019 Annual Report are also available on our Investor Relations website at www.blucora.com/investors or at www.proxydocs.com/BCOR.

Blucora, Inc. | 2020 Proxy Statement 91

Questions and Answers About the Proposals Presented at the 2020 Annual Meeting
Q. What proposals will be voted on at the 2020 Annual Meeting?
A. There are five proposals scheduled to be voted on at the 2020 Annual Meeting:

•	Proposal One: The election of eight directors nominated by the Board of Directors of the Company;

•	Proposal Two: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020;

•	Proposal Three: The advisory vote to approve the compensation of the Company's Named Executive Officers;

•	Proposal Four: The approval of the Plan Amendment; and

•	Proposal Five: The approval of the ESPP Amendment.
We do not expect any matters other than those described herein to come before the 2020 Annual Meeting. The accompanying proxy card confers on the person named as proxy the authority to vote the shares represented by such proxy in their discretion on any other matters that may properly come before the 2020 Annual Meeting.
Q. What are the voting options for each proposal?
A. In the election of directors (Proposal One), you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to any Director Nominee.
On the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020 (Proposal Two), the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (Proposal Three), the approval of the Plan Amendment (Proposal Four), and the approval of the ESPP Amendment (Proposal Five), you may vote “FOR,” “AGAINST,” or “ABSTAIN."
Q. What are the Board of Directors’ voting recommendations?
A. The Board of Directors recommends that you vote your shares as follows:

•	“FOR” each Director Nominee (Proposal One);

•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2020 (Proposal Two);

•	“FOR” the approval, on an advisory basis, of the compensation of our NEOs (Proposal Three);

•	“FOR” the approval of the Plan Amendment (Proposal Four); and

•	“FOR” the approval of the ESPP Amendment (Proposal Five).
Q. Which ballot measures are considered “routine” or “non-routine”?

A. The following chart indicates which matters we believe will be considered routine and which we believe will be considered non-routine.

Routine	• Proposal Two (Ratification of Appointment of Independent Registered Public Accountants)
Non-Routine
•
Proposal One (Election of Directors)

•
Proposal Three (Approval of Compensation of the Named Executive Officers)

•
Proposal Four (Approval of the Plan Amendment)

•
Proposal Five (Approval of the ESPP Amendment)

Questions and Answers About Voting at the 2020 Annual Meeting

Q. What is a broker non-vote?

A. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Blucora, Inc. | 2020 Proxy Statement 92

It is important that you instruct your broker, bank, or other nominee to cast your vote if you want it to count in the election of directors (Proposal One), in the advisory vote to approve the compensation of our Named Executive Officers (Proposal Three), in the approval of the Plan Amendment (Proposal Four), and in the approval of the ESPP Amendment (Proposal Five). If you hold your shares in street name and do not instruct your broker, bank, or other nominee how to vote, your shares will not be voted on these proposals. In such a case, your shares will be considered “broker non-votes” with regard to such proposals because the broker, bank, or other nominee will not have discretionary authority to vote your shares. The only proposal for which brokers, banks and other nominees have discretionary authority is the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2020 (Proposal Two).

Q. How many votes are required to elect the Director Nominees (Proposal One)?

A. For the election of directors (Proposal One), the Director Nominees who receive a greater number of “FOR” votes than “AGAINST” votes from shares present at the meeting will be elected. If the votes cast for any Director Nominee do not exceed the votes cast against such Director Nominee, the Board of Directors will consider whether to accept or reject such Director Nominee’s resignation, which has been tendered to the Board of Directors pursuant to the Company's Corporate Governance Guidelines. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Q. How many votes are required to ratify the appointment of Ernst and Young LLP as the Company’s independent registered public accounting firm (Proposal Two) and approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (Proposal Three)?

A. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 (Proposal Two) and the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal Three) will each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on such proposal.

If your shares are represented at the 2020 Annual Meeting but you “ABSTAIN” from voting on any of these matters, your shares will be counted as present and entitled to vote on a particular proposal for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Because your broker does not have discretionary authority to vote your shares with respect to the vote to approve the compensation, on an advisory basis, of the Company’s Named Executive Officers (Proposal Three), your broker will not be considered “entitled to vote” on such proposal at the 2020 Annual Meeting. Accordingly, a broker non-vote will have no effect on Proposal Three. Broker non-votes are not applicable to the vote to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020 (Proposal Two) because your broker has discretionary authority to vote your Common Stock with respect to such proposal. The outcomes of the votes on Proposal Two and Proposal Three are advisory only, and will not be binding on us.

Q. How many votes are required to approve the Plan Amendment (Proposal Four) and to approve the ESPP Amendment (Proposal Five)?

A. The approval of the Plan Amendment (Proposal Four) and the approval of the ESPP Amendment (Proposal Five) will each require the affirmative vote, in person or by proxy, of the majority of votes cast on such proposal.

If your shares are represented at the 2020 Annual Meeting but you “ABSTAIN” from voting on any of these matters, such abstention will have no effect on the outcome of that proposal. Votes to abstain are not considered “votes cast,” and so will have no effect on the outcome of Proposal Four and Proposal Five.

Because your broker does not have discretionary authority to vote your shares with respect to the Plan Amendment (Proposal Four) and the ESPP Amendment (Proposal Five), if you hold your stock in street name and do not instruct your bank or broker how to vote your stock with respect to Proposal Four or Proposal Five, no votes will be cast on your behalf for such proposals. Accordingly, a broker non-vote will have no effect on either Proposal Four or Proposal Five.

Blucora, Inc. | 2020 Proxy Statement 93

Q. How many votes do you need at the 2020 Annual Meeting to transact business?

A. A quorum must be present in order for business to be conducted at the 2020 Annual Meeting. A majority of our outstanding shares entitled to vote, present in person or represented by proxy at the 2020 Annual Meeting, constitutes a quorum. In addition to shares that are voted on any matter, abstentions and broker non-votes will be considered present at the 2020 Annual Meeting for purposes of establishing a quorum.

Q. What is the difference between a stockholder of record and a street name holder?

A. If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services (which may be referred to as "Computershare" in the materials you receive), you are considered the “stockholder of record” with respect to those shares and we have sent the Notice of Internet Availability directly to you.

If you hold your shares in an account with a broker, bank, or other nominee, the nominee is considered the record holder of that stock. You are considered the beneficial owner of that stock, and your stock is held in “street name.” The Notice of Internet Availability has been forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your nominee regarding how to vote your shares.

Q. Who is entitled to vote?

A. All stockholders who owned our Common Stock at the close of business on the Record Date are entitled to receive notice of the 2020 Annual Meeting and to vote the shares they own as of the Record Date. Each stockholder is entitled to one vote for each share of Common Stock held on all matters properly brought before the 2020 Annual Meeting to be voted on. Our Restated Certificate of Incorporation and our Amended and Restated Bylaws prohibit cumulative voting in the election of directors.

On the Record Date, 47,842,896 shares of our Common Stock were outstanding and entitled to vote, and we had 336 stockholders of record. The number of stockholders of record does not include beneficial owners of our Common Stock who hold their shares in street name.

Q. What if I do not vote for some of the items listed on my proxy card or voting instruction card?

A. If you provide specific voting instructions (either on your proxy card or to your broker, bank, or other nominee), your shares will be voted as you have instructed. If you are a stockholder of record and you execute the proxy card and do not provide voting instructions on certain matters, your shares will be voted in accordance with the Board’s recommendations. If you hold your shares in street name and do not provide voting instructions, your broker, bank, or other nominee will have discretionary authority to vote such shares ONLY on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020 (Proposal Two) and your shares will not be voted or counted on any of the other proposals.

Q. What do I need to attend the 2020 Annual Meeting?

A. Due to the evolving public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, the 2020 Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the 2020 Annual Meeting physically. As described in these proxy materials, you are entitled to participate in the 2020 Annual Meeting if you were a stockholder as of close of business on the Record Date or hold a legal proxy for the meeting provided by your bank, broker, or nominee. In order to attend, you must register in advance at www.proxydocs.com/BCOR prior to the deadline of May 19, 2020 at 5:00 p.m. Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. The proxy card included with the proxy materials may continue to be used to vote your shares in connection with the 2020 Annual Meeting.

Blucora, Inc. | 2020 Proxy Statement 94

Q. How can I vote my shares without attending the 2020 Annual Meeting?

A. Whether you are a stockholder of record or you hold your shares beneficially through a broker, bank, or other nominee, you may vote without attending the 2020 Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank, or other nominee. In most cases, you will be able to do this by telephone, via the Internet, or by mail. For stockholders of record, please refer to the summary instructions included on your proxy card. For shares held through a broker, bank, or other nominee, please refer to the voting instruction card that will be provided by your broker, bank, or other nominee.

If your shares are registered under different names, or if they are in more than one account, you may receive more than one proxy card or voting instruction card. Please follow the instructions on each proxy card or voting instruction card to ensure that all of your shares are represented at the 2020 Annual Meeting. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian, or other representative, please print your full name and title on the proxy card.

•
BY TELEPHONE OR THE INTERNET - If you have telephone or Internet access, you may submit your vote by following the instructions on the proxy card or voting instruction card. Blucora is incorporated under Delaware law, which specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. The electronic voting procedures provided for the 2020 Annual Meeting are designed to authenticate each stockholder by the use of a control number to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

•
BY MAIL - You may submit your proxy by mail by signing your proxy card if you requested and received one or, for shares held through a broker, bank, or other nominee, by following the voting instruction card provided by your     broker, bank, or other nominee and mailing it in the enclosed, postage-paid envelope. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

Q. How may I vote my shares at the 2020 Annual Meeting?

A. Stockholders who attend the virtual 2020 Annual Meeting should follow the instructions at www.proxydocs.com/BCOR to vote during the meeting.
Even if you currently plan to virtually attend the 2020 Annual Meeting, the Company recommends that you submit your proxy card or voting instruction card as described above so that your vote will be counted if you later decide not to virtually attend the 2020 Annual Meeting.

Q. Can I change my vote?
A. Yes. If you are a stockholder of record, you may revoke your proxy by any of the following means:

•	signing and submitting a new proxy card with a later date;

•	voting by telephone or via the Internet as instructed above (only your latest telephone or Internet proxy is counted); or

•	virtually attending the meeting and voting in person (as described above).

Your virtual attendance at the 2020 Annual Meeting will not revoke your proxy unless you specifically request it. If you are a street name holder, your broker, bank, or other nominee should provide instructions explaining how you may change or revoke your voting instructions. In general, street name holders may change their vote at any time prior to 5:00 p.m. Eastern Time on the day before the 2020 Annual Meeting date. In the absence of a revocation, shares represented by proxies will be voted at the 2020 Annual Meeting.

Q. Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the 2020 Annual Meeting?

A. No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the 2020 Annual Meeting.

Blucora, Inc. | 2020 Proxy Statement 95

Q. Where can I find the voting results of the 2020 Annual Meeting?

A. The preliminary voting results will be announced at the 2020 Annual Meeting. The final results will be published in a Current Report on Form 8-K within four business days of the end of the 2020 Annual Meeting, which will be filed with the SEC and will also be available at www.blucora.com. If final results are not available within four business days of the end of the 2020 Annual Meeting, preliminary results will be published in a Current Report on Form 8-K at that time, and the final results will be published in an amended Current Report on Form 8-K/A when they are available.

Q. Who will count the votes and serve as inspector of election?

A. We have retained Mediant Communications, Inc. (“Mediant”), located at 400 Regency Forest Drive, Suite 200, Cary, North Carolina 27518, to assist as master tabulator and inspector of election. In such capacity, Mediant will count and certify votes at the virtual 2020 Annual Meeting.

Q. Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Blucora or to third parties, except: (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation and certification of votes, and (iii) to facilitate a proxy solicitation.

Questions and Answers About the Procedures of the 2020 Annual Meeting

Q. Is a list of registered stockholders available?

A. The Company’s list of stockholders as of the Record Date will be available for inspection by the stockholders for at least 10 days prior to the 2020 Annual Meeting for any purpose germane to the 2020 Annual Meeting. If you want to inspect the stockholder list, please call the office of the Corporate Secretary at (972) 870-6400 to schedule an appointment.

Q. What is “householding” and how does it affect me?

A. The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one set of the proxy materials, unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. The Company believes this will provide greater convenience for stockholders, as well as cost savings for the Company by reducing the number of duplicate documents that are mailed. We also believe householding reduces the environmental impact of the 2020 Annual Meeting by reducing the number of duplicate documents that are printed. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect your rights as a stockholder.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company if you hold your stock directly by mail at Blucora, Inc., c/o Corporate Secretary, 6333 North State Highway 161, Irving, Texas 75038, by phone at (972) 870-6400 or by email at IR@Blucora.com or by using the Internet at www.investorelections.com/BCOR. Alternatively, if you hold your stock in a brokerage account, please contact your broker. If you participate in householding and wish to receive a separate copy of our proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company or your broker.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. Street name holders can request information about householding from their banks, brokers, or other stockholders of record.

Blucora, Inc. | 2020 Proxy Statement 96

Q. Who is making this proxy solicitation and who will bear the expenses of the proxy solicitation?
A. This solicitation of proxies is made on behalf of the Company. We will bear all expenses incurred in connection with the solicitation of proxies. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies in connection with the 2020 Annual Meeting. The Company will pay the firm customary fees, expected to be no more than $9,000, plus reasonable out-of-pocket expenses. If requested, we will reimburse the reasonable out-of-pocket expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.
Q. Who can help answer my questions?
A. The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of certain information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents referred to in this Proxy Statement. If you have any questions or need additional material, please feel free to contact Investor Relations at (972) 870-6400 or IR@Blucora.com.

Blucora, Inc. | 2020 Proxy Statement 97

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC.
The Company’s public filings are available to the public from document retrieval services and the website maintained by the SEC at www.sec.gov. These filings are also available on the Company’s corporate website at www.blucora.com under “Investors – Financial Information – SEC Filings.”
* * * *
Your vote is important to us. Please vote by telephone or Internet, or, if you request and receive a paper copy of the proxy materials, please sign, date and promptly mail the enclosed proxy card or use the telephone or Internet voting procedures described on the proxy card. Shares must be voted by telephone, online, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

By Order of the Board of Directors,

Ann J. Bruder Chief Legal Officer and Secretary
Irving, Texas
April 9, 2020
Appendix A - Non-GAAP Reconciliation
Appendix B - Amendment to the Blucora, Inc. 2018 Long-Term Incentive Plan
Appendix C - Amendment to the Blucora, Inc. 2016 Employee Stock Purchase Plan

Blucora, Inc. | 2020 Proxy Statement 98

Appendix A
NON-GAAP RECONCILIATION
Below is a reconciliation of the non-GAAP measures set forth in this Proxy Statement under "Proxy Statement Summary" on page 2 and the "Executive Summary" of the CD&A on page 53.
Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, restructuring, other loss, net, net income attributable to noncontrolling interests, acquisition and integration costs, income tax (benefit) expense, and the impairment of an intangible asset. Restructuring costs relate to the relocation of our corporate headquarters that were completed in 2018. Acquisition and integration costs relate to the acquisition of 1st Global. The impairment of an intangible asset relates to the impairment of the HD Vest trade name intangible asset.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Non-GAAP Net Income and Net Income Per Share (Non-GAAP EPS)

We define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, the impairment of an intangible asset (described further under Adjusted EBITDA above), gain on the sale of a business, acquisition and integration costs (described further under Adjusted EBITDA above), restructuring costs (described further under Adjusted EBITDA above), net income attributable to noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. The gain on the sale of a business refers to the gain recognized on the sale of SimpleTax in 2019. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024. The aforementioned items are only included in the calculation of non-GAAP net income (loss) in the periods they occurred.

We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) and non-GAAP net income (loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income per share. Other companies may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share differently, and, therefore, our non-GAAP net income (loss) and non-GAAP net income (loss) per share may not be comparable to similarly titled measures of other companies.
Operating Free Cash Flow
We define operating free cash flow from continuing operations, which is a Non-GAAP measure, as net cash provided by operating activities from continuing operations less purchases of property and equipment. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the continuing businesses, after the purchases of property and equipment, that can then be used for, among other things, strategic acquisitions and investments in the businesses, stock repurchases, and funding ongoing operations.

A-1

Reconciliation of Non-GAAP Financial Measures

(in thousands except per share amounts, rounding differences may exist)	2017	2018	2019
	FY 12/31	FY 12/31	FY 12/31
Adjusted EBITDA
Net income (loss) attributable to Blucora, Inc.	$27,039	$50,634	$48,148
Stock-based compensation	11,653	13,253	16,300
Depreciation and amortization of acquired intangible assets	38,139	38,589	44,208
Restructuring costs	3,101	288	—
Other loss, net	44,551	15,797	16,915
Net income attributable to noncontrolling interests	2,337	935	—
Income tax expense (benefit)	(25,890)	311	(65,054)
Impairment of intangible asset	—	—	50,900
Discontinued operations, net of tax	—	—	—
Acquisition and integration costs	—	—	25,763
Adjusted EBITDA	$100,930	$119,807	$137,180
Non-GAAP Net Income
Net income (loss) attributable to Blucora, Inc.	$27,039	$50,634	$48,148
Discontinued operations, net of income taxes	—	—	—
Stock-based compensation	11,653	13,253	16,300
Impairment of intangible asset	—	—	50,900
Amortization of acquired intangible assets	34,002	33,586	37,357
Accelerated accretion of debt discount on Convertible Senior Notes ("Senior Notes")	—	—	—
Gain on the Senior Notes repurchased	—	—	—
Accretion and write-off of debt discount and debt issuance costs on previous debt	17,875	—	—
Gain on sale of a business	—	—	(3,256)
Acquisition and integration costs	—	—	25,763
Restructuring costs	3,101	288	—
Net income attributable to noncontrolling interests	2,337	935	—
Cash tax impact of adjustments to GAAP net income	(6)	(2,257)	(2,396)
Non-cash income tax benefit	(26,853)	(2,403)	(68,618)
Non-GAAP net income	$69,148	$94,036	$104,198

Non-GAAP net income per share	$1.46	$1.90	$2.11
Diluted shares	47,211	49,381	49,282

(in thousands, rounding differences may exist)	2019
Reconciliation of Operating Free Cash Flows	FY 12/31
Net cash provided by operating activities	$92,804
Purchases of property and equipment	(10,501)
Operating free cash flow	$82,303

A-2

Appendix B

FIRST AMENDMENT
TO THE
BLUCORA, INC. 2018 LONG-TERM INCENTIVE PLAN

This First Amendment to the Blucora, Inc. 2018 Long-Term Incentive Plan (this “Amendment”), is adopted by action of the Board of Directors (the “Board”) of Blucora, Inc., a Delaware corporation (the “Company”), subject to and to be effective upon the approval of the stockholders of the Company. Defined terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Blucora, Inc. 2018 Long-Term Incentive Plan (the “Plan”).

WHEREAS, Section 9 of the Plan provides that the Board may amend the Plan from time to time, without the consent of the Participants, provided that, if stockholder approval is required by the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded, then such amendment only shall be approved and effective upon the requisite vote of the stockholders of the Company entitled to vote thereon;

WHEREAS, under the Plan currently, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 5,563,134 shares plus any Prior Plan Awards;

WHEREAS, under the Plan currently, as set forth in Section 5.3 of the Plan, the aggregate number of shares of Common Stock available for issuance under the Plan is reduced by two shares for each share delivered in settlement of Awards other than Stock Options or SARs and one share for each share delivered in settlement of Stock Options or SARs, with any shares of Common Stock that again become available for issuance under the Plan pursuant to Section 5.2 thereof to be added back to the Plan as two shares if such shares were subject to Awards other than Stock Options or SARs and one share if such shares were subject to Stock Options or SARs; and

WHEREAS, the Compensation Committee of the Board has recommended, and the Board desires to approve and adopt, the Amendment, subject to stockholder approval of the Amendment to (i) increase the number of shares available by issuance under the Plan by 1,692,000 shares; and (ii) to remove Section 5.3 of the Plan, including other provisions subject thereto, resulting in the removal of any requirement to treat Awards in accordance with the fungible share ratio currently set forth in Section 5.3 of the Plan.

NOW, THEREFORE, in accordance with Section 9 of the Plan, effective upon stockholder approval of the Amendment (such date, the “Amendment Effective Date”), the Board shall hereby amend the Plan as follows:

1.Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and replacing it with the following new Section 5.1:

5.1    Number Available for Awards

Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 7,255,134 shares plus any Prior Plan Awards, of which up to 5,000,000 shares of Common Stock may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2.Delete the phrase "Subject to Section 5.3" from the beginning of the first sentence of Section 5.2 of the Plan and capitalize the word that immediately follows such phrase.

3.Section 5.3 of the Plan is hereby amended by deleting said section in its entirety and replacing it with the following new Section 5.3:

5.3     [Reserved]

4.Article 10 of the Plan is hereby amended by deleting said section in its entirety and replacing it with the following new Article 10:

ARTICLE 10
TERM

The Plan, as amended from time to time, shall be effective from the Effective Date. Unless sooner terminated by action of the Board, the Plan will terminate on the tenth anniversary of the Effective Date, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

5.Except as expressly amended by this Amendment upon the Amendment Effective Date, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of March 31, 2020 by its President and Chief Executive Officer pursuant to prior action taken by the Board.

BLUCORA, INC.

By:       /s/ Christopher W. Walters
Name:    Christopher W. Walters
Title:        President and Chief Executive Officer

BLUCORA, INC.
2018 LONG-TERM INCENTIVE PLAN

The Blucora, Inc. 2018 Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”) was adopted by the Board of Directors of Blucora, Inc., a Delaware corporation (the “Company”), on April 6, 2018 (the “Board Approval Date”), to be effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan replaces and supersedes the Blucora, Inc. 2015 Incentive Plan as Amended and Restated (the “2015 Plan”) in its entirety. The 2015 Plan shall terminate on the Effective Date, but shall continue to apply to awards granted under the 2015 Plan prior to the Effective Date.

ARTICLE 1
PURPOSE

The purpose of the Plan is to attract and retain the services of key Employees, key Contractors, and Outside Directors of the Company and its Related Companies and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalent Rights, and Other Awards, whether granted singly, or in combination, or in tandem, that will:
(a)increase the interest of such persons in the Company’s welfare;

(b)furnish an incentive to such persons to continue their services for the Company or its Related Companies; and

(c)provide a means through which the Company may attract able persons as Employees, Contractors, and Outside Directors.

With respect to Participants who are subject to the reporting requirements of Section 16 of the Exchange Act, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2
DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1    “2015 Plan” is defined in the Preamble to the Plan.
2.2    “Annual Stockholders Meeting” means the annual general meeting of the stockholders of the Company, as established by the Board.
2.3    “Applicable Law” means all legal requirements relating to the administration of equity incentive plans and the issuance and distribution of shares of Common Stock, if any, under applicable corporate laws, applicable securities laws, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, the rules of any foreign jurisdiction applicable to Incentives granted to residents therein, and any other applicable law, rule or restriction.
2.4    “Authorized Officer” is defined in Section 3.2(b) hereof.
2.5    “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, SAR, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award, whether granted singly or in combination or in tandem (each individually referred to herein as an “Incentive”).
2.6    “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
2.7    “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.
2.8    “Board” means the board of directors of the Company.
2.9    “Board Approval Date” has the meaning set forth in the Preamble to the Plan.

2.10    “Change in Control” means, unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, the occurrence of any of the following events:
(a)an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of either (1) the number of then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (A), (B) and (C) set forth in Section 2.10(c) below;

(b)a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c)the consummation of (i) a merger or consolidation of the Company with or into any other company; (ii) a sale in one transaction or a series of transactions undertaken with a common purpose of all of the Company’s outstanding voting securities; or (iii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets; excluding, however, in each case, a transaction pursuant to which:

(A)the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, at least fifty percent (50%) of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(B)no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, forty percent (40%) or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the transaction; and

(C)individuals who were members of the Incumbent Board will immediately after the consummation of the transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a transaction described in this Section 2.10(c), the effective date of such transaction shall be the date on which the last of such transactions is consummated.

Notwithstanding the foregoing provisions of this “Change in Control” definition, to the extent necessary to comply with Section 409A of the Code, an event shall not constitute a “Change in Control” for purposes of the Plan, unless such event also constitutes a change in the Company’s ownership, its effective control or the ownership of a substantial portion of its assets within the meaning of Section 409A of the Code.
2.11    “Claim” means any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan or an Award Agreement.
2.12    “Code” means the United States Internal Revenue Code of 1986, as amended.

2.13    “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.
2.14    “Common Stock” means the common stock, par value $0.0001 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.
2.15    “Company” is defined in the Preamble to the Plan.
2.16    “Contractor” means any natural person, who is not an Employee, rendering bona fide services to or on behalf of the Company or a Related Company, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Related Company, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.17    “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.
2.18    “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement.
2.19    “Dividend Equivalent Right” means the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the shares of Common Stock specified in the Award if such shares were held by the Participant to whom the Award is made.
2.20    “Effective Date” is defined in the Preamble to the Plan.
2.21    “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Related Company of the Company; provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Section 3401(c) of the Code, “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer under Applicable Law for the relevant period.
2.22    “Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.
2.23    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
2.24    “Exempt Shares” means shares of Common Stock subject to an Award that has been granted with (or that has been amended by the Committee to include) more favorable vesting provisions than those set forth in Section 7.2. No more than five percent (5%) of the shares of Common Stock that may be delivered pursuant to Awards may be shares designated as “Exempt Shares.”
2.25    “Exercise Date” is defined in Section 8.3(b) hereof.
2.26    “Exercise Notice” is defined in Section 8.3(b) hereof.
2.27    “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (b) if the shares of Common Stock are not so listed, but are quoted on an automated quotation system, the closing sales price per share of Common Stock reported on the automated quotation system on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported; (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the National Association of Securities Dealer, Inc.’s OTC Bulletin Board or the Pink OTC Markets, Inc.

(previously known as the National Quotation Bureau, Inc.); or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.
2.28    “Full Value Award” means any Award with a net benefit to the Participant, without regard to any restrictions such as those described in Section 6.4(b), equal to the aggregate Fair Market Value of the total shares of Common Stock subject to the Award. Full Value Awards include Restricted Stock and Restricted Stock Units, but do not include Stock Options and SARs.
2.29    “Immediate Family Members” is defined in Section 15.8 hereof.
2.30    “Incentive” is defined in Section 2.5 hereof.
2.31    “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
2.32    “Incumbent Board” is defined in Section 2.10(b) hereof.
2.33    “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.
2.34    “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.
2.35    “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
2.36    “Other Award” means an Award issued pursuant to Section 6.9 hereof.
2.37    “Outside Director” means a director of the Company who is not an Employee or a Contractor.
2.38    “Outstanding Company Common Stock” is defined in Section 2.10(a) hereof.
2.39    “Outstanding Company Voting Securities” is defined in Section 2.10(a) hereof.
2.40    “Parent Company” means a company or other entity which as a result of a Change in Control owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.
2.41    “Participant” means an Employee, Contractor or an Outside Director to whom an Award is granted under this Plan.
2.42    “Performance Award” means an Award hereunder of cash, shares of Common Stock, units or rights based upon, payable in, or otherwise related to, Common Stock pursuant to Section 6.7 hereof.
2.43    “Performance Goal” means any of the Performance Criteria set forth in Section 6.10 hereof.
2.44    “Plan” is defined in the Preamble to the Plan.
2.45    “Prior Plan Awards” means (i) any awards under the Prior Plans that are outstanding on the Effective Date, and that on or after the Effective Date, are forfeited, expire or are canceled; and (ii) any shares subject to awards relating to Common Stock under the Prior Plans that, on or after the Effective Date are settled in cash.
2.46    “Prior Plans” means the 2015 Plan and the Company’s Restated 1996 Flexible Stock Incentive Plan as of April 4, 2016.
2.47    “Related Company” means any Subsidiary and any other entity that is directly or indirectly controlled by, in control of or under common control with the Company.

2.48    “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
2.49    “Restricted Stock Units” means units awarded to Participants pursuant to Section 6.6 hereof, which are convertible into Common Stock at such time as such units are no longer subject to restrictions as established by the Committee.
2.50    “Restriction Period” is defined in Section 6.4(b)(i) hereof.
2.51    “SAR” or “Stock Appreciation Right” means the right to receive an amount, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date the SAR is exercised (or, as provided in the Award Agreement, converted) over the SAR Price for such shares.
2.52    “SAR Price” means the exercise price or conversion price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.
2.53    “Significant Operating Unit” means a Related Company that is designated by the Committee or the Successor Company from time to time as a Significant Operating Unit for purposes of the Plan.
2.54    “Significant Operating Unit Transaction” means a merger or consolidation of a Significant Operating Unit with or into any other company, entity or person or a sale or disposition by the Company, in one transaction or a series of related transactions, of all or substantially all the Operating Unit’s assets, other than a transaction with a Subsidiary or another corporation or other entity that is controlled by the Company.
2.55    “Spread” is defined in Section 12.4(b) hereof.
2.56    “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.
2.57    “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.
2.58    “Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Change in Control or the company or other entity which as a result of a Significant Operating Unit Transaction owns the Significant Operating Unit or all or substantially all of the Significant Operating Unit’s shares or assets either directly or through one or more subsidiaries.
2.59    “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Related Company ceases to serve as an Employee of the Company and its Related Companies, for any reason; (ii) an Outside Director of the Company or a Related Company ceases to serve as a director of the Company and its Related Companies for any reason; or (iii) a Contractor of the Company or a Related Company ceases to serve as a Contractor of the Company and its Related Companies for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Contractor or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.59, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.60    “Total and Permanent Disability” means, unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, a Participant is qualified for long-term disability benefits under the Company’s or Related Company’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of twelve (12) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.60, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3
ADMINISTRATION

3.1    General Administration; Establishment of Committee. Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Membership on the Committee shall be limited to those members of the Board who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.

3.2    Designation of Participants and Awards.

(a)The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

(b)Notwithstanding Section 3.2(a), to the extent permitted by Applicable Law, the Board may, in its discretion and by a resolution adopted by the Board, authorize one or more officers of the Company (an “Authorized Officer”) to (i) designate one or more Employees or Contractors as eligible persons to whom Awards will be granted under the Plan, and (ii) determine the number of shares of Common Stock that will be subject to such Awards; provided, that the resolution of the Board granting such authority (x) shall not authorize an officer to designate himself as a recipient of any Award, and (y) must comply in all material respects with the requirements of Applicable Law, including, Section 152 of Delaware General Corporation Law or any successor thereto.

3.3    Authority of the Committee. The Committee, in its discretion, shall (i) interpret the Plan and Award Agreements, (ii) prescribe, amend, and rescind any rules and regulations, as necessary or appropriate for the administration of the Plan, (iii) establish Performance Goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The Committee’s discretion set forth herein shall not be limited by any provision of the Plan, including any provision which by its terms is applicable notwithstanding any other provision of the Plan to the contrary.

Except as set forth in Section 3.2(b) above, the Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b‑3 promulgated under the Exchange Act, Section 422 of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other Applicable Law, to the extent that any such restrictions are no longer required by Applicable Law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Contractor or Outside Director of the Company or a Related Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company or a Related Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Contractor or Outside Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which Employees, Contractors or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN

5.1    Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12 and subject to Section 5.3, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 5,563,134 shares plus any Prior Plan Awards, of which up to 5,000,000 shares of Common Stock may be delivered pursuant to Incentive Stock Options. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

5.2    Reuse of Shares. Subject to Section 5.3, to the extent that any Award under this Plan or any Prior Plan Award shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or Prior Plan Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Shares of Common Stock otherwise deliverable pursuant to an Award that are withheld upon exercise or vesting of an Award for purposes of paying the exercise price or tax withholdings (including, without limitation, any shares withheld in connection with the exercise of stock-settled SARs) shall be treated as delivered to the Participant and shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock, as, for example, a SAR that can be satisfied only by the payment of cash. Notwithstanding any provisions of the Plan to the contrary, only shares forfeited back to the Company or shares canceled on account of termination, expiration or lapse of an Award shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

5.3    Fungible Share Provision. The aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by 2.0 shares for each share delivered in settlement of Awards other than Stock Options or SARs and one share for each share delivered in settlement of Stock Options or SARs. Any shares of Common Stock that again become available for issuance under the Plan pursuant to Section 5.2 shall be added back to the Plan as 2.0 shares if such shares were subject to Awards other than Stock Options or SARs and one share if such shares were subject to Stock Options or SARs.

5.4    Limitation on Outside Director Awards. No Outside Director may be granted any Award or Awards denominated in shares that exceed in the aggregate $700,000 in Fair Market Value (such Fair Market Value computed as of the Date of Grant) in any calendar year period, plus an additional $700,000 in Fair Market Value (determined as of the Date of Grant) for one-time awards to a newly appointed or elected Outside Director. The foregoing limit shall not apply to any Award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers.

ARTICLE 6
GRANT OF AWARDS

6.1    In General.

(a)The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within the term of the Plan, as set forth in Article 10 below. The Plan shall be submitted to the Company’s stockholders for approval at the first stockholder meeting after the Board Approval Date and no Awards may be granted under the Plan prior to the Effective Date. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

(b)If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

(c)Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

6.2    Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock must be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Option granted hereunder.

6.3    Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate (if applicable) and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

6.4    Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Related Company, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent applicable and, to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.

(a)Legend on Shares. The Company shall electronically register the Restricted Stock awarded to a Participant in the name of such Participant, which shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.10 of the Plan. No stock certificate or certificates shall be issued with respect to such shares of Common Stock, unless, following the expiration of the Restriction Period (as defined in Section 6.4(b)(i)) without forfeiture in respect of such shares of Common Stock, the Participant requests delivery of the certificate or certificates by submitting a written request to the Committee (or such party designated by the Company) requesting delivery of the certificates. The Company shall deliver the certificates requested by the Participant to the Participant as soon as administratively practicable following the Company’s receipt of such request.

(b)Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i)Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations and the limitations set forth in Section 7.2 below, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii)Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon; provided that, if the right to receive dividends is awarded, then (A) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee; and (B) such cash dividends or stock dividends so withheld by the Company and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

(iii)The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of the Plan, unless otherwise established by the Committee in the Award Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on length of continuous service or such Performance Goals, as may be determined by the Committee in its sole discretion.

(iv)Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5    SARs. The Committee may grant SARs to any Participant, either as a separate Award or in connection with a Stock Option. SARs shall be subject to such terms and conditions as the Committee shall impose, provided that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a SAR issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The grant of the SAR may provide that the holder may be paid for the value of the SAR either in cash or in shares of Common Stock, or a combination thereof. In the event of the exercise of a SAR payable in shares of Common Stock, the holder of the SAR shall receive that number of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price as set forth in such SAR (or other value specified in the agreement granting the SAR), by (ii) the number of shares of Common Stock as to which the SAR is exercised, with a cash settlement to be made for any fractional shares of Common Stock. The SAR Price for any share of Common Stock subject to a SAR may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a SAR, but any such limitation shall be specified at the time that the SAR is granted. No dividends or Dividend Equivalent Rights may be paid or granted with respect to any Stock Appreciation Right granted hereunder.

6.6    Restricted Stock Units. Restricted Stock Units may be awarded or sold to any Participant under such terms and conditions as shall be established by the Committee, provided, however, that such terms and conditions are (i) not inconsistent with the Plan, and (ii) to the extent a Restricted Stock Unit issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares of Common Stock or units sold to the Participant, resell to the Company at cost) such shares or units in the event of Termination of Service during the period of restriction.

6.7    Performance Awards.

(a)The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.

If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

(b)Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company or a Related Company for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

6.8    Dividend Equivalent Rights. The Committee may grant a Dividend Equivalent Right to any Participant, either as a component of another Award (to the extent permitted under the Plan) or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award; provided that (i) any Dividend Equivalent Rights with respect to such Award shall be withheld by the Company for the Participant’s account until such Award is vested, subject to such terms as determined by the Committee; and (ii) such Dividend Equivalent Rights so withheld by the Company and attributable to any particular Award shall be distributed to such Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalent Rights, if applicable, upon vesting of the Award and if such Award is forfeited, the Participant shall have no right to such Dividend Equivalent Rights. No Dividend Equivalent Rights may be paid or granted with respect to any Stock Option or SAR.

6.9    Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by Applicable Law, or for such other consideration as may be specified by the grant.

6.10    Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Award and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which may consist of one or more or any combination of the following criteria: cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); cost; working capital; earnings (and any variations thereon, including, without limitation, earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization, and stock-based compensation or other similar expenses; operating earnings); earnings per share; book value per share; share price; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues (and any variations thereon, including, without limitation, gross revenues; net revenues; revenues from products); expenses (and any variations thereon); assets under management; fees based on assets under management; monetized units or products; sales (and any variations thereon); operating margins; gross margins; return on assets; return on equity; debt; debt plus equity; credit quality or debt ratings; profit (and any variations thereon) market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; capital expenditures; operational improvements; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence; (ii) gains or losses acquisitions or divestitures, (iii) asset write-downs; (iv) litigation or claim judgments or settlements; (v) foreign exchange gains and losses; (vi) impairments; (vi) changes in tax or accounting regulations or laws, (vii) the effect of a merger or acquisition, any reorganization or restructuring programs; or (viii) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.

6.11    Tandem Awards. The Committee may grant two or more Incentives in one Award in the form of a “tandem Award,” so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to one hundred (100) shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of one hundred (100) shares of Common Stock.

6.12    No Repricing of Stock Options or SARs. The Committee may not “reprice” any Stock Option or SAR. For purposes of this Section 6.12, “reprice” means any of the following or any other action that has the same effect: (i) amending a Stock Option or SAR to reduce its Option Price or SAR Price, respectively, (ii) canceling a Stock Option or SAR at a time when its Option Price or SAR Price, respectively, exceeds the Fair Market Value of a share of Common Stock in exchange for cash or a Stock Option, SAR, award of Restricted Stock or other equity award, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Section 6.12 shall prevent the Committee from making adjustments pursuant to Article 11, from exchanging or cancelling Incentives pursuant to Article 12, or substituting Incentives in accordance with Article 14.

6.13    Recoupment for Restatements. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, as set forth in the Company’s clawback policy, if any, approved by the Company’s Board from time to time.

ARTICLE 7
AWARD PERIOD; VESTING

7.1    Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award

Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

7.2    Vesting. The Committee, in its sole discretion, shall establish the vesting terms applicable to an Incentive, provided that any such vesting terms shall not be inconsistent with the terms of the Plan, including, without limitation, this Section 7.2. Except as otherwise provided herein, no Incentive (nor any portion of an Incentive, even on a pro rata basis) may vest earlier than one (1) year after the Date of Grant; provided, however, with respect to grants of Awards made on the date of an Annual Stockholders Meeting to Outside Directors, such one (1) year vesting period shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the Date of Grant or the first Annual Stockholders Meeting following the Date of Grant. Except as otherwise provided herein, the Committee may not accelerate the date on which all or any portion of an Award may be vested or waive the Restriction Period on a Full Value Award except upon (i) the Participant’s death or Total and Permanent Disability; (ii) retirement (as such term is defined in the Participant’s applicable Award Agreement); or (iii) upon a Change in Control. Notwithstanding the foregoing, the Committee may, in its sole discretion, grant Awards with more favorable vesting provisions than set forth in this Section 7.2, provided that the shares of Common Stock subject to such Awards shall be Exempt Shares.

ARTICLE 8
EXERCISE OR CONVERSION OF INCENTIVE

8.1    In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement.

8.2    Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.

8.3    Exercise of Stock Option.

(a)In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

(b)Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Award is to be exercised (the “Exercise Notice”) and the date of exercise thereof (the “Exercise Date”), and with respect to any Stock Option shall be the date that the Participant has delivered both the Exercise Notice and consideration to the Company with a value equal to the total Option Price of the shares to be purchased (plus any employment tax withholding or other tax payment due with respect to such Award), payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (i) in cash; (ii) by wire transfer or check acceptable to the Company; (iii) if permitted by the Committee, having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Stock Option that have an aggregate Fair Market Value equal to the aggregate Option Price of the shares being purchased under the Stock Option; (iv) if permitted by the Committee, tendering (either actually or, so long as the shares are registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate Option Price of the shares being purchased under the Stock Option; (v) unless the Committee determines otherwise and so long as the shares are registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, by delivery of a properly executed Exercise Notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to promptly deliver to the Company the amount of proceeds to pay the aggregate Option Price; or (vi) such other consideration as the Committee may permit, in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered. If the Participant fails to deliver the consideration described in this Section 8.3(b) within three (3) business days of the date of the Exercise Notice, then the Exercise Notice shall be null and void and the Company will have no obligation to deliver any shares of Common Stock to the Participant in connection with such Exercise Notice.

(c)Issuance of Certificate. Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of his or her death), but shall not issue certificates for the Common Stock unless the Participant or such other person requests delivery of the certificates for the Common Stock, in writing in accordance with the procedures established by the Committee. The Company shall deliver certificates to the Participant (or the person exercising the Participant’s Stock Option in the event of his or her death) as soon as administratively practicable following the Company’s receipt of a written request from the Participant or such other person for delivery of the certificates. Notwithstanding the forgoing, if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. Any obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

(d)Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Participant.

8.4    SARs. Subject to the conditions of this Section 8.4 and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery of an Exercise Notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the Exercise Date thereof. Subject to the terms of the Award Agreement and only if permissible under Section 409A of the Code and the regulations or other guidance issued thereunder (or, if not so permissible, at such time as permitted by Section 409A of the Code and the regulations or other guidance issued thereunder), the Participant shall receive from the Company in exchange therefor in the discretion of the Committee, and subject to the terms of the Award Agreement:

(a)cash in an amount equal to the excess (if any) of the Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered;

(b)that number of shares of Common Stock having an aggregate Fair Market Value (as of the Exercise Date, or if provided in the Award Agreement, conversion, of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests; or

(c)the Company may settle such obligation in part with shares of Common Stock and in part with cash. The distribution of any cash or Common Stock pursuant to the foregoing sentence shall be made at such time as set forth in the Award Agreement.

8.5    Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 9
AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the

Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 421 and 422 of the Code, including any successors to such Sections, or other Applicable Law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 10
TERM

The Plan shall be effective from the Effective Date. Unless sooner terminated by action of the Board, the Plan will terminate on the tenth anniversary of the Effective Date, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 11
CAPITAL ADJUSTMENTS

In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the Option Price of each outstanding Award, (iv) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4, and (v) the number of or SAR Price of shares of Common Stock then subject to outstanding SARs previously granted and unexercised under the Plan, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 12
RECAPITALIZATION, MERGER AND CONSOLIDATION

12.1    No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2    Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

12.3    Exchange of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the Successor Company, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

12.4    Cancellation of Awards. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event a Successor Company does not agree to convert, assume, substitute for or replace the Awards, then all such Awards granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any dissolution or liquidation of the Company, by either:

(a)giving notice to each holder thereof or his personal representative of its intention to cancel those Awards for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Awards, including in the Board’s discretion some or all of the shares as to which such Awards would not otherwise be vested and exercisable; or

(b)in the case of Awards that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Award to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Award. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Awards shall be made, such as deeming the Awards to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Awards as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c)For the avoidance of doubt, nothing in this Section 12.4 requires all outstanding Awards to be treated similarly.

An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.

ARTICLE 13
LIQUIDATION OR DISSOLUTION

Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.

ARTICLE 14
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees, independent contractors or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Contractors or Outside Directors of the Company or any Related Company as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted.

ARTICLE 15
MISCELLANEOUS PROVISIONS

15.1    Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

15.2    No Right to Continued Employment. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Related Company.

15.3    Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation to the fullest extent provided by law. Except to the extent required by any unwaiveable requirement under applicable law, no member of the Board or the Committee (and no Related Company of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any Person claiming by and through any Participant) as a result of this Plan, any Award Agreement or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting an Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Related Company of the Company arising out of this Plan.

15.4    Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

15.5    Compliance with Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including, without limitation, Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

15.6    Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

15.7    Tax Requirements. The Company or, if applicable, any Related Company (for purposes of this Section 15.7, the term “Company” shall be deemed to include any applicable Related Company), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made by (i) paying cash to the Company; (ii) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant; (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant having a Fair Market Value equal to the tax withholding obligations; (iv) surrendering a number of shares of Common Stock the Participant already owns having a Fair Market Value equal to the tax withholding obligations; or (v) any combination of (i), (ii), (iii) or (iv). The value of the shares so withheld or tendered may not exceed the Company’s minimum required tax withholding rate. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.

15.8    Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.8 that is not required for compliance with Section 422 of the Code.

Except as otherwise provided herein, Awards may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option or SAR to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the Participant and/or Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Nonqualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options and SARs shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Stock Option or SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option or SAR that has been transferred by a Participant under this Section 15.8.

15.9    Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

15.10    Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE.”

On the reverse:

“THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN BLUCORA, INC. 2018 LONG-TERM INCENTIVE PLAN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN IRVING, TEXAS. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID PLAN. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID PLAN.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.”

15.11    Governing Law. The Plan shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws, rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Plan to the laws of another state). A Participant’s sole remedy for any Claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Related Company of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Related Company of the Company. The individuals and entities described above in this Section 15.11 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 15.11.

A copy of this Plan shall be kept on file in the principal office of the Company in Irving, Texas.

***************

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of April 6, 2018, by its President and Chief Executive Officer pursuant to prior action taken by the Board.

BLUCORA, INC.

By:        /s/ John S. Clendening
Name:    John S. Clendening
Title:        President and Chief Executive Officer

Appendix C

SECOND AMENDMENT
TO THE
BLUCORA, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN

This Second Amendment to the Blucora, Inc. 2016 Employee Stock Purchase Plan (this “Amendment”), is adopted by action of the Compensation Committee of the Board of Directors (the “Committee”) of Blucora, Inc., a Delaware corporation (the “Company”), subject to and to be effective upon the approval of the stockholders of the Company. Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Blucora, Inc. 2016 Employee Stock Purchase Plan (as amended, the “Plan”).

WHEREAS, upon obtaining requisite stockholder approval, Section 16 of the Plan permits the Committee to amend the Plan, to increase the total number of shares as to which Options may be granted under the Plan;

WHEREAS, under the Plan, the maximum number of shares of Common Stock that may be delivered pursuant to the exercise of Options granted under the Plan is 1,000,000 shares, of which 652,109 shares currently remain available for issuance pursuant to the Plan; and

WHEREAS, the Committee desires to approve and adopt the Amendment, subject to stockholder approval of the Amendment, to increase the number of shares available for issuance under the Plan by 350,000 shares.

NOW, THEREFORE, in accordance with Section 16 of the Plan, effective upon stockholder approval of the Amendment (such date, the “Amendment Effective Date”), the Committee hereby amends the Plan as follows:

1.Section 4 of the Plan is hereby amended by deleting said section in its entirety and replacing it with the following new Section 4:

Section 4.    STOCK SUBJECT TO PLAN

Subject to adjustment from time to time as provided in Section 20, a maximum of 1,350,000 shares of Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares. Any shares of Stock subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

2.Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of March 31, 2020 by its President and Chief Executive Officer, pursuant to prior action taken by the Committee.

BLUCORA, INC.

By:       /s/ Christopher W. Walters
Name:    Christopher W. Walters
Title:        President and Chief Executive Officer

BLUCORA, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN

(As amended on June 7, 2018)

SECTION 1. PURPOSE
The purposes of the Blucora, Inc. 2016 Employee Stock Purchase Plan (the “Plan”) are (a) to assist employees of Blucora, Inc., a Delaware corporation (the “Company”), and its designated subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and (b) to encourage employees to remain in the employ of the Company and its designated subsidiary corporations.
SECTION 2. DEFINITIONS
For purposes of the Plan, the following terms shall be defined as set forth below.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Company’s Compensation Committee.
“Company” means Blucora, Inc., a Delaware corporation.
“Designated Subsidiary” has the meaning set forth under the definition of “Eligible Employee” in this Section 2.
“Eligible Compensation” means all regular cash compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.
“Eligible Employee” means any employee of the Company or any domestic Subsidiary Corporation or any other Subsidiary Corporation designated by the Board or the Committee (a “Designated Subsidiary”) who is in the employ of the Company (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:
(a)the employee does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company, taking into account any attribution of stock ownership to such employee under Code Section 424(d); and

(b)the employee’s customary employment is for more than 20 hours per week; provided, however, that the Plan Administrator, in its discretion, may determine from time to time, prior to an Offering Date for all Options to be granted on such Offering Date in an Offering (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulations Section 1.423-2), that this minimum requirement may be decreased or that the definition of Eligible Employee shall be subject to additional eligibility requirements, consistent with Code Section 423.

If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this definition shall also be considered Eligible Employees. For purposes of the Plan, if the Company, a Parent Corporation or a Subsidiary Corporation owns an entity that is a disregarded entity pursuant to Treasury Regulations Section 301.7701-3 (including if such ownership is through other disregarded entities), employees of such disregarded entity shall be treated as employees of the Company, such Parent Corporation or such Subsidiary Corporation, as the case may be.
“Enrollment Period” has the meaning set forth in Section 7.1.
“ESPP Broker” has the meaning set forth in Section 10.1
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Offering” has the meaning set forth in Section 5.1.

“Offering Date” means the first day of an Offering.

“Offering Period” has the meaning set forth in Section 5.1.
“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.
“Parent Corporation” means any corporation (including any entity treated as a corporation pursuant to Treasury Regulations Section 301.7701-3), other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. “Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.
“Plan” means the Blucora, Inc. 2016 Employee Stock Purchase Plan.
“Plan Administrator” has the meaning set forth in Section 3.1.
“Purchase Date” means the last day of each Purchase Period.
“Purchase Period” has the meaning set forth in Section 5.2.
“Purchase Price” has the meaning set forth in Section 6.
“Securities Act” means the Securities Act of 1933, as amended.
“Stock” means the common stock of the Company.
“Subscription” has the meaning set forth in Section 7.1.
“Subsidiary Corporation” means any corporation (including any entity treated as a corporation pursuant to Treasury Regulations Section 301.7701-3), other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Treasury Regulations” means the regulations promulgated under the Code.
SECTION 3. ADMINISTRATION
3.1     Plan Administrator
The Plan shall be administered by the Board, the Committee or any Company group or executive officer of the Company designated by the Board or the Committee as responsible for administering all or a portion of the Plan, except for those items expressly reserved to the Board or the Committee under the Plan. All references in the Plan to the “Plan Administrator” shall be, as applicable, to the Board, the Committee, or any Company group or executive officer designated as responsible for administering all or a portion of the Plan. Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.
3.2     Administration and Interpretation by the Plan Administrator
Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless revised by the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s other officers or employees as the Plan Administrator so determines.

SECTION 4. STOCK SUBJECT TO PLAN
Subject to adjustment from time to time as provided in Section 20, a maximum of 1,000,000 shares of Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares. Any shares of Stock subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

SECTION 5. OFFERING DATES
5.1     Offering Periods
(a)Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an “Offering”). An “Offering Period” is the period for an Offering commencing and ending on the dates designated as set forth in this Section 5.1.

(b)The first Offering Period shall begin on August 1, 2016 and shall end on January 31, 2017. Prior to August 1, 2018, the Offering Periods shall run from February 1 through July 31 and from August 1 through January 31 of each year. Starting with the Offering Period commencing on August 1, 2018, the Offering Periods under the Plan shall run from November 15 through May 14 and from May 15 through November 14 of each year, with the first such Offering Period running from August 1, 2018 through November 14, 2018.

(c)Notwithstanding the foregoing, the Board or the Committee may establish (i) a different term for one or more Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering Period may not exceed 27 months. The Offering Period may but need not be the same as the Purchase Period, as determined by the Plan Administrator.

(d)In the event that the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering Period. Eligible Employees may not participate in more than one Offering at a time.

5.2     Purchase Periods
Each Offering Period shall consist of one or more consecutive purchase periods (each, a “Purchase Period”). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Except as otherwise set forth below, (i) prior to August 1, 2018, each Purchase Period shall commence on February 1 and August 1 of each year and end on the next July 31 and January 31, respectively, and (ii) starting with the Purchase Period commencing on August 1, 2018, each Purchase Period under the Plan shall commence on November 15 and May 15 of each year and end on the next May 14 and November 14, respectively, with the first such Purchase Period commencing on August 1, 2018 and ending on November 14, 2018. Notwithstanding the foregoing, the Board or the Committee may establish (a) a different term for one or more Purchase Periods and (b) different commencing and ending dates for any such Purchase Period; provided, however, that a Purchase Date shall in no event occur later than 27 months after the applicable Offering Date. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.
5.3     Conditions on the Issuance of Shares
Notwithstanding any other provision of the Plan to the contrary, the Company shall have no obligation to issue or deliver any shares of Stock with respect to an Option granted pursuant to the Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law (including, without limitation, the requirements of the Securities Act, the Exchange Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange upon which the Stock may then be listed.

SECTION 6. PURCHASE PRICE
The purchase price (the “Purchase Price”) at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. For purposes of the Plan, the “fair market value” of the Stock on a given date shall be the closing price for the Stock on any given date during regular session trading as reported for such day by the NASDAQ Global Select Market, the New York Stock Exchange or other trading market on which the Company’s Stock may then be traded (the “Exchange”). If no sales of the Stock were made on the Exchange on such day, “fair market value” shall mean the closing price for the Stock as reported for the next preceding day on which sales of the Stock were made on the Exchange. If the Stock is not listed on an Exchange, the Board shall designate an alternative method of determining the fair market value of the Stock.

SECTION 7. PARTICIPATION IN THE PLAN
7.1     Initial Participation
An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the “Enrollment Period”) a subscription (the “Subscription”):
(a)indicating the Eligible Employee’s election to participate in the Plan;

(b)authorizing payroll deductions and stating the amount to be deducted regularly from the Participant’s pay; and

(c)authorizing the purchase of Stock for the Participant in each Purchase Period.

An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering Period. The Company may, from time to time, change the Enrollment Period for any future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

7.2     Continued Participation
A Participant shall automatically participate in the next Offering Period until such time as such Participant withdraws from the Plan pursuant to Section 11.1 or 11.2 or terminates employment as provided in Section 12.
SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES
8.1     Number of Shares Purchased
(a)On each Offering Date, a Participant shall be deemed to have been granted an Option to purchase a maximum number of shares of the Stock of the Company equal to an amount determined as follows: an amount equal to $25,000 divided by the fair market value of the Stock of the Company on the applicable Offering Date; provided, however, no Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 8.1). The Company shall have the authority to take all necessary action, including but not limited to suspending the payroll deductions of any Participant, in order to ensure compliance with this Section 8.1.

(b)Notwithstanding any other provision of the Plan to the contrary, the Board or the Committee, in its discretion, may establish from time to time, prior to an Offering Date for a future Offering, a maximum aggregate number of shares of Stock that may be purchased under the Plan by all Participants with respect to any Offering Period, such limit subject to adjustment from time to time as provided in Section 20; provided, however, that the Board or the Committee, in its discretion, may determine from time to time, prior to an Offering Date for a future Offering, that any such limit shall be increased, decreased or eliminated.

8.2     Pro Rata Allocation
In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may not be issued under the Plan unless the Plan Administrator determines otherwise for future Offering Periods.
SECTION 9. PAYMENT OF PURCHASE PRICE
9.1     General Rules
Subject to Section 9.12, Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant’s Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant’s Subscription.
9.2     Change Notices
During an Offering Period, a Participant may elect to decrease, but not increase, the amount withheld from his or her compensation by filing an amended Subscription with the Company on or before the change notice date. The change notice date shall initially be the seventh day prior to the end of the first pay period for which such election is to be effective; provided, however, that the Plan Administrator may change such change notice date from time to time. Unless otherwise determined by the Plan Administrator for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Offerings; provided, however, that notice of such election must be delivered to the Plan Administrator in such form and in accordance with such terms as the Plan Administrator may establish for an Offering.
9.3     Percent Withheld
The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least 1% but shall not exceed 15% of the Participant’s Eligible Compensation for such pay period. Amounts shall be withheld in whole percentages only.
9.4     Payroll Deductions
Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.
9.5     Memorandum Accounts
Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant’s compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.
9.6     No Interest
No interest shall be paid on payroll deductions received or held by the Company.
9.7     Acquisition of Stock
On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of shares of Stock arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the number of shares of Stock purchased by the Participant shall not exceed the number of whole shares of Stock so determined, unless the Plan Administrator has determined for any future Offering that fractional shares may be issued under the Plan; and provided, further, that the number of shares of Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.
9.8     Refund of Excess Amounts
Any cash balance remaining in the Participant’s account at the termination of each Purchase Period shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest; provided, however, that if the Participant participates in the next Purchase Period, any cash balance remaining in the Participant’s account shall be applied to the purchase of Stock in the new Purchase Period, provided such purchase complies with Section 8.1.
9.9     Withholding Obligations
At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.
9.10     Termination of Participation
No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated on or before such Purchase Date.
9.11     Procedural Matters
The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in
Section 9.2, (b) an exchange ratio applicable to amounts withheld in a currency other than
U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.
9.12     Leaves of Absences
During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by delivering cash payments to the Plan Administrator on the
Participant’s normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.
SECTION 10. STOCK PURCHASED UNDER THE PLAN
10.1     ESPP Broker
If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant’s name with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but in the absence of such a disposition, the shares of Stock must remain in the Participant’s account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Stock for which the Code Section 423 holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.
10.2     Notice of Disposition
By entering the Plan, each Participant agrees to promptly give the Company notice of any Stock disposed of within the later of one year from the Purchase Date and two years from the
Offering Date for such Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11. VOLUNTARY WITHDRAWAL
11.1     Withdrawal From an Offering
A Participant may withdraw from an Offering by signing and delivering to the Plan Administrator a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal must be elected at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in any earlier Purchase Periods. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

11.2     Withdrawal From the Plan
A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Plan Administrator. Such notice must be delivered at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

11.3     Return of Payroll Deductions
Upon withdrawal from an Offering pursuant to Section 11.1 or from the Plan pursuant to Section 11.2, the withdrawing Participant’s accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.
SECTION 12. TERMINATION OF EMPLOYMENT
Termination of a Participant’s employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant’s participation in the Plan. The payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative or designated beneficiary as provided in Section 13.2, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.
SECTION 13. RESTRICTIONS UPON ASSIGNMENT
13.1     Transferability
An Option granted under the Plan shall not be transferable other than by will, by the applicable laws of descent and distribution or as provided in Section 13.2, and such Option shall be exercisable during the Participant’s lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will, by the applicable laws of descent and distribution or as provided in Section 13.2, of the Participant’s interest in the Plan, of his or her Option or of any rights under his or her Option.
13.2     Beneficiary Designation
The Plan Administrator may permit a Participant to designate a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, the Plan Administrator may permit a Participant to designate a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Plan Administrator.

SECTION 14. NO RIGHTS OF STOCKHOLDER UNTIL SHARES ISSUED
With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, a certificate, or its equivalent, for shares have been issued to the Participant following exercise of the Participant’s Option.
SECTION 15. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN
The Plan is intended to provide Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable federal and state securities laws and the Company’s insider trading policy. A Participant assumes the risk of any market fluctuations in the price of the Stock.
SECTION 16. AMENDMENT OR DISCONTINUANCE OF THE PLAN
The Board or the Committee shall have the right at any time and without notice to amend, modify, suspend or terminate the Plan; provided, however, that, no employee’s existing rights under any Offering already made under Section 5 may be adversely affected thereby; and provided, further, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment of the Plan that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation. During any period of suspension or upon termination of the Plan, no Options shall be granted.
SECTION 17. TERMINATION OF THE PLAN
The Plan shall terminate at the earliest of the following:
(a)May 24, 2026; or
(b)The date the Board or the Committee acts to terminate the Plan in accordance with Section 16.

SECTION 18. NO RIGHTS AS AN EMPLOYEE
Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company or a Parent Corporation or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 19. EFFECT UPON OTHER PLANS
The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, a Parent Corporation or a Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or a Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
SECTION 20. ADJUSTMENTS
20.1     Adjustment of Shares
In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company’s stockholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Stock subject to the Plan as set forth in Section 4, (ii) the aggregate maximum number and kind of shares of Stock that may be issued with respect to any Offering Period, and (iii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

20.2     Merger, Acquisition or Liquidation of the Company
In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company’s assets, or the liquidation or dissolution of the Company, the Purchase Date with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Board or the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Code Section 424(a).
20.3     Limitations
The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 21. REGISTRATION; CERTIFICATES FOR SHARES
The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.
SECTION 22. EQUAL RIGHTS AND PRIVILEGES
All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Code Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan that is intended to comply with Code Section 423 that is inconsistent with Code Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of Code Section 423. This Section 22 shall take precedence over all other provisions in the Plan.
SECTION 23. NON-U.S. JURISDICTIONS
Without amending the Plan, and to the extent permitted by Code Section 423 without impacting the qualification of the Plan or any Options thereunder, the Committee may establish procedures to grant options or otherwise provide benefits to eligible employees of affiliates of the Company with non-U.S. employees (other than Designated Subsidiaries) on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and the Committee shall have the authority to adopt such modifications, procedures, separate offerings, subplans and the like as may be necessary or desirable (a) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any of its affiliates may operate or have employees, (b) to ensure the viability of the benefits from the Plan to employees employed in such countries or jurisdictions, and (c) to meet the objectives of the Plan. Notwithstanding anything to the contrary herein, any such actions taken by the Committee with respect to eligible employees of any participating affiliate may be treated as a separate offering under Code Section 423 or a subplan outside of an “employee stock purchase plan” under Code Section 423 and not subject to the requirements of Code Section 423 set forth in the Code and the Plan.
SECTION 24. CODE SECTION 409A
The Plan is intended to be exempt from the application of Code Section 409A, and any ambiguities herein will be interpreted to maintain such exemption. In furtherance of the foregoing and notwithstanding any other provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Code Section 409A or that any provision of the Plan would cause an Option under the Plan to be subject to Code Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action that the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option to purchase Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that any Option to purchase Stock under the Plan is exempt from or compliant with Code Section 409A.

SECTION 25. CHOICE OF LAW AND VENUE
The Plan, all Options granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Delaware.
SECTION 26. EFFECTIVE DATE
The Plan’s effective date is the date on which it is approved by the Company’s stockholders.

***************

BLUCORA

ANNUAL MEETING OF BLUCORA, INC.

Date: Thursday, May 21, 2020
Time: 9:00 A.M. (Central Daylight Time)
Access: Our 2020 Annual Meeting can be accessed virtually at: www.proxydocs.com/BCOR

Please make your marks like this: ☒ **Use dark black pencil or pen only**

1: Election of Directors

	For	Against	Abstain	Directors Recommend
01 Steven Aldrich	☐	☐	☐	For
02 Mark A. Ernst	☐	☐	☐	For
03 E. Carol Hayles	☐	☐	☐	For
04 John MacIlwaine	☐	☐	☐	For
05 Georganne C. Proctor	☐	☐	☐	For
06 Jana R. Schreuder	☐	☐	☐	For
07 Christopher W. Walters	☐	☐	☐	For
08 Mary S. Zappone	☐	☐	☐	For

	For	Against	Abstain	
2: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.	☐	☐	☐	For
3: Approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as disclosed in the Proxy Statement.	☐	☐	☐	For
4: Approve an amendment to the Blucora, Inc. 2018 Long-Term Incentive Plan	☐	☐	☐	For
5: Approve an amendment to the Blucora, Inc. 2016 Employee Stock Purchase Plan	☐	☐	☐	For

To attend the Annual Meeting of Blucora, Inc., please visit www.proxypush.com/BCOR to register for the virtual meeting

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Please Sign Here	Please Date Above
Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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BLUCORA

Annual Meeting of Blucora, Inc. to be held on Thursday, May 21, 2020 for Holders as of March 23, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To: **www.proxypush.com/BCOR**
- Cast your vote online.
- **Have your Proxy Card/Voting Instruction Form ready.**
- View meeting documents.

OR

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Call **866-437-3802**
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OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
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- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned stockholder(s) of Blucora, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 9, 2020, and hereby appoints Ann J. Bruder as proxy and attorney-in-fact, with full power of substitution, on behalf and in the same of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Blucora, Inc. to be held in a virtual meeting format only, via a live webcast which can be accessed at www.proxydocs.com/BCOR, on May 21, 2020 at 9:00 A.M., Central Daylight Time, and at any postponement, adjournment or recess thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and on such other matters as may be properly brought before the meeting or any adjournment, postponement or recess thereof, conferring authority upon such attorney-in-fact to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, and 5.

PROXY TABULATOR FOR

BLUCORA, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Revocable Proxy — Blucora, Inc.
Annual Meeting of Stockholders
May 21, 2020 9:00 A.M. (Central Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder(s) of Blucora, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 9, 2020, and hereby appoints Ann J. Bruder as proxy and attorney-in-fact, with full power of substitution, on behalf and in the same of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Blucora, Inc. to be held in a virtual meeting format only, via a live webcast which can be accessed at www.proxydocs.com/BCOR, on May 21, 2020 at 9:00 A.M., Central Daylight Time, and at any postponement, adjournment or recess thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees specified in Proposal 1 and FOR Proposals 2, 3, 4, and 5.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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